Exhibit 2.1

                               PURCHASE AGREEMENT

                                  by and among

                              ALMOST FAMILY, INC.,

                        CARETENDERS OF CINCINNATI, INC.,

                        ADULT DAY CARE OF MARYLAND, INC.,

                         CARETENDERS OF COLUMBUS, INC.,

                        CARETENDERS OF NEW JERSEY, INC.,

                     CARETENDERS OF SOUTHWEST FLORIDA, INC.,

                      CARETENDERS OF WEST PALM BEACH, INC.,

                                       AND

                       ADULT DAY CARE OF LOUISVILLE, INC.,

                                   as Seller,

                                       and


                               Active Day FL, Inc.

                               Active Day OH, Inc.

                               Active Day MD, Inc.

                               Active Day KY, Inc.

                             Active Day Fleet, Inc.


                                    as Buyer


                                       and


                           Active Service Corporation


                                   as Parent,


                           dated as of August 3, 2005





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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II PURCHASE AND SALE OF PURCHASED ASSETS AND ASSUMPTION OF LIABILITIES...................................12
   Section 2.1       Purchase and Sale of Purchased Assets.......................................................12
   Section 2.2       Assignment and Assumption of Liabilities....................................................12

ARTICLE III CLOSING..............................................................................................12
   Section 3.1       Closing.....................................................................................12
   Section 3.2       Purchase Price; Adjustment Amount...........................................................12
   Section 3.3       Deliveries by Buyer.........................................................................14
   Section 3.4       Deliveries by Seller........................................................................14
   Section 3.5       Consents....................................................................................15
   Section 3.6       Tax Allocations.............................................................................16
   Section 3.7       Transfer Taxes..............................................................................17

ARTICLE IV SELLER'S REPRESENTATIONS AND WARRANTIES...............................................................17
   Section 4.1       Organization and Good Standing..............................................................17
   Section 4.2       Corporate Authorization.....................................................................17
   Section 4.3       Charter Documents...........................................................................17
   Section 4.4       Sufficiency of Assets.......................................................................18
   Section 4.5       Condition of Assets.........................................................................18
   Section 4.6       Consents by Governmental Authorities........................................................18
   Section 4.7       No Conflict.................................................................................18
   Section 4.8       Title to and Use of Property................................................................18
   Section 4.9       Permits.....................................................................................19
   Section 4.10      Claims and Proceedings......................................................................19
   Section 4.11      Intellectual Property.......................................................................19
   Section 4.12      Material Contracts..........................................................................20
   Section 4.13      Employee Benefits Plans.....................................................................22
   Section 4.14      Taxes.......................................................................................22
   Section 4.15      Environmental Matters.......................................................................23
   Section 4.16      Compliance with Applicable Laws.............................................................23
   Section 4.17      Certain Financial Information...............................................................23
   Section 4.18      Undisclosed Liabilities.....................................................................23
   Section 4.19      Accounts Receivable; Accounts Payable.......................................................24
   Section 4.20      Business Activity Restriction...............................................................24
   Section 4.21      Employees...................................................................................24
   Section 4.22      No Agency Action or Enforcement.............................................................25
   Section 4.23      Health Care Licenses........................................................................26
   Section 4.24      Third Party Reimbursement...................................................................27
   Section 4.25      HIPAA Compliance............................................................................27
   Section 4.26      Billing Practices...........................................................................27
   Section 4.27      Regulatory Compliance.......................................................................27
   Section 4.28      Intentionally Omitted.......................................................................29
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   Section 4.29      Broker's Fees...............................................................................29
   Section 4.30      Absence of Certain Changes or Events........................................................29
   Section 4.31      Intentionally Omitted.......................................................................30
   Section 4.32      Books and Records...........................................................................30
   Section 4.33      Affiliate and Representative Transactions...................................................30
   Section 4.34      Insurance...................................................................................31
   Section 4.35      Real and Leased Properties..................................................................31
   Section 4.36      Changes in Suppliers........................................................................32
   Section 4.37      Rates and Reimbursement Policies............................................................32
   Section 4.38      Guarantees, Warranties and Discounts........................................................32
   Section 4.39      Disclosure..................................................................................32

ARTICLE V BUYER'S AND PARENT'S REPRESENTATIONS AND WARRANTIES....................................................33
   Section 5.1       Organization and Good Standing..............................................................33
   Section 5.2       Corporate Authorization.....................................................................33
   Section 5.3       No Breach...................................................................................33
   Section 5.4       Broker's Fees...............................................................................34
   Section 5.5       Claims and Proceedings......................................................................34

ARTICLE VI COVENANTS.............................................................................................34
   Section 6.1       Covenants of Seller.........................................................................34
   Section 6.2       Covenants of Buyer and Parent...............................................................38
   Section 6.3       Mutual Covenants............................................................................40

ARTICLE VII CONDITIONS...........................................................................................44
   Section 7.1       Conditions to Obligation of Each Party to Effect the Transactions Contemplated by this
                     Agreement...................................................................................44
   Section 7.2       Conditions to the Obligation of Seller......................................................44
   Section 7.3       Conditions to the Obligation of Buyer and Parent............................................45

ARTICLE VIII SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION........................................................46
   Section 8.1       Survival; Right to Indemnification..........................................................46
   Section 8.2       Seller's Indemnity..........................................................................46
   Section 8.3       Buyer's Indemnity...........................................................................47
   Section 8.4       Procedure for Indemnification - Third Party Claims..........................................47
   Section 8.5       Procedure for Indemnification - Other Claims................................................49
   Section 8.6       Time Limitations............................................................................49
   Section 8.7       Limits on Indemnification...................................................................49
   Section 8.8       Purchase Price Adjustment...................................................................50
   Section 8.9       No Double Recovery..........................................................................50

ARTICLE IX TAX LIABILITY.........................................................................................50
   Section 9.1       Liability for Taxes.........................................................................50

ARTICLE X RECORDS/LITIGATION AND TAX MATTERS.....................................................................51
   Section 10.1      Records/Litigation..........................................................................51
   Section 10.2      Tax Disclosure Authorization................................................................52

ARTICLE XI TERMINATION RIGHTS....................................................................................52
   Section 11.1      Termination Rights..........................................................................52
   Section 11.2      No Requirement To Terminate.................................................................52
   Section 11.3      Effect of Termination.......................................................................53

ARTICLE XII MISCELLANEOUS........................................................................................53
   Section 12.1      Further Assurances..........................................................................53
   Section 12.2      Notices.....................................................................................53
   Section 12.3      Governing Law; Submission to Jurisdiction...................................................54
   Section 12.4      WAIVER OF JURY TRIAL........................................................................55
   Section 12.5      Entire Agreement............................................................................55
   Section 12.6      Assignment..................................................................................55
   Section 12.7      Amendment and Waiver........................................................................55
   Section 12.8      Expenses....................................................................................55
   Section 12.9      Headings....................................................................................56
   Section 12.10     Counterparts................................................................................56
   Section 12.11     Severability................................................................................56
   Section 12.12     No Third Party Beneficiaries................................................................56

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


                                    EXHIBITS
                                       TO
                               PURCHASE AGREEMENT



                A.      Assignment and Assumption Agreement

                B.      Bill of Sale

                C.      Transition Services Agreement

                D.      Allocation Schedule (to be delivered prior to closing)

                E.      Non Competition/Non Solicitation Agreement

                F.      Trademark License Agreement

                G.      Copyright Assignment

                H.      Software License Agreement

                I.      Escrow Agreement





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                                  SCHEDULES TO
                               PURCHASE AGREEMENT



         Schedule 3.2                                         Purchase Price; Adjustment Amount
         Schedule 3.5                                         Consents
         Schedule 4.1                                         Organization and Good Standing
         Schedule 4.2                                         Corporate Authorization
         Schedule 4.3                                         Charter Documents
         Schedule 4.4                                         Sufficiency of Assets
         Schedule 4.5                                         Condition of Assets
         Schedule 4.6                                         Consents/Governmental Authorities
         Schedule 4.7                                         No Conflict
         Schedule 4.8                                         Title to and Use of Property
         Schedule 4.9                                         Permits
         Schedule 4.10                                        Claims and Proceedings
         Schedule 4.11 (a), (d), (f), (g), (h) and (i)        Intellectual Property
         Schedule 4.12 (a), (b) and (c)                       Material Contracts
         Schedule 4.13 (a) and (c)                            Employee Benefits Plans
         Schedule 4.14                                        Taxes
         Schedule 4.15                                        Environmental Matters
         Schedule 4.16                                        Compliance and Applicable Laws
         Schedule 4.17 (b)                                    Certain Financial Information
         Schedule 4.18                                        Undisclosed Liabilities
         Schedule 4.19 (b)                                    Accounts Receivable; Accounts Payable
         Schedule 4.20                                        Business Activity Restriction
         Schedule 4.21 (b)                                    Employees
         Schedule 4.22 (a) and (b)                            No Agency Action or Enforcement
         Schedule 4.23 (b), (c) and (d)                       Health Care Licenses
         Schedule 4.24                                        Third Party Reimbursement
         Schedule 4.26                                        Billing Practices
         Schedule 4.27 (b) (d), and (e)                       Regulatory Compliance
         Schedule 4.30                                        Absence of Certain Changes or Events
         Schedule 4.33                                        Affiliate and Representative Transactions
         Schedule 4.34                                        Insurance
         Schedule 4.35 (a), (b) and (f)                       Real and Leased Property
         Schedule 4.37                                        Rates and Reimbursement Policies
         Schedule 4.38                                        Guarantees, Warranties and Discounts
         Schedule 5.5                                         Claims and Proceedings
         Schedule 6.1 (c)                                     Covenants of Seller
         Schedule 6.2                                         Covenants of Buyer and Parent
         Schedule 7.3 (c)                                     Material Consents
         Schedule 7.3 (d)                                     Closing Employees


                               PURCHASE AGREEMENT

          This PURCHASE AGREEMENT ("Agreement"), is made and entered into as of August 3, 2005, by and among Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., a Kentucky corporation, Caretenders of New Jersey, Inc., a Kentucky corporation, Caretenders of Southwest Florida, Inc., a Kentucky corporation, Caretenders of West Palm Beach, Inc., a Kentucky corporation, and Adult Day Care of Louisville, Inc., a Kentucky corporation (individually a "Seller Entity" and collectively "Seller Entities"; the Seller Entities are sometimes collectively referred to herein as "Almost" or "Seller"), and Active Day FL, Inc., Active Day OH, Inc., Active Day MD, Inc., Active Day,
KY, Inc., Active Day CT, Inc. and Active Day Fleet, Inc., each a Delaware corporation (each a "Buyer Entity" and collectively "Buyer Entities"; the Buyer Entities are sometimes collectively referred to herein as "Buyer"), and wholly owned subsidiary of Active Service Corporation, a Delaware corporation ("Parent"). Buyer, Parent and Seller are referred to collectively herein as the "Parties" and each is individually, a "Party."

                                   WITNESSETH:

        WHEREAS, Seller is in the business of providing adult day care services;

        WHEREAS, Seller desires to sell, convey, transfer, assign and deliver to Buyer, and Buyer desires to acquire certain assets and liabilities from Seller, in each case relating exclusively to the Business (as defined herein), which the Parties agree will be achieved pursuant to (i) the purchase and sale of the Purchased Assets (as defined herein) and (ii) the assumption of the Assumed Liabilities (as defined herein), all on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Parent desires to cause and ensure the completion of the foregoing transactions and Seller requires Parent to be a party to this Agreement as a condition thereof.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements made herein, and upon the terms and subject to the conditions hereinafter set forth, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the terms defined below shall have the indicated meanings:

         "Accounts Payable" shall mean all accounts payable and accrued Liabilities constituting the obligation to make payments in respect of goods and/or services to the extent received or ordered or contracted for by a Seller Entity or any of their respective Affiliates on or prior to the Closing in connection with the Business, other than intercompany payables in respect of amounts owed to Seller or any Affiliate of Seller.

         "Accounts Receivable" shall mean (i) all accounts receivable under agreements or Contracts for services or products provided by a Seller Entity or any of their respective Affiliates with respect to the Business and other rights to payment from customers of the Business and the full benefit of all security for such accounts or right to payment (other than those accounts receivable that are subject to or the subject of litigation), (ii) all other accounts or notes receivable of Seller, any of its Affiliates or any of their respective Affiliates with respect to the Business and the full benefit of all security for such accounts or notes (other than those accounts or notes that are subject to or the subject of litigation), and (iii) any Claim, remedy or other right relating to any of the foregoing; provided that "Accounts Receivable" shall exclude intercompany receivables in respect of amounts owed by Seller or an Affiliate of Seller.

         "Adjustment Ceiling" means $3,365,000.

         "Adjustment Floor" means $3,165,000.

         "Affiliate" shall mean, with respect to any Person, any Person which directly or indirectly through stock ownership, other arrangements or otherwise either controls, or is controlled by or is under common control with, such Person.

         "Agreement" shall have the meaning set forth in the preamble.

         "Allocation" shall have the meaning set forth in Section 3.6.

         "Almost Family Mark" shall have the meaning set forth in the Trademark License Agreement.

         "Ancillary Agreements" shall mean the Transition Services Agreement, the Trademark License Agreement, Escrow Agreement, the Bills of Sale, Software License Agreement, Copyright Assignment, the Non-Competition/Non-Solicitation Agreement, the Assignment and Assumption Agreement, the Assignment and Estoppel Certificate, Form 8954 and such other documents contemplated and necessary to effectuate the transactions contemplated herein.

         "Applicable Laws" shall mean all laws, statutes, rules, codes, constitutions, principles of common law, treaties, regulations, ordinances, manuals, policies, procedures, Orders or other requirements of rules of law as may be in effect on or prior to the Closing Date of any Governmental Authority having jurisdiction or regulatory authority over the Purchased Assets or the Business.

         "Assigned Contracts" shall mean all Contracts related exclusively to the Purchased Assets or the Business, including Material Contracts set forth on
Schedule 4.12(a).

         "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement to be entered into between Seller and/or its Affiliates and Buyer substantially in the form of Exhibit A attached hereto.

         "Assignment and Estoppel Certificates" shall mean a written assignment of lease for each Leased Property and an estoppel certificate executed by the landlord for each such Leased Property, each in a form acceptable to Buyer and Parent.

         "Assumed Liabilities" shall mean (i) all Liabilities of the Business set forth on the Closing Net Asset Statement, (ii) all Assumed Trade Payables not reflected in the Closing Net Asset Statement, (iii) all Liabilities incurred in connection with, arising from or relating to Buyer's (or its Affiliates) ownership, operation, or use of the Business (other than Liabilities related to litigation, Claims or causes of action as a result of the Seller's operation of the Business prior to Closing), including all of the Purchased Assets, from and after the Closing; and (iv) without limiting the scope of any other subclause of this definition, all Liabilities arising under or resulting from the Assigned Contract, but only to the extent such Liabilities involve the observance, payment, performance or discharge of (or failure to observe, pay, perform or discharge) obligations due and owing from and after the Closing, pursuant to the terms of such Assigned Contract.

         "Assumed Trade Payables" shall mean all trade payables of the Business, whether or not included on the Closing Net Asset Statement, which arise prior to the Closing Date.

         "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible.

          "Bills of Sale" shall mean one or more bills of sale and assignment conveying, selling, transferring, and assigning the Purchased Assets to the Buyer Entities and allocating the Purchased Assets among such Buyer Entities, substantially in the form of Exhibit B attached hereto.

         "Books and Records" shall mean all books and records of Seller or any of its Affiliates, other than those which are a part of the Seller's consolidated books and records, necessary for the operation of the Business as currently operated, including cost and pricing information, financial and accounting records, sales and credit records, supplier lists and records, training materials, training records, maintenance and inspection reports, equipment lists, repair notes and archives, sales and marketing materials.

         "Business" shall mean the business of Seller, any Affiliates thereof, or any of their respective Affiliates of providing adult day care services, which is conducted through a segment known as the Adult Day Care segment as described in Seller's Form 10-K for the period ended December 31, 2004.

         "Business Day" shall mean any day on which commercial banks are open for business in Baltimore, Maryland.

         "Buyer Disclosure Schedule" shall mean that certain schedule identified as such and delivered by Buyer to Seller pursuant to this Agreement, as set forth in Article V, as the same may be supplemented and updated from time to time pursuant to this Agreement, each of which is hereby incorporated and made a part of this Agreement for all purposes as if set forth in full herein.

         "Buyer Indemnitees" shall mean Buyer, its Affiliates (including Parent) and their respective Representatives.

         "Buyer New Matter" has the meaning set forth in Section 6.3(d).

         "Buyer Other Matter" has the meaning set forth in Section 6.3(d).

         "Buyer Permits" has the meaning set forth in Section 6.1(i).

         "Charter Documents" of any Person shall mean such Person's articles of incorporation, by-laws, certificate of formation, articles of association, limited liability company agreement or equivalent governing or organizational documents.

         "Claim" shall mean any action, cause of action, suit, claim or counterclaim or legal, administrative or arbitral proceeding or investigation, whether or not the defense thereof, or any Liability in respect thereof, is covered by insurance and whether under consumer laws, equity or statute, including employment protection legislation.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Closing Net Assets" shall have the meaning set forth in Section
3.2(c).

         "Closing Net Asset Statement" shall have the meaning set forth in
Section 3.2(c).

         "COBRA" shall mean the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and any similar state law.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Competing Transaction" shall have the meaning set forth in Section 6.1(f).

         "Competition Laws" shall mean all Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         "Confidentiality Agreement" shall mean that certain Non-Disclosure Agreement, dated March 8, 2005, between the Seller and Parent.

         "Contracts" shall mean all oral or written contracts, leases (including unexpired real property leases), subleases, customer accounts, promises, commitments, undertakings, guarantees, warranties, representations, grant of rights, licenses (including Health Care Licenses), permits, registrations, authorizations and agreements, and any and all Claims, rights of setoff or recoupment, causes of action, accounts receivable, contract rights, accounts and/or rights to reciprocal compensation arising under or in connection therewith.

         "Copyright Assignment" shall mean the copyright assignment to be entered into between Seller and Buyer substantially in the form of Exhibit G attached hereto.

         "Credit Support Arrangements" shall have the meaning set forth in
Section 6.2(c).

          "Employee Benefit Plan" shall mean any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and any other plan, contract, policy, program or arrangement, whether written or unwritten, that is, or has been, sponsored, maintained or contributed to or required to be contributed to by Seller and any ERISA Affiliate for the benefit of or affecting current or former employees of, consultants or former consultants of, or others performing (or those who have performed) services for Seller or any ERISA Affiliate, including but not limited to equity incentive, supplemental retirement, severance, medical, disability, cafeteria benefit, fringe benefit, dependent care benefit, life insurance, disability insurance, bonus, pension, 401(k), profit-sharing or deferred compensation plans, programs, or arrangements, and any employment or consulting contract.

         "Employees" shall have the meaning set forth in Section 4.21.

         "Encumbrances" shall mean all security interests, liens, (including mechanics, warehousemen, laborers and landlords liens), Claims, charges, community property interests, conditions, equitable interests, right-of-ways, easements, encroachments, preemptive rights, rights of first refusal or similar restrictions or rights, options, judgments, title defects, pledges, charges, escrows, options, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements, leases, title exceptions or any other encumbrances of any kind.

         "Environmental Laws" shall mean any and all Applicable Laws of any Governmental Authority relating to pollution, hazardous substances, hazardous wastes, medical wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including, by way of example and not by way of limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act ("RCRA"), CERCLA, the Toxic Substances Control Act ("TSCA"), and the Emergency Planning and Community Right-to-Know Act ("EPCRA"), all as currently amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

         "Escrow Agreement" shall have the meaning set forth in Section 3.2(a).

         "Escrow Fund" shall have the meaning set forth in Section 3.2(a).

         "Escrow Period" shall have the meaning set forth in Section 8.1.

         "Estimated Adjustment Amount" is the amount by which the Estimated Net Assets are greater than the Adjustment Ceiling or lower than the Adjustment Floor. If the Estimated Net Assets are higher than the Adjustment Floor and lower than the Adjustment Ceiling, the Estimated Adjustment Amount shall be zero.

         "Estimated Net Assets" shall have the meaning set forth in Section 3.2(b).

         "Estimated Net Asset Statement" shall have the meaning set forth in
Section 3.2(b).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Excluded Assets" shall mean any and all assets (tangible or intangible) of the Seller, any of its Affiliates, and any of their respective Affiliates or otherwise other than Purchased Assets. The assets of any Employee Benefit Plan shall be Excluded Assets.

         "Excluded Liabilities" shall mean any and all Liabilities of Seller, any of its Affiliates, and any of their respective Affiliates or otherwise in any way related to the Business or the Purchased Assets other than the Assumed Liabilities.

         "Form 8594" shall have the meaning given to such term in Section 3.6.

         "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis in effect on the date hereof.

         "Governmental Authority" shall mean any department, commission, board, bureau, agency, authority, legislature, court, tribunal or other instrumentality of any nature whatsoever of any government or quasi-governmental unit of the United States or any other country, jurisdiction, state, county, province, municipality or other political subdivision.

         "Government Program" shall have the meaning set forth in Section 4.24.

         "Healthcare Laws" shall have the meaning set forth in Section 4.27(a).

         "Health Care Licenses" shall mean all licenses, Permits, accreditations, certificates of need, provider numbers, provider agreements, approvals, qualifications, certifications, and other authorizations granted by any health care regulatory agency or other Governmental Authority, Accreditation Body or Third Party Payor relating to or affecting the Business or any Seller Entity, the ownership, operation, maintenance, management, use, regulation, development or expansion of the Business, the provision of health care services and related transportation and food services thereby, and/or the reimbursement of health care and other costs relating thereto.

         "HIPAA" shall have the meaning set forth in Section 4.25.

         "Income Tax" shall mean any Tax based on or measured by reference to net income including any interest, penalty, or addition thereto, whether disputed or not.

         "Indemnified Party" shall have the meaning set forth in Section 8.4(a).

         "Indemnifying Party" shall have the meaning set forth in Section
8.4(a).

         "Independent Accounting Firm" shall have the meaning set forth in
Section 3.2(c).

         "Insurance Policies" shall have the meaning set forth in Section 4.34.

         "Intellectual Property" shall mean all (i) Patents, (ii) Know-how,
(iii) Trademarks, (iv) copyrights, copyright registrations and applications for registration, (v) Software Programs and (vi) all other intellectual property rights whether registered or not (including but not limited to "off-the-shelf" shrink wrap computer Software programs), in each case that are licensed to or owned by Seller and used exclusively in the Business as currently operated.

         "Inventory" shall mean the consumable materials and supplies to be used or consumed exclusively by or in the course of operating the Business.

         "Know-how" shall mean any and all product specifications, processes, methods, product designs, plans, trade secrets, ideas, concepts, inventions, manufacturing, engineering and other manuals and drawings, physical and analytical, safety, quality control, technical information, data, research records, all promotional literature, customer and supplier lists and similar data and information, and any and all other confidential or proprietary technical and business information which are licensed to or owned by Seller and used exclusively in the Business as currently operated.

         "Leased Real Property" shall mean the real property in which a Seller Entity, pursuant to a Real Property Lease, holds a leasehold estate in, or is granted the right to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property used exclusively in the Business as currently operated. Schedule 4.35 sets forth a complete and accurate list of all Leased Real Property.

         "Liabilities" shall mean any and all direct or indirect indebtedness, liabilities, assessments, expenses, Claims, Losses, deficiencies, obligations or responsibilities, known or unknown, disputed or undisputed, joint or several, vested or unvested, executory or not, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, determinable or undeterminable, accrued or unaccrued, absolute or not, actual or potential, contingent or otherwise (including any Liability under any guarantees, letters of credit, performance credits or with respect to insurance loss accruals), whether due or to become due, and whether Claims with respect thereto are asserted, if at all, before or after the Closing.

         "Licensor Fees" shall have the meaning set forth in Section 6.3(b).

         "Losses" shall mean any and all losses, demands, Claims, allegations, assertions, Liabilities, costs, damages, judgments, obligations (including corrective or remedial obligations), debts, settlements, assessments, deficiencies, Taxes, penalties, interest, fines or expenses, whether or not arising out of any Claims by or on behalf of a third party, including interest, penalties, reasonable attorney's fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, but specifically excluding any consequential, special or punitive damages.

          "Material Adverse Effect" shall mean any event, change, circumstance or effect that individually or in the aggregate (taking into account all other such events, changes, circumstances or effects), is, or is reasonably likely to
(A) be materially adverse to the operations or financial condition of the

Business, Assumed Liabilities or the Purchased Assets taken as a whole, or (B) materially hinder, delay or prevent Seller's ability to consummate the transactions contemplated herein, in either case, other than any event, change, circumstance or effect relating (i) to the United States economy in general (provided that such do not affect the operations, financial condition or prospects of the Business, Assumed Liabilities or the Purchased Assets in a materially disproportionate manner), (ii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or (iii) to any outbreak or escalation of hostilities or act of terrorism involving the United States or any declaration of war by the U.S. Congress.

         "Material Consents" shall have the meaning set forth in Section 7.3(c).

         "Material Contract(s)" shall have the meaning set forth in Section 4.12(b).

         "Medicare and Medicaid Programs" shall have the meaning set forth in
Section 4.24.

         "Minimum Loss" shall have the meaning set forth in Section 8.7.

         "Net Assets" shall be that amount equal to (i) all Purchased Assets (excluding: intangible assets such as good will; cash; accounts receivable subject to or the subject of litigation), less (ii) all Assumed Liabilities. This calculation shall be determined using the same basis of accounting used to prepare Seller's Form 10-K for the year ended December 31, 2004.

         "Net Asset Certificate" shall have the meaning set forth in Section 3.2(b).

         "Non-Competing Transaction" shall have the meaning set forth in Section 6.1(f).

         "Non-Competition/Non-Solicitation Agreement" shall mean the Non-Competition/Non-Solicitation Agreement between the parties in substantially the form attached hereto as Exhibit E.

         "Non-Material Consents" shall have the meaning set forth in Section 3.5(c).

         "Order" shall mean any order, judgment, preliminary or permanent injunction, temporary restraining order, award, citation, decree, consent decree or writ of any Governmental Authority.

         "Other Costs" shall have the meaning set forth in Section 9.1(b).

         "Patents" shall mean all patents, patent disclosures and patent applications (including, without limitation, all reissues, divisions, continuations, continuations-in-part, renewals, re-examinations and extensions of the foregoing) owned by Seller and used exclusively in the Business as currently operated.

          "Permits" shall mean all permits, licenses (including Health Care Licenses), approvals, registrations, qualifications, rights, variances, grants, permissive uses, easements, certificates, certifications, consents, and other authorizations of every nature whatsoever required by, or issued to or on behalf of Seller, any of its Affiliates, or any of their respective Affiliates by any Governmental Authority that are necessary to the Business as currently operated.

         "Permitted Encumbrances" shall mean (a) liens for Taxes not yet due and payable, (b) liens on the Purchased Assets associated with the Assumed

Liabilities; and (c) with respect to the Leased Real Property: (i) easements, quasi-easements, licenses, covenants, rights-of-way, and other similar restrictions, agreements, conditions or restrictions, in each case, which are a matter of public record, (ii) any conditions that would be shown by a physical inspection and (iii) zoning, building and other similar restrictions imposed pursuant to Applicable Laws.

         "Person" shall mean an individual, a corporation, a limited or general partnership, a limited liability company, an association, a trust or other entity or organization, including a Governmental Authority.

         "Personal Property" shall mean the equipment, furniture, machinery, computer hardware, motor vehicles and other tangible personal property owned or leased by Seller and used exclusively in the Business as currently operated.

         "Prepaid Expenses" as of any date shall mean payments made by Seller, any of its Affiliates, or any of their respective Affiliates with respect to the Business or the Purchased Assets that constitute prepaid expenses in accordance with GAAP.

         "Private Program" shall have the meaning set forth in Section 4.24.

         "Proceedings" shall have the meaning set forth in Section 6.3(h)(iii).

         "Project Contract" shall have the meaning set forth in Section 6.1(j).

         "Providers" shall have the meaning set forth in Section 4.27(e).

         "Public Reports" means Almost Family, Inc.'s Exchange Act filings with the SEC since January 1, 2003.

         "Purchase Price" shall have the meaning set forth in Section 3.2.

         "Purchase Price Objection Notice" shall have the meaning set forth in
Section 3.2(c).

         "Purchase Price Resolution Period" shall have the meaning set forth in
Section 3.2(c).

         "Purchased Assets" shall mean any and all (i) Leased Real Property,
(ii) Personal Property, (iii) Permits, (iv) Accounts Receivable, (v) Intellectual Property, (vi) Inventory, maintenance and operating supplies used exclusively in the Business as currently operated, (vii) Books and Records and operating manuals, (viii) Assigned Contracts, (ix) data, records, files, manuals (including software, clinical and operating), blueprints and other documentation related exclusively to the Purchased Assets and the operation of the Business including service and warranty records, sales promotion materials, creative materials, art work, photographs, public relations and advertising material, studies, reports, correspondence and other similar documents and records used exclusively in the Business, whether in electronic form or otherwise, (x) all client, customer and supplier lists, telephone numbers and electronic mail addresses with respect to past, present or prospective clients, customers and suppliers of the Business, (xi) all catalogs and brochures relating exclusively to the Business, purchasing records and records relating to suppliers, (xii) copies of all personnel records of the Transferred Employees, (xiii) all goodwill incident to the Business, (xiv) all Prepaid Expenses and security deposits relating exclusively to the Business (other than any collateral provided by Seller or its Affiliates in respect of Credit Support Arrangements, and (xv) all other intangible assets (including all Claims, contract rights and warranty and product Liability Claims against third parties) in proportion to their relationship to the Purchased Assets or the Business. The Purchased Assets shall include the foregoing whether or not reflected on the Closing Net Asset Statement, except for those assets which have been transferred or disposed of in the ordinary course of the Business after June 30, 2005 and in accordance with this Agreement. "Purchased Assets" does not include the Excluded Assets.

         "Real Property Leases" shall mean any and all written or oral lease agreements, sublease agreements, license agreements, occupancy agreements or other agreements or arrangements pursuant to which Seller holds a leasehold estate in, or is granted the right to use or occupy, any Leased Real Property.
Schedule 4.35 sets forth a complete and accurate list of all such Real Property Leases.

         "Representatives" shall mean a Person's directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants, independent contractors, stockholders, members and other agents.

         "Restricted Material Contracts" shall have the meaning set forth in
Section 3.5(a).

         "Restricted Non Material Contracts" shall have the meaning set forth in
Section 3.5(c).

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC Reports" shall have the meaning set forth in Section 4.17(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Seller Disclosure Schedule" shall mean that certain schedule identified as such and delivered by Seller to Buyer, pursuant to this Agreement, as set forth in Article IV, as the same may be supplemented and updated from time to time pursuant to this Agreement, each of which is hereby incorporated and made a part of this Agreement for all purposes as if set forth in full herein.

         "Seller Indemnitees" shall mean Seller, its Affiliates and their respective Representatives.

         "Seller's Knowledge" shall mean the actual knowledge of a particular fact or other matter being possessed by William B. Yarmuth, Steve Guenthner, Todd Lyles and Mary Yarmuth and such knowledge as such person would reasonably be expected to have in light of their duties and after reasonable investigation.

         "Seller New Matter" shall have the meaning set forth in Section 6.3(c).

         "Seller Other Matter" shall have the meaning set forth in Section
6.3(c).

         "Software License Agreement" shall mean the Software License Agreement to be entered into between Buyer and Seller, substantially in the form of the agreement attached hereto as Exhibit H.

         "Software Programs" shall have the meaning set forth in Section
4.11(b).

         "Tax Assets" shall mean any refund, abatement or credit of, and all other assets comprising receivables or deferred assets or prepayments for, Taxes arising or resulting from the conduct of the Business or ownership of the Purchased Assets by a Seller Entity or any Affiliates thereof for taxable periods or portions thereof ending on or before the Closing Date.

         "Tax Indemnity Period" shall have the meaning set forth in Section 9.1(b).

         "Tax Liabilities" shall mean all Liabilities for Taxes arising or resulting from the conduct of the Business or ownership of the Purchased Assets by a Seller Entity or any Affiliate thereof for taxable periods or portions thereof ending on or before the Closing Date.

         "Tax Returns" shall mean all reports, returns, schedules and any other documents required to be filed with respect to Taxes and all claims for refunds of Taxes.

         "Taxes" (and with correlative meanings, "Tax" and "Taxable") shall mean all taxes of any kind imposed by a Governmental Authority, including those on, or measured by or referred to as income, gross receipts, financial operation, sales, use, ad valorem, value added, franchise, profits, license, withholding, payroll (including all contributions or premiums pursuant to industry or governmental social security laws or pursuant to other tax laws and regulations), employment, excise, severance, stamp, occupation, premium, property, recordation, transfer or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by such Governmental Authority with respect to such amounts.

          "Third Party Payor Program" shall mean any third party healthcare payment program in which any Seller Entity participates with regard to any of its facilities or services, including, without limitation, any program, plan, insurance or assistance program that is owned, operated or administered by a Third Party Payor or other person, including any Government Program or Private Program.

         "Third Party Payor" means any Person or persons that maintain(s) a Third Party Payor Program.

         "Trademarks" shall mean (i) trademarks, service marks, trade names, trade dress, labels, logos and all other names and slogans used exclusively with any products or embodying associated goodwill of the Business related to such products, whether or not registered, and any applications or registrations therefor, and (ii) any associated goodwill incident thereto, in each case owned by or licensed to Seller and used in the Business as currently operated.

         "Trademark License Agreement" shall mean the trademark license agreement to be entered into between Seller and Buyer substantially in the form of Exhibit F.

         "Transfer Taxes" shall have the meaning set forth in Section 3.7.

         "Transferred Employees" shall have the meaning set forth in Section 6.2(b).

         "Transition Services Agreement" shall mean the transition services agreement to be entered into between Seller and Buyer substantially in the form of Exhibit C attached hereto.

ARTICLE II
                         PURCHASE AND SALE OF PURCHASED
                      ASSETS AND ASSUMPTION OF LIABILITIES

Section 2.1 Purchase and Sale of Purchased Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, assign, convey, transfer and deliver (or cause to be sold, assigned, conveyed, transferred and delivered) to Buyer as of the Closing Date, and Buyer shall purchase and take assignment and delivery from Seller as of the Closing Date, all of Seller's right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.

Section 2.2 Assignment and Assumption of Liabilities. Subject to the terms and conditions of this Agreement, Buyer will assume as of the Closing Date and subsequently, in due course, pay, honor and discharge in accordance with their respective terms and conditions all of the Assumed Liabilities without any right of set-off against Seller other than as expressly set forth herein.

ARTICLE III
                                     CLOSING

Section 3.1 Closing. Subject to the Parties' satisfaction or waiver of the conditions precedent set forth in Article VII, the closing and consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on September 1, 2005 at 10:00 a.m., Eastern Time, through exchange by facsimile signature of execution documents followed by delivery of executed documents, or, if the conditions set forth in Article VII have not been satisfied or waived as of such date, on such later date that is mutually agreed between Seller and Buyer (such date being the "Closing Date").

Section 3.2       Purchase Price; Adjustment Amount.

(a) Consideration. Subject to the terms and conditions set forth in this Agreement, the consideration for the Purchased Assets will be $13,600,000 (the "Purchase Price"), as may be adjusted pursuant to Section 3.2(d), plus the assumption of the Assumed Liabilities. At the Closing, the Purchase Price shall be paid as follows:

(i) $1,000,000 to the escrow fund (the "Escrow Fund") described in the Escrow Agreement attached hereto as Exhibit I (the "Escrow Agreement"); and

(ii) An amount equal to (x) $12,600,000 plus (y) the Estimated Adjustment Amount shall be delivered by Parent to the Seller Entities by wire transfer in accordance with the instructions set forth on Schedule 3.2.

(b) Prior to the Closing Date, the Seller shall (i) prepare and deliver to Parent a statement (the "Estimated Net Asset Statement") setting forth the estimated Net Assets (including the components thereof) as of Closing (the "Estimated Net Assets"), and (ii) provide Parent with a certificate of Seller's Chief Financial Officer stating that the Estimated Net Asset Statement was prepared by Seller in good faith and in a manner consistent with Seller's past practices use in preparing Seller's Form 10-K for the year ended December 31, 2004, is consistent with the Books and Records and presents fairly the balance sheet items of the Business reflected thereon as of the date thereof in accordance with this Agreement (the "Net Asset Certificate").

(c) As soon as practicable (and in any event within ninety (90) days following the Closing), Seller shall prepare and deliver to Parent and its counsel, a reviewed statement setting forth the Net Assets as of the close of business on the Closing Date (the "Closing Net Assets") together with all work papers and back-up materials relating thereto (the "Closing Net Asset Statement"). The costs and expenses of preparing the Closing Net Asset Statement shall be borne 50% by Seller and 50% by Parent. Each of Parent and Buyer shall assist Seller and its Representatives in the preparation of the Closing Net Asset Statement and shall provide Seller and its Representatives access at all reasonable times to the personnel, properties, Books and Records of the Business, for such purpose. No changes shall be made in any reserve or other account existing as of the date of Closing except as (i) a result of events occurring after the date of Closing and, in such event, only in a manner consistent with past practices and
(ii) as required by GAAP. The Closing Net Asset Statement shall be conclusive and binding on the parties hereto unless Parent gives written notice of any objections thereto setting forth in reasonable detail the amounts in dispute and the basis for such disagreement (a "Purchase Price Objection Notice") to Seller within thirty (30) days after its receipt of the Closing Net Asset Statement. If Parent delivers a Purchase Price Objection Notice as provided above, the parties shall attempt in good faith to resolve such dispute, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties. If the parties are unable to resolve, despite good faith negotiations, all disputes reflected in the Purchase Price Objection Notice within thirty (30) days after delivery thereof (the "Purchase Price Resolution Period"), then the parties will, within thirty (30) days after the expiration of the Purchase Price Resolution Period, submit any such unresolved dispute to an independent accounting firm mutually acceptable to Parent and Seller (the "Independent Accounting Firm"). Such submission shall include all work papers and back-up materials relating to the unresolved disputes requested by the Independent Accounting Firm to the extent available to Parent or its Representatives or Seller or its Representatives. Parent and Seller shall be afforded the opportunity to present to the Independent Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Independent Accounting Firm. The determination by the Independent Accounting Firm, as set forth in a notice to be delivered to Parent and Seller within thirty (30) days after the submission of the unresolved disputes to the Independent Accounting Firm, shall be final, binding and conclusive on the parties. The fees and expenses of the Independent Accounting Firm shall be borne by Parent and Seller in inverse proportion as they may prevail on matters resolved by the Independent Accounting Firm, which proportionate allocations shall also be determined by the

Independent Accounting Firm at the time the determination of the Independent Accounting Firm is rendered on the merits of the matters submitted. The Closing Net Assets reflected in the Closing Net Asset Statement, as revised to reflect the resolution of any and all disputes by the parties and/or the Independent Accounting Firm, shall be deemed to be the Closing Net Assets.

(d) If Closing Net Assets is an amount equal to or falling between the Adjustment Floor and the Adjustment Ceiling then neither party shall be obligated to pay to the other party an amount representing an adjustment to the Purchase Price. If Closing Net Assets exceed the Adjustment Ceiling, the Parent shall pay to Seller via wire transfer of immediately available funds to the bank account designated by Seller an amount equal to the difference of the difference between the Closing Net Assets and the Adjustment Ceiling. If the Closing Net Assets are less than the Adjustment Floor, the Seller shall pay to Parent via wire transfer of immediately available funds to the bank account designated by Parent an amount equal to the difference between the Closing Net Assets and the Adjustment Floor. In each case, the amount due by Seller to Buyer or Buyer to Seller in connection with this post-Closing reconciliation of the Closing Net Assets shall take into account any Estimated Adjustment Amount paid at Closing. Within five (5) Business Days after the calculation of the Closing Net Assets becomes binding and conclusive on the parties, Seller or Parent, as the case may be, shall make the wire transfer payment provided for in this Section 3.2(d).

Section 3.3 Deliveries by Buyer. At the Closing, Buyer and Parent shall deliver, or cause to be delivered, to Seller the following:

(a) the Purchase Price;

(b) the certificate executed by the Secretary of Parent required to be delivered pursuant to Section 7.2(c);

(c) the Trademark License Agreement, the Transition Services Agreement, the Copyright Assignment, the Escrow Agreement, the Non-Competition/Non-Solicitation Agreement, the Software License Agreement, the Copyright Assignment Agreement, the Bills of Sale, and the Assignment and Assumption Agreement, each duly executed by Buyer and Parent, as applicable; and

(d) such other deeds, bills of sale, endorsements, assignments, affidavits and other instruments of sale, assignment, conveyance and transfer, in form and substance reasonably satisfactory to Buyer and Seller, as are required to effectively vest in Buyer all of Seller's right, title and interest in and to all of the Purchased Assets free and clear of any and all Encumbrances, except for the Permitted Encumbrances.

Section 3.4 Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered by its Affiliates, to Buyer the following:

(a) the certificate by officers of Seller required to be delivered pursuant to
Section 7.3(e);

(b) the Trademark License Agreement, the Transition Services Agreement, the Escrow Agreement, the Non-Competition/Non-Solicitation Agreement, the Software License Agreement, the Copyright Assignment Agreement, the Assignment and Assumption Agreement and Bills of Sale and any other Ancillary Agreements, each duly executed by Seller;

(c) Assignment and Estoppel Certificates;

(d) such other deeds, bills of sale, endorsements, assignments, affidavits and other instruments of sale, assignment, conveyance and transfer, in form and substance reasonably satisfactory to Buyer and Seller, as are required to effectively vest in Buyer all of Seller's right, title and interest in and to all of the Purchased Assets free and clear of any and all Encumbrances, except for the Permitted Encumbrances;

(e) Net Asset Certificate and the Estimated Net Asset Statement;

(f) True, correct and complete copies of all required consents of Governmental Authorities set forth on Schedule 4.6 (other than the Buyer Permits) and all Material Consents;

(g) Certificates of good standing from the relevant state authority, dated as of a recent date, certifying that each Seller Entity is in good standing in its state of incorporation and in each jurisdiction in which it is required to be qualified to do business;

(h) Valid and effective assignment documentation, in form and substance reasonably acceptable to Buyer, of any rights to the Intellectual Property that are included in the Purchased Assets; and

(i) Such other documents and instruments as may be reasonably requested by Buyer to consummate the transactions contemplated herein and to carry out the obligations of the parties hereunder.

Section 3.5       Consents.

(a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Assigned Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Material Contracts"), Buyer may:

(i) waive the closing conditions as to any such Material Consent and elect to have Seller continue its efforts to obtain the Material Consents; or

(ii) waive the closing conditions as to any such Material Consent and elect to have Seller retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto (whether or not such Liabilities would otherwise be considered Assumed Liabilities), without any adjustment to the Purchase Price or triggering of an indemnification right in favor of Buyer; or

(iii) terminate this Agreement pursuant to Article XI.

(b) If Buyer elects to have Seller continue its efforts to obtain any Material Consents and the Closing occurs, notwithstanding Sections 2.1 and 2.2, neither this Agreement nor any other document related hereto shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted

Material Contracts, and following the Closing, the parties shall use Best Efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Until such time as such Material Consents are obtained, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereunder). If a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Seller shall immediately assign, transfer, convey and deliver such Restricted Material Contract to Buyer, and Buyer shall assume the obligations under such Restricted Material Contract assigned to Buyer from and after the date of assignment to Buyer pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to Buyer).

(c) If there are any Consents not listed on Schedule 7.3 necessary for the assignment and transfer of Assigned Contracts to Buyer (which Consents are listed on Schedule 3.5) (the "Nonmaterial Consents") which have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, Buyer shall elect at the Closing, in the case of Assigned Contracts as to which such Nonmaterial Consents were not obtained (or otherwise are not in full force and effect) (the "Restricted Nonmaterial Contracts"), whether to:

(i) accept the assignment of such Restricted Nonmaterial Contract, in which case, as between Buyer and Seller, such Restricted Nonmaterial Contract shall, to the maximum extent practicable and notwithstanding the failure to obtain the applicable Nonmaterial Consent, be transferred at the Closing pursuant to the Assignment and Assumption Agreement as elsewhere provided under this Agreement; or

(ii) reject the assignment of such Restricted Nonmaterial Contract, in which case, notwithstanding Sections 2.1 and 2.2, (A) neither this Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of such Restricted Nonmaterial Contract, and (B) Seller shall retain such Restricted Nonmaterial Contract and all Liabilities arising therefrom or relating thereto, without any adjustment to the Purchase Price or triggering of an indemnification right in favor of Buyer.

Section 3.6 Tax Allocations. The Parties agree to allocate the Purchase Price (and all other capitalization costs) among the Purchased Assets for all purposes (including financial, accounting and Tax purposes) in accordance with the allocation schedule attached hereto as Exhibit D (such exhibit and the allocations it contains, the "Allocation"). Buyer and Seller shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the Allocation and shall not voluntarily take a position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any Governmental Authority or any other proceedings). Each of Parent, Buyer and Seller shall cooperate in the filing of any forms (including "Form 8594" under Section 1060 of the Code) with respect to such Allocation, including any amendments to such forms required with respect to such Allocation.

Section 3.7 Transfer Taxes. All stamp, transfer, documentary, sales and use, registration and other similar taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby (collectively, the "Transfer Taxes") shall be paid by Buyer, and except to the extent required to be filed by Seller, Buyer shall properly file on a timely basis all necessary Tax Returns and other documentation with respect to all Transfer Taxes. Buyer hereby agrees to indemnify Seller against, and hold Seller harmless from, any and all Transfer Taxes. The provisions of this Section 3.7 and no other provision, shall govern the economic burden of Transfer Taxes.

ARTICLE IV
                          SELLER'S REPRESENTATIONS AND
                                   WARRANTIES

         Each Seller Entity represents and warrants to the Buyer as follows, except as set forth on the Seller's Disclosure Schedule (which is arranged in sections corresponding to the Sections contained in this Article IV and as to which the disclosure in any section of the Seller Disclosure Schedule qualifies only the corresponding Section and/or subsection, unless it is reasonably apparent that the disclosure in any section or subsection of the Seller Disclosure Schedule should apply to one or more other Sections):

Section 4.1 Organization and Good Standing. Each Seller Entity is duly organized, validly existing and in good standing (to the extent such a concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and assets and to operate the Business as currently operated. Except as set forth on Schedule 4.1, each Seller Entity is duly qualified or licensed in each jurisdiction in which the ownership of property or its assets or the conduct of its business requires such qualification or license.

Section 4.2 Corporate Authorization. Except as set forth on Schedule 4.2, each Seller Entity has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations under this Agreement and the Ancillary Agreements to which it is party, and to consummate the transactions contemplated hereby and thereby on the terms set forth herein and therein. No other corporate proceedings on the part of any Seller Entity not previously taken as of the date hereof are necessary to authorize this Agreement, the Ancillary Agreements or the transactions contemplated herein or therein. Each of this Agreement and the Ancillary Agreements has been duly executed and delivered by each Seller Entity and, assuming the due execution of such agreement by Buyer, is a valid and binding obligation of such Seller Entity, enforceable against Seller, its property and assets, as case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

Section 4.3 Charter Documents. The copies of each Seller Entity's Charter Documents previously provided to Buyer by Seller are true, complete and correct copies thereof. Such Charter Documents are in full force and effect and have not been amended since they were delivered to Buyer. Except as set forth on Schedule 4.3, no Seller Entity is in violation of any of the provisions of its Charter Documents.

Section 4.4 Sufficiency of Assets. Except as set forth on Schedule 4.4, the Purchased Assets, constitute all of the assets (tangible and intangible), Contracts, Permits, property (real and personal) and other items of any nature whatsoever used exclusively in the Business. Except as set forth on Schedule 4.4, and subject to the limitations imposed by the terms of the Trademark License Agreement, the Purchased Assets together with the licenses granted pursuant to the Trademark License Agreement, convey ownership or provide use or benefit of, as applicable, all of the assets (tangible and intangible), Contracts, Permits (other than the Buyer Permits), and property (real and personal) used in the Business, other than the Excluded Assets.

Section 4.5 Condition of Assets. Except as set forth on Schedule 4.5, to the Seller's Knowledge, all of the Purchased Assets whether owned or leased, are in good operating condition and repair (with the exception of normal wear and tear), and are free from defects other than minor defects as do not interfere with the present use thereof in the conduct of normal operations.

Section 4.6 Consents by Governmental Authorities. Except as set forth on
Schedule 4.6, no consent, approval of or by, or filing with or notice to any Governmental Authority is required by any Seller Entity or with respect to any Seller Entity in connection with the execution, delivery or performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

Section 4.7 No Conflict. Except as set forth on Schedule 4.7, the execution, delivery and performance by each Seller Entity of this Agreement and the Ancillary Agreements, and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not (a) breach, contravene, conflict with or cause a default under (with or without the giving of notice or lapse of time) the Charter Documents of such Seller Entity, (b) breach, contravene, conflict with or cause a default under (with or without the giving of notice or lapse of time) any Contract to which a Seller Entity is a party or by which any of them is bound or to which any of the Purchased Assets are subject, except where such breach, contravention, conflict or default is not, individually or in the aggregate, reasonably expected to have a materially adverse effect on the Business conducted at each facility, (c) violate any Order, Health Care Licenses, or Applicable Laws to which the Business or any of the Purchased Assets is subject or by which a Seller Entity or its properties may be bound, except where such violations, conflicts, breaches or defaults is not, individually or in the aggregate, material to the Business or the Purchased Assets or (d) result in the creation of an Encumbrance, other than Permitted Encumbrances, on any of the Purchased Assets or the Business.

Section 4.8 Title to and Use of Property. Except as set forth on Schedule 4.8 and excluding the Excluded Assets, at the Closing, Seller will convey and Buyer will acquire good and valid title to, or a valid leasehold interest in, the Purchased Assets, free and clear of any and all Encumbrances (including any and all Claims that may arise by reason of the execution, delivery or performance by Seller of this Agreement) other than Permitted Encumbrances.

Section 4.9 Permits. Except as set forth on Schedule 4.9, (i) each Seller Entity possesses all material Permits necessary to conduct the Business as currently operated, (ii) no Permit has been modified, suspended or cancelled nor is any such modification, suspension or cancellation pending or, to Seller's Knowledge, threatened, and (iii) none of the Permits will terminate by reason of this transaction and each Permit is transferable to Buyer pursuant to the terms hereof. No Seller Entity is in conflict in any material respect with or in material default or violation of any Permit.

Section 4.10 Claims and Proceedings. Except as set forth on Schedule 4.10, to Seller's Knowledge, there is no outstanding investigation, charges, Claim or Order of any Governmental Authority against or involving (i) the Purchased Assets or (ii) the Business. Except as set forth on Schedule 4.10, there is no outstanding Order of any Governmental Authority against or involving any Seller Entity that could defeat, defer or negatively impact (i) the consummation of the transactions contemplated by this Agreement or (ii) Ancillary Agreements after the consummation of the transactions contemplated herein, the Business. Except as set forth on Schedule 4.10, there is no Claim pending or, to Seller's Knowledge, threatened against or involving any of the Purchased Assets or the Business.

Section 4.11      Intellectual Property.

(a) Schedule 4.11(a) contains a true and complete list of all patents (and applications therefore), as well as any registrations for (or applications for registration), any trademarks, servicemarks, copyrights or domain names included in the Intellectual Property and the current status of the same. Except as set forth on Schedule 4.11(a), all of the foregoing are and remain valid and subsisting, with all fees, payments and filings due as of the Closing Date duly made. All of the foregoing are, to Seller's Knowledge, enforceable.

         (b) Schedule 4.11(a) sets forth a true and complete list of all of Seller's computer software programs, products and services which are material to the operation of the Business (including the ADC System, other than so called "off-the-shelf" shrink-wrap computer software programs (collectively, the "Software Programs").

(c) The Intellectual Property consists solely of items and rights which are: (i) owned by Seller; or (ii) used by Seller pursuant to a valid Permit, license, sublicense, consent or other similar written Contract. Each such Contract, other than Contracts for "off-the-shelf" shrink wrap computer software programs, are set forth on Schedule 4.11(a).

(d) The Intellectual Property include all rights necessary for the operation of the Business as presently conducted and as proposed to be conducted, and such rights will not cease to be valid by reason of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.11(d), all of the Intellectual Property used by the Business is owned by Seller free and clear of any Lien and is not subject to termination or other adverse effects upon license to Buyer of such Intellectual Property. To Seller's Knowledge, Seller is not aware of any information which would indicate that any Intellectual Property is invalid or unenforceable.

(e) The Software Programs are not subject to any sublicense, assignment, site, equipment, or other operational limitations.

(f) Except as set forth on Schedule 4.11(f), no Claims: (i) challenging the validity, enforceability, effectiveness or ownership by Seller of any of the Intellectual Property; or (ii) to the effect that the use, distribution, licensing, sublicensing, or sale of any product, service, work, technology or process in the conduct of the Business as presently conducted by Seller infringes on any intellectual property rights of any Person have been asserted or, to Seller's Knowledge, are threatened by any Person, nor are there, to Seller's Knowledge, any valid grounds for any bona fide claim of any such kind, including any Claims related to the "Almost Family Mark" (as such term is used in the Trademark License Agreement).

(g) Except as set forth on Schedule 4.11(g), all personnel (including Representatives), who participate in the conception and/or development of the Intellectual Property on behalf of Seller either: (i) are employees of Seller or one of its Affiliates, (ii) are parties to a "work-for-hire" and/or other arrangement or Contracts with Seller or its Affiliates providing for the assignment of intellectual property rights relating thereto, or (iii) are parties to appropriate instruments of assignment in favor of Seller or its Affiliates providing for the assignment of intellectual property rights related thereto.

(h) Except as set forth on Schedule 4.11(h), Seller owns and possesses the Intellectual Property free and clear of any and all Encumbrances other than Permitted Encumbrances.

(i) Except pursuant to Contracts set forth on Schedule 4.11(i), no Seller Entity owes any royalties or other payments to third parties in respect of the Intellectual Property, and any royalties or other payments that have accrued prior to the Closing have been paid.

Section 4.12      Material Contracts.

         (a) Schedule 4.12(a) sets forth a complete and accurate list of each of the Assigned Contracts that:

(i) is a lease or sublease relating to the Leased Real Property;

(ii) relates to the Personal Property and involves a remaining obligation in excess of $100,000;

(iii) relates to a distribution, reseller or similar arrangement and involves a remaining obligation or receipt in excess of $100,000;

(iv) relates to the purchase of goods or provision of services and involves a remaining obligation or receipt in excess of $100,000;

(v) relates to any fixed price consulting or service agreement or similar arrangement and involves a remaining obligation or receipt in excess of $100,000;

(vi) is a Contract under which Seller has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness issued to any Person, that has an aggregate future liability in excess of $100,000;

(vii) grants or evidences an Encumbrance on any of the Purchased Assets, other than a Permitted Encumbrance;

(viii) provides for any joint venture, partnership, strategic alliance, shareholders' Contract, co-marketing, co-promotion, co-packaging, joint development or similar arrangement;

(ix) provides for the resolution or settlement of any actual or threatened action, suit, claim, proceeding or other dispute and involves an amount in controversy in excess of $100,000;

(x) Contract or agreement involving any Governmental Authority that is material to the operation of the Business as a whole or at any particular facility;

(xi) any agreements with Third Party Payors or other sources of payment pertaining to the operation of the Business;

(xii) any agreements pertaining to the transportation of program participants in connection with the Business;

(xiii) that creates a partnership, limited liability company or joint venture;

(xiv) that are between a Seller Entity and any physician, hospital, nursing facility, or other provider or supplier of health care services or products to patients; with any suppliers or distributors of the products or services to a Seller Entity;

(xv) with any consultants or vendors for services relating to billing and reimbursement; in each case containing exclusivity, non-compete or non-solicit provisions or which otherwise restricts the ability to freely conduct the business or to compete with the Business or any Seller Entity;

(xvi) with any "business associates" as such term is defined in the Health Insurance Portability and Accountability Act of 1996;

(xvii) that are inter-company agreements;

(xviii) any other Contracts not entered into in the ordinary course of business or that are material to the business, condition (financial or otherwise), results of operation or prospects of any Seller Entity, including without limitation any understandings relating to any partnership, joint venture or management services arrangement relating to any Seller Entity; or

(xix) is set forth on Schedule 4.11(a).

(b) Each Contract listed in Schedule 4.12(a) is referred to herein individually as a "Material Contract" and, collectively, the "Material Contracts"). All copies of Material Contracts that have been provided to the Parent are true, complete and accurate in all material respects.

(c) Each Seller Entity has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is (i) a valid and binding obligation of Seller, enforceable against Seller, and to Seller's Knowledge the other parties thereby, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles, and (ii) except as disclosed on
Schedule 4.12(c), there exists no breach, default or event of default or event, occurrence, condition or act, with respect to Seller or any of its Affiliates, or to Seller's Knowledge, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a breach, default or event of default under any Material Contract including as a result of the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. No Seller Entity nor any of their respective Affiliates has received written or oral notice of default, breach, cancellation, modification or termination of any Material Contract. Except as set forth on
Schedule 4.12(c), the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not give rise to any right of termination, acceleration or cancellation of any Material Contracts. To Seller's Knowledge, none of the parties to any Material Contract intends to terminate or alter the provisions thereof by reason of the transactions contemplated herein or otherwise. Since June 30, 2005, except as set forth on Schedule 4.12(c), no Seller Entity, as the case may be in each instance, has waived any right under any Material Contract, amended or extended any Material Contract or failed to renew (or received notice of termination or failure to renew with respect to) any Material Contract.

Section 4.13      Employee Benefits Plans.

(a) Schedule 4.13(a) lists each Employee Benefit Plan. To Seller's Knowledge, each such Employee Benefit Plan has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan, complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other Applicable Laws, and the Seller has paid all contributions due in respect thereof.

(b) None of such Employee Benefit Plans is a "multiemployer plan," as defined in
Section 3(37) of ERISA or a "defined benefit plan," as defined in Section 3(35) of ERISA.

(c) Except as set forth on Schedule 4.13(c), Buyer will not acquire any Liabilities in connection with any Employee Benefit Plan pursuant to the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 4.14 Taxes. Each Seller Entity has filed all Tax Returns that it was required to file in a timely manner (within any applicable extension periods), each of which were correct and complete in all material respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid or adequately reserved for. Except as set forth on Schedule 4.14, no action, suit, proceeding or audit is pending against or with respect to the Business regarding Taxes and no Seller Entity has waived any statue of limitations in respect of Taxes. There are no liens or Encumbrances for Taxes on any of the Purchased Assets, except for liens and Encumbrances for Taxes which are not yet due and payable. Seller is not a foreign person as defined in Section 1445(b)(2) of the Code and the regulations thereunder.

Section 4.15 Environmental Matters. To Seller's Knowledge, the Business is in material compliance with applicable Environmental Laws. Except as set forth on
Schedule 4.15, no Seller Entity has received any written notice, report or other information regarding any actual or alleged violation of the Environmental Laws, and any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Business or its facilities arising under the Environmental Laws.

Section 4.16 Compliance with Applicable Laws. Except as set forth on Schedule 4.16, to Seller's Knowledge, (i) each Seller Entity is in material compliance with all Applicable Laws, and (ii) since January 1, 2003, no Seller Entity has received any oral or written notice from any Governmental Authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Applicable Law or of any investigation, complaint, Claim or other injury pertaining thereto.

Section 4.17      Certain Financial Information.

(a) Each of the consolidated financial statements (including, in each case, any notes thereto and segment information included therein) contained in the Seller's Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (collectively, the "SEC Reports") were prepared in accordance with GAAP (except in each case as described in the notes thereto) applied on a consistent basis throughout the periods indicated and each presented fairly in all material respects the financial position of Seller and its subsidiaries on a consolidated basis, as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments and the absence of footnotes).

(b) Seller will prepare and set forth on Schedule 4.17(b) the Estimated Net Asset Statement. The Estimated Net Asset Statement will be prepared by Seller in good faith and in a manner consistent with Seller's past practices, will be consistent with the Books and Records. The Estimated Net Asset Statement to be delivered by Seller pursuant to Section 3.2 will be prepared by Seller in good faith and in a manner consistent with Seller's past practices, will be consistent with the Books and Records.

Section 4.18 Undisclosed Liabilities. Except as described on Schedule 4.18, there are no Liabilities of Seller that constitute Assumed Liabilities other than (a) Liabilities reflected on the Seller's Form 10-K dated June 30, 2005,
(b) Liabilities that have arisen since June 30, 2005, for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (c) obligations of continued performance under the Assigned Contracts and the Permits, and (d) as of Closing, Liabilities reflected on the Estimated Net Asset Statement.

Section 4.19      Accounts Receivable; Accounts Payable.

(a) To Seller's Knowledge, (i) all Accounts Receivable represent or will represent valid obligations arising from transactions actually made or services actually performed in the ordinary course of the Business, and (ii) unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date good and collectible net of the respective reserves shown on the Closing Net Working Capital Statement (which reserves have been established in accordance with GAAP). No Seller Entity or any Affiliate thereof has received written notice of, nor to Seller's Knowledge is there any contest, Claim, defense or right of set-off related to, any Accounts Receivable. Except for the Accounts Receivable, neither Seller nor any of its Affiliates has extended any credit to any Person.

(b) To Sellers knowledge, all Accounts Payable represent or will represent valid obligations arising from transactions actually made or services actually performed in the ordinary course of the Business and, unless paid prior to the Closing Date, will be paid in the ordinary course of the Business, except Accounts Payable being contested in good faith and set forth on Schedule 4.19(b).

Section 4.20 Business Activity Restriction. Except as set forth on Schedule 4.20, there is no non-competition or other similar Contract, commitment or Order (other than Permitted Encumbrances) to which the Business is subject that has or is reasonably expected to have the effect of prohibiting or materially restricting the conduct of the Business by Buyer, assuming the Buyer continues to operate the Business as it is presently operated.

Section 4.21      Employees.

(a) Seller has previously delivered to Buyer a true and correct list of all employees (listed by job classification and the Seller Entity that employs such person), and consultants of each of the Seller Entities who work exclusively for the Business (collectively, the "Employees") as of the date set forth herein and a description of the rate and nature of all compensation payable by a Seller Entity to each such person.

(b) Except as set forth on Schedule 4.21(b): (i) no Seller Entity is a party to any Contract or collective Agreement with any labor organization, trade union or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to Seller's Knowledge, threatened against any Seller Entity; (iii) no Seller Entity has experienced any labor strike, slowdown, work stoppage or similar labor controversy or any threat of such within the past three (3) years; (iv) no representation question has been raised respecting Seller's employees within the past three (3) years, nor are there any campaigns being conducted to solicit authorization or trade union recognition from Seller's employees to be represented by any labor organization; (v) no Claim before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization, trade union or other representative of Seller's employees, is pending or, to Seller's Knowledge, threatened against the Seller and, to Seller's Knowledge, there are no circumstances which may give rise to such Claim; (vi) no Seller Entity is a party to, or otherwise bound by, any Order relating to its employees or employment practices; (vii) each Seller Entity has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees; (viii) none of the employees of any Seller Entity is absent on maternity leave or long-term sickness or disability leave; (ix) each Seller Entity has in relation to each of its employees complied in all material respects with all obligations imposed on it by all Applicable Laws and codes of conduct and practice relevant to the relations between it and any employee or trade union; (x) no Seller Entity has given or received any notice to terminate any Contract of employment of any of its employees which expires on or after the Closing Date; and (xi) no Seller Entity has offered a Contract of employment or for services to any Person.

Section 4.22      No Agency Action or Enforcement.

(a) Except as set forth on Schedule 4.22(a), neither the Business nor any Seller Entity is currently, with respect to any Governmental Authority: (i) to Seller's Knowledge the subject of any material audit, inquiry, or investigation; or (ii) party to any consent decree, judgment, order, or settlement that (A) requires the payment of money by a Seller Entity or any Affiliate thereof to any Governmental Authority, or (B) requires or prohibits any activity by any Seller Entity or Affiliate thereof; and which, in the case of either (A) or (B) of this sentence, is either punitive in nature, or serves as a civil penalty, the foregoing to include, without limitation, the Business being required to be conducted under a mandatory corporate integrity agreement.

(b) Except as set forth and described in Schedule 4.22(b), (i) the right of a Seller Entity or an Affiliate thereof or, to Seller's Knowledge, any licensed professional or other individual who provides material services to or on behalf of any Seller Entity or an Affiliate thereof to receive reimbursements or provide or order services pursuant to any Government Program or Private Program has not been terminated, excluded or otherwise materially adversely affected as a result of any investigation or action whether by any Governmental Authority or other third party; (ii) to Seller's Knowledge, neither a Seller Entity or any Affiliate thereof, nor any licensed professional or other individual who is a party to a Material Contract, has, during the past three years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity, or material violation of applicable law or policy, nor has any Seller Entity or an Affiliate thereof received any written notice of deficiency during the past three years in connection with their respective operations; (iii) there are not any outstanding written deficiencies or work orders of any Governmental Authority having jurisdiction over the Business or any Seller Entity or Affiliate thereof, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government Programs and Private Programs; and (iv) no Seller Entity or any Affiliate thereof has received any written notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over the Business, any Seller Entity or any Affiliate thereof to provide additional personnel, training or supervision so as to conform to or comply with any existing law, code, rule, regulation or standard. Seller has provided, prior to the date of the signing of this Agreement, Buyer with copies of all written reports, correspondence, notices and other documents relating to any matter described or referenced on the Compliance Schedule.

Section 4.23      Health Care Licenses.

(a) All Health Care Licenses applicable to the Business, to the extent material to the conduct of the Business as currently conducted: (i) have been obtained;
(ii) are valid and in good standing in each jurisdiction in which such Health Care Licenses were issued or are operable; and (iii) are not subject to any material limitation, restriction, revocation or forfeiture by any Governmental Authority (or in the case of any accreditation by a private accrediting body, by such body).

(b) Set forth on Schedule 4.23(b) is a correct and complete list of such Health Care Licenses and Permits (including the name of the issuing agency, the expiration date, and, where applicable, the service area covered by such Health Care License or Permit) and provider numbers and provider agreements under all Government Programs and Private Programs, complete and correct copies of which have been provided to Buyer. True, complete and correct copies of all surveys, reviews and/or audits of Seller or of the Business or its predecessors in interest relating to the Business conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past three
(3) years have been provided to Buyer.

(c) Except as disclosed in Schedule 4.23(c), no violation, default, order or legal or administrative proceeding exists with respect to any of the Health Care Licenses or Permits listed on Schedule 4.23(c), which violation, default, order, legal or administrative proceeding could reasonably be expected to result in a Material Adverse Effect. No Seller Entity or any Affiliate thereof has received any written notice of any action pending or recommended by any Governmental Authority (or in the case of accreditation, by the accrediting body) having jurisdiction over the Health Care Licenses and Permits set forth on Schedule 4.23(b), either to revoke, withdraw or suspend any such Health Care Licenses and Permits, or to terminate the participation of such Seller Entity or Affiliate in any Government Program or Private Program. To Seller's Knowledge, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the Health Care Licenses and Permits set forth on Schedule 4.23(b) or to revoke, withdraw or suspend any such Health Care Licenses and Permits, or to terminate or adversely modify in a material way the participation of any Seller Entity or Affiliate thereof in any Government Program or Private Program. Seller has received no written notice of any decision not to renew any provider number or provider agreement or third party payor agreement of the Business. Except as set forth on Schedule 4.23(c), no consent or approval of, prior filing with or notice to, or any action by, any Governmental Authority or any other third party is required in connection with any such Health Care License or Permit, or Government Program or Private Program, by reason of the transactions contemplated hereby, and the continued operation of the Business thereafter on a basis consistent with current practices.

(d) Except as set forth in Schedule 4.23(d), all of the certificates of need held by a Seller Entity or any Affiliate thereof and material to the operation of the Business are valid and for existing health care services and are transferable under applicable law as part of the transactions contemplated by this Agreement; and Seller possesses all certificates of need material to the conduct of the Business as presently conducted.

Section 4.24 Third Party Reimbursement. Each Seller Entity, and each facility in which the Business is conducted, is certified for participation and reimbursement under Title XIX of The Social Security Act (the "Medicaid Program"), and, except as set forth in Schedule 4.24, the CHAMPUS program, the Veterans Administration program and the TriCare program (the Medicaid Program, CHAMPUS, Veteran Administration and TriCare programs and such other similar federal, state or local reimbursement or governmental programs for which the Business is eligible are hereinafter referred to collectively as the "Government Programs") and have current provider numbers and provider agreements for such Government Programs and with such private non-governmental programs, including without limitation any private insurance program, health maintenance organization, preferred provider organization or employee assistance program under which it is presently receiving payments (such non-governmental programs herein referred to as "Private Programs").

Section 4.25 HIPAA Compliance. Seller has established and implemented such policies, programs, procedures, contracts and systems, as are material to bring the Seller Entities and the operation of the Business into compliance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); Title II, Subtitle F, Sections 261-264, Public Law 104-191; and the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160-164 as of the effective dates of such Laws.

Section 4.26 Billing Practices. All bills for professional and related services submitted by or on behalf of the Business to any Third Party Payor, Government Program or Private Program have been submitted in compliance with all material applicable statutes, rules, regulations and Applicable Laws. True and complete copies of such reports and billings for the most recent year have previously been made available to Buyer. The Seller has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings and, to Seller's Knowledge, has no outstanding liability under any Government Program or Private Program for any refund, overpayment, discount or adjustment. Except as set forth in Schedule 4.26, to Seller's Knowledge (i) there are no pending appeals, adjustments, challenges, audits, inquiries, litigation or notices of intent to audit with respect to such prior reports or billings, and (ii) during the last five years no Seller Entity or Affiliate thereof has been audited, surveyed, or otherwise examined by any Government Program or Private Program in connection with the Business.

Section 4.27      Regulatory Compliance.

(a) Each Seller Entity and each Affiliate thereof, as such relates to the Business, has complied in all material respects with, and has made all filings required pursuant to applicable laws prohibiting fraud and abuse including without limitation, the Social Security Act, as amended, Sections 1128, 1128A and 1128B, 42 U.S.C. Sections 1320a-7, 7a and 7b including, without limitation, Criminal Penalties Involving Medicare or State Health Care Programs, commonly referred to as the "Federal Anti-Kickback Statute" and The Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as the "Stark Statute," the statute commonly referred to as the "Federal False Claims Act," and any comparable state law of similar import or effect (collectively with HIPAA, the "Healthcare Laws"). The

Business, each Seller Entity and each Affiliate thereof is in substantial compliance with the records maintenance requirements under applicable Healthcare Laws with respect to the Business.

(b) Schedule 4.27(b) lists all financial relationships currently in effect (whether or not memorialized in writing) that any Seller Entity has with any person who is, or was at the time entered into, to Seller's Knowledge, a physician or an immediate family member of a physician in connection with the Business. For purposes of this Section 4.27(b), the term "financial relationship" has the meaning set forth in 42 U.S.C. ss.ss. 1395nn.

(c) All activities of the Seller, it Affiliates or any of their respective officers, directors, agents and employees undertaken on behalf of the Business are currently being conducted in compliance in all material respects with all Applicable Laws, (including without limitation all Healthcare Laws), Permits, licenses (including without limitation Health Care Licenses), certificates, governmental requirements, Government Program manuals and written guidance, orders and other similar written items of any Governmental Authority including, without limitation, all Laws pertaining to confidentiality of patient information, occupational safety and health, workers' compensation, unemployment, building and zoning codes. No Seller Entity or any Affiliate thereof has, with respect to the Business, violated in any material respect or become liable for, or received a written notice or charge asserting any such violation or liability with respect to, any of the Laws, nor, to the Seller's Knowledge, is there any fact or circumstance that would reasonably be expected to form the basis for any such violation or liability. Neither Seller nor the Business as operated by Seller is relying on any exemption from or deferral of any of the Laws that, to Seller's Knowledge, would not be available to Buyer after the Closing.

(d) Those Seller Entities set forth on Schedule 4.27(d) (the "Providers") are qualified as participating providers under the programs set forth in such schedule, including the Government Programs. There are no other Seller Entities who act as providers with respect to the Business. With respect to the Providers, to Seller's Knowledge there are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation or written notices of intent to open Medicare or Government Program claim determinations or other reports required to be filed by any Seller Entity, except for appeals of individual claim denials in the ordinary course of business and which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. To the Seller Entities' Knowledge, Providers claim for services to any individual or third-party payer have been complete, timely and accurate, in material compliance with Applicable Laws. None of the Providers has received any written notice indicating that such qualification may be or has been terminated or withdrawn. The Providers have timely filed all claims or other reports required to be filed with respect to the purchase of products or services by third-party payors (including, without limitation, Government Programs), in the ordinary course of business, except where the failure to file such claims and reports would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, and all such claims or reports are complete and accurate in all material respects. No Provider has any material liability to any payor with respect to reports or claims filed on behalf of the Business, except for liabilities incurred in the ordinary course of business and as otherwise set forth in this Agreement including the Schedules thereto.

(e) Except as set forth on Schedule 4.27(e), to Seller's Knowledge no employees or members of the boards of directors of any Seller Entity or any party (or parties) with whom the Seller contracts in connection with the Business have been convicted of, plead guilty to or charged with a Medicare, Medicaid, other Federal Health Care Program (as defined in 42 U.S.C. ss. 1320a-7b(f)), or other Government Program related offense, or, to Seller's Knowledge, convicted of or charged with a violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, or financial misconduct. To Seller's Knowledge, no employees, members of the board of directors of any Seller Entity or any party (or parties) with whom Seller or its Affiliates contracts on behalf of the Business have been excluded, terminated or suspended from participation in Medicare, Medicaid or any other Federal Health Care Program, or other Government Program, or have been debarred, suspended or are otherwise ineligible to participate in federal programs. To the Seller's Knowledge, no employees or members of the board of directors of any Seller Entity or Affiliate thereof related to the Business and party (or parties) with whom any such entity contracts have committed any offense which may reasonably serve as the basis for any such exclusion, suspension, debarment or other ineligibility. To Seller's Knowledge, no Seller Entity has arranged with or contracted with any individual or entity that is suspended, excluded or debarred from participation in a Federal Health Care Program or other Government Program.
(f) To Seller's Knowledge, no Seller Entity, or any Affiliate thereof, or their respective directors, officers, or employees has made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, regardless of form, whether in money, property or service (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of Seller or any Affiliate thereof with respect to the Business.

Section 4.28      Intentionally Omitted.

Section 4.29 Broker's Fees. No agent, broker, firm or other Person acting on behalf of Seller is, or will be, entitled to any investment banking, commission, broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

Section 4.30 Absence of Certain Changes or Events. Except as set forth on
Schedule 4.30, since June 30, 2005, the Business has been conducted in the ordinary course consistent with past practice and there has not been:

(a) Any change in the Business, or any event, occurrence or circumstance that could reasonably be expected to cause a Material Adverse Effect;

(b) Any change by Seller in its accounting methods, principles or practices other than as required by GAAP;

(c) Except for changes set forth in Schedule 4.30 and changes in the ordinary course of the Business consistent with past practice, any increase in the compensation or benefits, establishment of any bonus, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase plan, any increase in benefits under such Employee Benefit Plan, or any other increase in the compensation payable or to become payable to any employees that work exclusively in the Business;

(d) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Purchased Assets;

(e) Any transaction with respect to the purchase, acquisition, lease, sale, disposition or transfer of any Purchased Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice) or creation of any Encumbrance on any of the Purchased Assets other than Permitted Encumbrances;

(f) Any write-downs or write-ups (or failures to write down or write up in accordance with GAAP) of the value of any Inventory other than in the ordinary course of the Business consistent with past practice and in accordance with GAAP;

(g) Any failure to maintain the Purchased Assets in accordance with good business practice and in good operating condition and repair;

(h) Any modification, termination, waiver, amendment or other alteration or change in the terms or provisions of any Material Contract or a Permit;

(i) Any transfer or grant to any Person of any of any Seller Entity's rights to any Intellectual Property, in each case other than in the ordinary course of Business;

(j) Any significant changes or turnover of the Employees;

(k) Any adverse change in Seller's relations with any Governmental Authority or third parties who are parties to any Contracts;

(l) Any discharge or satisfaction of any Encumbrance, or payment of any material Liabilities in relation to the Business, other than in the ordinary course of the Business consistent with past practice; or failure to in relation to the Business pay or discharge when due any material Liabilities in relation to the Business; or

(m) Any Contract by Seller to do any of the foregoing.

Section 4.31      Intentionally Omitted.

Section 4.32 Books and Records. All Books and Records are true, correct and complete and have been made available to Buyer. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP and in compliance with all Applicable Laws, except where such the failure to comply with such standards would not have a Material Adverse Effect.

Section 4.33 Affiliate and Representative Transactions. Except as disclosed on
Schedule 4.33, no Affiliate or Representative of Seller or any Affiliates or Representatives thereof is at the date hereof a party to any transaction with

Seller, including any Contract or arrangement providing for the furnishing of services to or by, providing for rental of any property (including Intellectual Property) to or from, or otherwise requiring payments to or from any Seller Entity, or any of their respective Affiliates that in any such case relates to the Business, Purchased Assets, and Assumed Liabilities.

Section 4.34 Insurance. Schedule 4.34 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies covering the Purchased Assets, the Business or the Employees (the "Insurance Policies"), and true and complete copies of all such Insurance Policies have been delivered by Seller to Buyer. Schedule 4.34 sets forth a true and complete list of Claims made in respect of Insurance Policies during the three (3) years prior to the date hereof that related to Business. Since June 30, 2005, except as provided on
Schedule 4.34, there is no Claim pending under any of such Insurance Policies as to which coverage has been questioned or denied. All premiums due under all Insurance Policies have been paid and Seller is in compliance with the terms and conditions of all such Insurance Policies, in all material respects. To Seller's Knowledge, all Insurance Policies are in full force and effect. To Seller's Knowledge, except as disclosed on Schedule 4.34, (i) there are no threatened termination of, premium increase with respect to, or uncompleted requirements under, any Insurance Policy, and (ii) the Purchased Assets and the Business are insured under such Insurance Policies in amounts and against risks usually insured against by Persons operating businesses similar to the Business.

Section 4.35      Real and Leased Properties.

(a) Except as set forth on Schedule 4.35(a), Seller has not or has never had any owned real property or interests in real property in the Business. Schedule 4.35(a) sets forth a complete and correct list of all Leased Real Property and accompanying agreements under which Seller leases or otherwise uses real property in the Business. The Leased Real Property constitutes all interests in real property (i) currently used or currently held for use in connection with the business of Seller and (ii) which are necessary for the continued operation of the business of Seller as such business is currently conducted. All of the Leased Real Property, buildings, fixtures and improvements thereon leased by the Seller are in good operating condition and repair (subject to normal wear and tear), with sufficient access to roads and utilities to operate the business of Seller as presently conducted. Except as set forth on Schedule 7.3, all of the Leased Real Property is available for immediate use in the operation of the Business by Seller or Buyer and for the purpose for which such Leased Real Property currently is being utilized. To Seller's Knowledge, all improvements on the Leased Real Property conform in all material respects to laws relating to zoning health and safety and access, and the Leased Property is zoned for the purposes for which such Leased Real Property is currently being used by Seller. Seller has delivered to Buyer and Parent true, correct and complete copies of the Real Property Leases together with all amendments, modifications or supplements, if any, thereto.

(b) Each Real Property Lease is the legal, valid, binding and enforceable obligation of Seller and, to Seller's Knowledge, any other party and is in full force and effect in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity

(regardless of whether enforcement is considered in a proceeding in equity or at law). Neither Seller nor, to Seller's Knowledge, any other party has received any notice of any or is in material default, violation or breach in any respect under any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a material default, violation or breach in any respect under any Real Property Lease by Seller or, to Seller's Knowledge, any other party. Except as set forth in Section 4.35(b), no Consent of any third party under any such Real Property Lease is required in connection with the contemplated transactions.

(c) Permits. Seller has all certificates of occupancy and all Permits from any Governmental Authority necessary or useful for the current use and operation of each Leased Real Property, and Seller has complied in all material respects with all conditions of the Permits applicable to it. To Seller's Knowledge, no default or violation, or event that with the lapse of time of giving of notice or both would become a material default or material violation, has occurred in the due observance of any Permit.

(d) Condemnation. There does not exist any actual or, to Seller's Knowledge, threatened, or contemplated condemnation or eminent domain proceedings that affect any Leased Property or any part thereof, and Seller has not received any written notice of the intention of any Governmental Authority or other Person to take or use all or any part thereof.

(e) Compliance with Real Property Laws. The use of the Leased Real Property by Seller been in material compliance with all Applicable Laws, and Seller has not received any written notice from a Governmental Authority of a violation or claimed violation of any Applicable Law as it relates to the Leased Real Property.

(f) Additional Leases. Except as set forth in Schedule 4.35(f), there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right to use or occupy any portion of the Leased Real Property.

Section 4.36 Changes in Suppliers. To the Seller's Knowledge, none of the suppliers supplying products, services, materials or drugs to the Business has provided any notice that it intends to cease selling such products, services, materials or drugs to the Business, or to limit or reduce such sales of the products, services, materials or drugs to the Business, respectively, or to increase prices in a manner that could reasonably be expected to have a Material Adverse Effect.

Section 4.37 Rates and Reimbursement Policies. Except as set forth on Schedule 4.37, no Seller Entity or any Affiliate thereof has, with respect to the Business, any reimbursement or payment rate appeals, disputes or contested positions currently pending before any governmental authority or any administrator of any Private Programs.

Section 4.38 Guarantees, Warranties and Discounts. Except as described in
Schedule 4.38, no Seller Entity, nor any Affiliate thereof with respect to the Business has given any guarantee, warranty or discount in respect of any of the products sold or the services provided by it; and none of them are required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with their suppliers or customers.

Section 4.39 Disclosure. The representations and warranties contained in this Agreement, the schedules, certificates and the other agreements delivered in connection with this Agreement and the transactions contemplated hereby (a) are true, correct and complete, and Seller has provided true and correct copies of all documents referred to therein that are required to be provided pursuant to the Agreement, and (b) do not contain or will not contain, at the Closing, any untrue statement of a material fact or omit, or will at the Closing omit, to state a material fact necessary to make the statements therein, taken as a whole and in light of the circumstances under which they were or will be made, not misleading in any material respect. To Seller's Knowledge, there are no facts relating to the financial condition of the Business which have been (i) intentionally withheld from the Buyer, and (ii) could be reasonably expected to have a Material Adverse Effect.

                                   ARTICLE V
                              BUYER'S AND PARENT'S
                         REPRESENTATIONS AND WARRANTIES

         Each Buyer Entity and Parent represent and warrant to the Seller as follows, except as set forth on the Buyer's Disclosure Schedule (which is arranged in sections corresponding to the Sections contained in this Article V and as to which the disclosure in any section of the Buyer Disclosure Schedule qualifies only the corresponding Section, unless it is reasonably apparent that the disclosure in any section or subsection of the Buyer Disclosure Schedule should apply to one or more other Sections):

Section 5.1 Organization and Good Standing. Each of Buyer and Parent is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, lease and operate its properties and to operate its business. Each of Buyer and Parent is duly qualified in each jurisdiction in which the ownership of property or the conduct of its business requires such qualification, except where the failure to do so would not, individually or in the aggregate, adversely affect Buyer's or Parent's ability to consummate the transactions contemplated by this Agreement. Buyer and Parent currently have sufficient funds available to consummate the transactions contemplated by this Agreement.

Section 5.2 Corporate Authorization. Each of Buyer and Parent has full power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations under this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby on the terms set forth herein and therein. Each of this Agreement and the Transition Services Agreement has been duly executed and delivered by Buyer and Parent and, assuming the due execution of such agreement by Seller, is a valid and binding obligation of Buyer and Parent, enforceable against Buyer and Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

Section 5.3 No Breach. The execution, delivery and performance by Buyer and Parent of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by Buyer and Parent of the transactions contemplated hereby and thereby, do not and will not (a) contravene or conflict with the Charter

Documents of Buyer or Parent or (b) violate any order, injunction, judgment, decree or award, federal, state, local or foreign law, ordinance, statute, rule or regulation to which Buyer or Parent is subject or by which Buyer or Parent or its properties may be bound, except where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of the Buyer that adversely affects Buyer's or Parent's ability to consummate the transactions contemplated by this Agreement.

Section 5.4 Broker's Fees. Neither Buyer nor Parent has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 5.5 Claims and Proceedings. Except as set forth on Schedule 5.5, (i) there is no outstanding order of any Governmental Authority against or involving Buyer or Parent any subsidiary of Parent or any of their respective Affiliates that could defeat, defer or negatively impact the consummation of the transactions contemplated by this Agreement, and (ii) there is no Claim pending, or, to the knowledge of Buyer or Parent, threatened against Buyer or Parent, involving this Agreement or the transactions contemplated hereby.

                                   ARTICLE VI
                                    COVENANTS

Section 6.1       Covenants of Seller.  Seller covenants and agrees as follows:

(a) Access and Information. Until the consummation of the transactions contemplated hereby, upon reasonable notice, Seller shall grant, or cause to be granted to, Buyer, Parent and their Representatives, during the period between the date of this Agreement and the Closing Date, reasonable access during normal business hours to the Purchased Assets and the Books and Records and other information of Seller relating to the operations of the Business. From the date of this Agreement through the Closing Date, Seller shall use commercially reasonable efforts to furnish, or cause to be furnished, to Buyer all data and information concerning the Purchased Assets and the Business which may reasonably be requested by Buyer and shall use all commercially reasonable efforts to make available, or cause to be made available, such personnel of Seller as may reasonably be requested for the furnishing of such data and information. Buyer shall have a right to designate certain of its Representatives as a transition team which may work from Seller's premises in order to facilitate the orderly transfer of the Business to Buyer in accordance with the terms of this Agreement. Such transition team shall be given reasonable access to Seller's management and other Representatives of the Business, including through attendance by such management and Representatives at meetings with the transition team.

(b) Financial Statements. Seller shall deliver to Buyer as soon as practicable after the end of each month, and in any event within 15 days thereafter, a consolidated balance sheet of the Business as of the end of each such month and a consolidated statement of income and a consolidated statement of cash flows of the Business for such month and for the current year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, all accompanied by an analysis thereof certified by Seller's Chief Financial Officer.

(c) Continued Operation of Business. Except as provided on Schedule 6.1(c), or as expressly required or contemplated by the terms of this Agreement, or unless Seller obtains Buyer's prior written approval, from the date hereof through the Closing Date, Seller shall:

(i) operate the Business in a reasonable and prudent manner, to conduct Seller's operations according to the ordinary and usual course consistent with past practice, to preserve intact Seller's present business organization and structure, the goodwill of the Business, to preserve Seller's rights to be assigned to Buyer hereunder, and to use commercially reasonable efforts to preserve Seller's relationships with customers, suppliers, and other Persons having material business dealings with Seller that are material to the operation of the Business;

(ii) maintain the Books and Records in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, assets and Liabilities of the Business in accordance with GAAP;

(iii) pay all Accounts Payable related to the Business on a current basis, but in no event later than thirty (30) days after they become due, except Accounts Payable being contested in good faith;

(iv) exercise commercially reasonable efforts to retain the Employees referred to in Section 4.21(a);

(v) use commercially reasonable efforts to preserve and maintain the Purchased Assets and, the assets and properties of Seller not used exclusively in the Business but to be leased or licensed to Buyer pursuant to the Trademark License Agreement and/or the Transition Services Agreement in reasonably good operating condition, normal wear and tear excepted;

(vi) continue the pricing, procurement and purchasing policies of the Business, in accordance with past practice;

(vii) consult with Buyer prior to any renewal, amendment, extension or termination of, waiver of any right under, or any failure to renew, any Material Contract; and

(viii) use commercially reasonable efforts to keep in full force and effect all of the Insurance Polices under the same terms and coverage.

(d) Restrictions. Without Buyer's prior written approval, until the Closing Date, Seller shall not (a) dispose of, Encumber, sell, convey, assign or otherwise transfer any of the Purchased Assets that are used in the Business, except for supplies in the ordinary course of business consistent with past practice, (b) enter into any new, or amend any existing, severance Contract, deferred compensation or arrangements, plans or programs for the benefit of the Employees or future Employees of the Business or grant any such Persons an increase in employee compensation other than in the ordinary course of business or pursuant to a promotion consistent with past practice and except that this clause (b) shall not be applicable to any Person who elects not to become a Transferred Employee, (c) incur any capital expenditures for the Business, or any obligations or Liabilities in respect thereof, except for those incurred in the ordinary course of Business and previously disclosed to the Parent, (d) pay Liabilities of the Business other than in the ordinary course of business consistent with past practice, (e) delay or postpone the payment of Accounts Payable or other Liabilities of the Business other than in the ordinary course of business consistent with past practice, (f) incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which in the aggregate will not be material to the Business), (g) waive, release or cancel any Claims against third parties or debts owing to Seller, (h) terminate, modify, amend, waive or otherwise alter or change any of the terms or provisions of any Material Contract or create any default under the terms of any Material Contract, and (i) enter into any Contract which if in existence on the date hereof would have constituted a Material Contract or a Real Property Lease.

(e) IP License to Excluded Assets. Seller shall provide Buyer with a license to certain intellectual property in the Excluded Assets not exclusively used by Seller in the Business prior to the Closing Date on such terms and conditions as are set forth in the Trademark License Agreement.

(f) No Shop.

(i) From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Seller hereby agrees not to, and shall cause its Representatives not to: (A) solicit, initiate, assist or encourage the making by any Person (other than the parties to this Agreement) of any proposal, offer or inquiry that constitutes, or is reasonably expected to lead to, a proposal for any acquisition by a third party of all or a portion of the Business or the Purchased Assets (a "Competing Transaction") or (B) participate in any discussions or negotiations regarding, or furnish or disclose to any Person any information with respect to, any Competing Transaction; provided, that (x) neither Seller nor its Representatives shall be in any way limited or restricted from discussing or negotiating, or otherwise taking any of the actions contemplated by subclauses (A) or (B) above with respect to, any transaction or proposal that does not involve the Business (a "Non-Competing Transaction"), (y) this Section 6.1(f) shall not be applicable in any respect to a transaction or proposal that is a Non-Competing Transaction (and any such transaction or proposal shall not be deemed to be a "Competing Transaction" for any purpose under this Agreement). Nothing herein shall limit Seller's ability to make any disclosure required by Applicable Law.

(ii) Seller hereby agrees and shall cause its Representatives to cease immediately all existing discussions or negotiations with any Person conducted on or before the date of this Agreement with respect to a Competing Transaction. Parent and Buyer acknowledge that, prior to the date of this Agreement, Seller solicited or caused to be solicited by its financial advisors indications of interest and proposals for a Competing Transaction.

(g) Confidentiality. Seller and its Affiliates will hold, and will use their reasonable best efforts to cause their respective Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning Buyer or any of its Affiliates (whether or not related specifically to the Business) that are furnished to Seller or its Affiliates, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, (ii) in the public domain through no fault of Seller or (iii) later lawfully acquired by Seller from sources other than Buyer or any of its subsidiaries or any other Person not under a non-disclosure or confidentiality obligation in favor of Buyer or any of its subsidiaries; provided that Seller may disclose such information to its Representatives who need to know such information for purposes of participating in the evaluation, negotiation and/or execution of the transactions contemplated by this Agreement and the Ancillary Agreements so long as such Persons are informed by Seller of the confidential nature of such information and are directed by Seller to treat such information confidentially. Seller shall be responsible for any failure to treat such information confidentially by such Persons. If this Agreement is terminated, Seller and its Affiliates will, and will use their reasonable best efforts to cause their respective Representatives to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by Seller or its Affiliates or on their behalf from Buyer or any of its subsidiaries in connection with this Agreement that are subject to such confidence. Notwithstanding the foregoing, effective upon, and only upon, the Closing, Seller's obligations under this
Section 6.1(g) shall terminate with respect to the Purchased Assets, the Assumed Liabilities and the Business.

(h) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Seller or its Affiliates prior to the Closing. The Seller will refer all customer inquiries relating to the Business to the Buyer from and after the Closing.

(i) Buyer Permits. In connection with the transition of the Business to Buyer, Buyer will be required by various Government Authorities to obtain a number of permits from such Government Authorities before Buyer will be legally permitted to operate the Business (the "Buyer Permits"). "Buyer Permits" do not include any Permit that is transferred or transferable from Seller. The Seller will use commercially reasonable best efforts to assist Buyer in obtaining the Buyer Permits.

(j) Right of First Refusal. If Seller shall receive the opportunity to participate in the Medicare Home Health Adult Day Care Replacement Project, Seller shall not enter into an agreement with any other provider of adult day care services in connection with such participation (a "Project Contract") unless Seller has complied with the terms of this Section 6.1(j).

(i) Prior to entering into any Project Contract (or negotiations therefore) after the date of this Agreement, Seller shall first give the Buyer the right to enter into a Project Contract with Seller by delivering to Buyer a written offer that shall state the price and other terms and conditions of the proposed Project Contract.

(ii) Buyer shall notify Seller within 10 business days of its acceptance, rejection or proposed modification of the Project Contract. If Buyer proposes modifications to the proposed terms of the Project Contract, Buyer and Seller shall use Best Efforts to negotiate a final Project Contract among the parties.

(iii) If after 30 days of good faith negotiations, Buyer and Seller cannot agree on the terms of a final Project Contract, either Party may terminate the negotiations and Seller may enter into a Project Contract with another party on substantially similar terms as those proposed to Buyer. If Seller proposes substantially different terms to any other party, Seller must again offer to Buyer the right to enter into a Project Contract with Seller in accordance with the terms of this Section 6.1(j).

(iv) Notwithstanding anything set forth to the contrary in this Section 6.1(j), Seller shall not be required or obligated to enter into a Project Contract in the event Seller reasonably believes that Buyer is unable to or will be unable to perform its duties and obligations or proposed duties and obligations pursuant to said Project Contract as a result of geographic limitations or Buyer's facility Capabilities. Seller shall notify Buyer of its determination pursuant to this Section 6.1(j)(iv), in writing, setting forth in sufficient detail its determination and its reasoning. Buyer shall have five (5) business days in which to dispute said determination. The parties consent and agree to resolve any such dispute, in good faith, within such five (5) business days.

Section 6.2 Covenants of Buyer and Parent. Each of Buyer and Parent covenants and agrees as follows:


(a) Confidentiality. Buyer and Parent and their Affiliates will hold, and will use their reasonable best efforts to cause their respective Representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Seller or any of its Affiliates (whether or not related specifically to the Business) that are furnished to Buyer, Parent or its Affiliates, except to the extent that such information can be shown to have been
(i) previously known on a nonconfidential basis by Buyer or Parent, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer or Parent from sources other than Seller or any of its subsidiaries or any other Person not under a non-disclosure or confidentiality obligation in favor of Seller or any of its subsidiaries; provided that Buyer or Parent may disclose such information to its Representatives who need to know such information for purposes of participating in the evaluation, negotiation and/or execution of the transactions contemplated by this Agreement and the Ancillary Agreements so long as such Persons are informed by Buyer or Parent of the confidential nature of such information and are directed by Buyer or Parent to treat such information confidentially. Buyer and Parent shall be jointly and severally responsible for any failure to treat such information confidentially by such Persons. If this Agreement is terminated, Buyer, Parent and their Affiliates will, and will use their reasonable best efforts to cause their respective Representatives to, destroy or deliver to Seller, upon request, all documents and other materials, and all copies thereof, obtained by Buyer, Parent or their Affiliates or on their behalf from Seller or any of its subsidiaries in connection with this Agreement that are subject to such confidence. Notwithstanding the foregoing, effective upon, and only upon, the Closing, Buyer's and Parent's obligations under this Section 6.2(a) shall terminate with respect to the Purchased Assets, the Assumed Liabilities, and the Business.

(b) Employment, Employees and Employment Benefit Plans.

(i) Effective as of the Closing Date, Buyer shall have offered employment to all Persons who are employees of the Business on the day immediately prior to the Closing Date who are listed on a schedule previously provided to Seller (including employees who are on an approved leave of absence, short-term disability leave or military leave, but not including any individual on long-term disability leave), with titles and job descriptions similar to those applicable to such employees immediately prior to the Closing Date. Employees who accept such offer of employment are referred to herein as "Transferred Employees." Nothing in this Section 6.2(b) shall be construed to prevent Buyer from terminating the employment of any Transferred Employee. Except as otherwise provided herein or in the Transition Services Agreement, effective as of the Closing Date the Transferred Employees will cease to participate in, or accrue any benefits under, Seller's Employee Benefit Plans. Buyer agrees to provide each Transferred Employee immediate eligibility in any 401(k) plan it maintains if Transferred Employees meet the service requirements thereof and immediate coverage under Buyer's health plan and other employee welfare benefit plans (as defined in Section 3(1) of ERISA), each with full credit for prior service with Seller for purposes of eligibility and vesting, as applicable, provided that no such service credit will be required to the extent it would result in a duplication of benefits. In addition, any employee welfare benefit plan (as defined in section 3(1) of ERISA) maintained by Buyer shall provide coverage for any pre-existing health condition of any Transferred Employee (and any eligible dependents or beneficiaries thereof), but only to the extent the Transferred Employee or dependent/beneficiary was covered under a similar Employee Benefit Plan of Seller as of the Closing Date, or as otherwise required by law.

(ii) Seller shall be responsible for the payment of all wages and other remuneration due to Transferred Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including any severance or termination pay promised in employment agreements, plans or programs of the Seller at that date, and Seller shall be responsible for the obligations and associated Liabilities that arise pursuant to the continuation coverage requirements of COBRA as a result of "qualifying events," as defined in COBRA, that occur on or prior to the Closing Date. Seller shall be liable for any claims made or incurred by Transferred Employees and their beneficiaries through the Closing Date under the Employee Benefit Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit. Effective as of the Closing Date, Buyer will be responsible for the obligations and associated Liabilities that arise pursuant to the continuation coverage requirements of COBRA as a result of "qualifying events," as defined in COBRA, that occur with respect to Transferred Employees after the Closing Date.

(iii) Seller shall treat all Transferred Employees as terminated for purposes of its 401(k) plan and Buyer agrees to allow rollover of distributions from such plan to its similar plan, at any Transferred Employee's election.

(c) Credit Support.

(i) Buyer shall (x) replace all credit support arrangements provided by Seller or any of its Affiliates, including any indemnity, guarantee, surety bond, letter of credit, cash or other collateral or escrow account in respect of the Business, the Purchased Assets or the Assumed Liabilities as set forth on
Schedule 6.2 (the "Credit Support Arrangements"); (y) release, or cause to be released, Seller and its Affiliates from any Liability or obligation to provide credit support in respect of the Business following the Closing; and (z) return, or cause to be returned, to Seller or its Affiliates, as appropriate, all collateral that was provided by Seller or its Affiliates pursuant to a Credit Support Arrangement, in each case on or before the Closing.

(ii) After the Closing, neither Seller nor any of its Affiliates shall have any obligation to provide any credit support in respect of the Business, the Purchased Assets or the Assumed Liabilities.

(d) WARN Act Compliance. For a period of sixty (60) days after the Closing Date, Buyer shall not effect any termination or layoff that results in an employment loss at any single site of employment during any 30-day period of more than 33% or fifty (50) of the Active Employees working full-time and Buyer shall not effect a plant closing that results in an employment loss during any 30-day period of fifty (50) or more of the Active Employees working full-time. For purposes of this Section 6.2(d), the number of employees shall be based on the number of Active Employees at the Closing Date. For sixty (60) days after Closing, Buyer shall not take any action which would trigger an obligation to provide advance notice of termination pursuant to the Worker Adjustment and Retraining Notification Act or any other applicable advance notice or notification Law.

(e) Buyer Permits. Buyer will use commercially reasonable best efforts to obtain the Buyer Permits.

Section 6.3 Mutual Covenants. Buyer, Parent and Seller covenant and agree as follows:

(a) Regulatory Approvals, Notices and Filings. Buyer, Parent and Seller shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the transactions contemplated hereby and (ii) seeking any such other actions, making any such filings or furnishing information required to be filed pursuant to Applicable Law. Each Party shall permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby. Except as otherwise provided herein, Buyer and Seller shall bear the costs and expenses of their respective filings; provided that the costs and expenses associated with filings made on behalf of both Buyer and Seller shall be shared equally.

(b) Consents. Seller shall, take such actions as are necessary, and Buyer and Parent shall reasonably cooperate with Seller in all material respects, to obtain the Material Consents; provided, however, that such actions by Seller shall not include any requirement of Seller to commence any litigation. Seller shall pay all amounts owed to any licensor ("Licensor Fees") incurred in connection with obtaining any consent, novation, approval or waiver for any Assigned Contract. Notwithstanding the foregoing, in the event Seller is unable, prior to the Closing Date, to obtain the consent, novation, approval or waiver of the other party to any Assigned Contract, Seller shall reimburse Parent or Buyer, as the case may be, for any charges, penalties or other fees, as well as reasonable, directly related costs and expenses actually paid by Parent or Buyer, as the case may be, to such other party that result directly from such failure. It is understood and agreed that the amount of any such charges, penalties or other fees, as well as costs or expenses, shall not be included in the calculation of, and shall not be subject to, the Minimum Loss under Section 8.7.

(c) Amendment of Seller Disclosure Schedule. Seller, Parent and Buyer agree that, with respect to the representations and warranties of the Seller contained in Article IV hereof, the Seller shall have the continuing obligation until the Closing Date to supplement, modify or amend promptly the Seller Disclosure Schedule with respect to: (i) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule (the "Seller New Matters"), and (ii) other matters which are not Seller New Matters but should have been set forth or described in the Seller Disclosure Schedule as of the date hereof (the "Seller Other Matters"). Any such supplement, modification or amendment (i) that reflects a Seller New Matter shall qualify the Seller's representations and warranties for all purposes of this Agreement, except for purposes of determining whether the conditions set forth in Article VII hereof have been fulfilled and (ii) that reflects one or more Seller Other Matters shall not qualify any of the Seller's representations or warranties for any purpose under this Agreement, and shall be provided solely for informational purposes. On or before the Closing Date, the Seller will prepare and deliver to Buyer a copy of the Seller Disclosure Schedule revised to reflect any supplement, modification or amendment required pursuant to this
Section 6.3(c). Seller shall use commercially reasonable efforts to deliver any such supplemented, modified or amended Seller Disclosure Schedule to Buyer at least five (5) Business Days before the Closing Date. If no supplemented, modified or amended Seller Disclosure Schedule satisfying the foregoing requirements is provided by Seller, the Seller Disclosure Schedule as delivered upon the execution of this Agreement shall continue to apply.

(d) Amendment of Buyer Disclosure Schedule. Seller and Buyer agree that, with respect to the representations and warranties of the Buyer contained in Article V hereof, the Buyer shall have the continuing obligation until the Closing Date to supplement, modify or amend promptly the Buyer Disclosure Schedule with respect to: (i) any matter occurring after the date hereof that, if existing or occurring on or before the date of this Agreement, would have been required to be set forth or described in the Buyer Disclosure Schedules (the "Buyer New Matters"), and (ii) other matters which are not Buyer New Matters but should have been set forth or described in the Buyer Disclosure Schedule as of the date hereof (the "Buyer Other Matters"). Any such supplement, modification or amendment (i) that reflects a Buyer New Matter shall qualify the Buyer's and Parent's representations and warranties for all purposes of this Agreement, except for purposes of determining whether the conditions set forth in Article VII hereof have been fulfilled and (ii) that reflects one or more Buyer Other Matters shall not qualify any of the Buyer's representations or warranties for any purpose under this Agreement, and shall be provided solely for informational purposes. On or before the Closing Date, the Buyer will prepare and deliver to Seller a copy of the Buyer Disclosure Schedule revised to reflect any supplement, modification or amendment required pursuant to this Section 6.3(d). The Buyer and Parent shall use commercially reasonable efforts to deliver any such supplemented, modified or amended Buyer Disclosure Schedule to Buyer at least five (5) Business Days before the Closing Date. If no supplemented, modified or amended Buyer Disclosure Schedule satisfying the foregoing requirements is provided by Buyer, the Buyer Disclosure Schedule as delivered upon the execution of this Agreement shall continue to apply.

(e) Notices of Certain Events. Prior to the Closing Date, Seller, on the one hand, and the Buyer Entities, on the other hand, shall promptly notify the other of:

(i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated herein;

(ii) any notice or other oral or written communication from any Governmental Authority in connection with the transactions contemplated herein or relating to Business;

(iii) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any Party;

(iv) any failure of Seller, Buyer or Parent as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

(v) any change that has had or is reasonably expected to have a Material Adverse Effect, or could delay or impede the ability of any of Seller or Buyer to perform its obligations pursuant to this Agreement and to consummate the transactions contemplated herein.

(f) Public Announcements. Neither Buyer, Parent or Seller nor any of their respective Affiliates or Representatives shall issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement, without the prior approval of the other Party, which approval shall not be unreasonably withheld, except as may be required by Applicable Laws or by any listing agreement with a national securities exchange or NASDAQ. In the case of an announcement required by Applicable Laws or by a listing agreement, the Party required to make such announcement shall use reasonable efforts to provide the other Party with a copy of the proposed announcement prior to its release and will give due consideration to such comments as such other Party may have.

(g) Delivery of Property Received After Closing. After the Closing, (a) Seller shall promptly transfer to Buyer, from time to time, any cash or other property received or held by Seller or any of its Affiliates that is associated with or relates to the Purchased Assets or the Business and (b) Buyer promptly shall transfer to Seller, from time to time, any cash or other property received or held by Buyer or Parent that is associated with or related to the Excluded Assets.

(h) Tax Matters.

(i) Seller will be responsible for the preparation and filing of all Tax Returns for all periods ending on or prior to the Closing Date as to which Tax Returns are due after the Closing Date (including the consolidated, unitary, and combined Tax Returns for Seller which include the operations of the Business for any period ending on or before the Closing Date). Seller will make all payments required with respect to any such Tax Return; provided, however, that Buyer will indemnify Seller pursuant to Article IX for any such Taxes that are Assumed Liabilities.

(ii) Buyer will be responsible for the preparation and filing of all Tax Returns for the Business for all periods ending after the Closing Date as to which Tax Returns are due after the Closing Date. Buyer will make all payments required with respect to any such Tax Return; provided, however, that Seller will indemnify the Buyer to the extent any payment the Buyer is making is a Tax attributable to a taxable period ending on or before the Closing Date based on the principles in Section 9.1(c), except to the extent that such Taxes are Assumed Liabilities.

(iii) Each Party shall, at its own expense, control any tax audit or examination by any Governmental Authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for any taxable period for which that Party is charged with payment or indemnification responsibility under Article IX. Each Party shall promptly forward to the other Party all written notifications and other written communications, including (if available) the original envelope showing any postmark, from any Governmental Authority received by such Party relating to any Liability for Taxes for any taxable period for which such other Party is charged with payment or indemnification responsibility under Article IX. Each Indemnifying Party shall promptly notify, and consult with, each Indemnified Party as to any action it proposes to take with respect to any Liability for Taxes for which it is required to indemnify the Indemnified Party. The Indemnified Party shall not enter into any closing agreement or final settlement with any Governmental Authority with respect to any such Tax Liability without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Each Party shall, at the expense of the requesting Party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting Party to enable it to take any and all actions such Party reasonably requests with respect to any proceedings which the requesting Party controls. The failure by a Party to provide timely notice under this subsection shall relieve the other Party from its indemnification obligations with respect to the subject matter of any notification not timely forwarded, to the extent the other Party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

(i) Lessor Consent. Each of Parent, Buyer and Seller shall take all commercially reasonable efforts, and shall reasonably cooperate in such effort, to obtain a consent from the lessor of each Leased Real Property with respect to the assignment of the Lease to Buyer.

(j) Right to Use Certain Software. Seller shall pay all costs, expenses and fees (except any internal costs or expenses of Parent or Buyer, as the case may be) charged by the owner or licensor to obtain the right for Buyer to use any software or other Intellectual Property which is a Purchased Asset, including but not limited to "off-the-shelf" shrink wrap computer software programs, in connection with the Business so that the Buyer may use it legally and without interruption, with a proper and valid license therefore, and so that it operates post closing, substantially in the form as currently used and configured by Seller.

                                  ARTICLE VII
                                   CONDITIONS

Section 7.1 Conditions to Obligation of Each Party to Effect the Transactions Contemplated by this Agreement. The obligation of each Party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) Seller and Buyer have received all authorizations, consents and approvals of any Governmental Authority referred to in Section 4.6 hereof.

(b) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority nor any Applicable Laws shall be in effect that would restrain or otherwise prevent the consummation of the transactions contemplated by this Agreement.

(c) no Claim instituted by any Person shall have been commenced or pending against Seller or Buyer or any of their respective Affiliates or Representatives, which Claim seeks to restrain, prevent, change or delay in any material respect the transactions contemplated herein or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of the transactions contemplated herein; and

(d) All consents, approvals and authorizations of Governmental Authorities legally required to be obtained to consummate the transactions contemplated herein shall have been obtained from such Governmental Authorities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Material Adverse Effect.

Section 7.2 Conditions to the Obligation of Seller. Unless waived in writing by Seller, the obligation of Seller to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by Seller:

(a) Each of Parent and Buyer shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

(b) The representations and warranties of each of Parent and Buyer in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of such earlier date), except for changes contemplated by this Agreement;

(c) Parent shall have furnished to Seller a certificate, dated as of the Closing Date, signed by a duly authorized officer of Parent to the effect that all conditions set forth in Sections 7.2(a) and (b) have been satisfied;

(d) Seller shall have received, or be satisfied that it will receive, evidence satisfactory to Seller, that all Credit Support Arrangements shall terminate prior to or contemporaneously with the Closing and Seller and its Affiliates shall cease to have any Liability or obligations thereunder or any obligation to provide additional credit support in respect of the Business following the Closing and that all collateral for such Credit Support Arrangements shall have been returned;

(e) Buyer shall have replaced Seller's vehicle financing credit facility and shall have caused Seller to be released from all obligations with said vehicle financing credit facility; and

(f) On the Closing Date, Buyer shall have delivered to Seller all of the documents required to be delivered pursuant to Section 3.4.

Section 7.3 Conditions to the Obligation of Buyer and Parent. Unless waived in writing by Buyer and Parent, the obligations of both Buyer and Parent to effect the transactions contemplated by this Agreement is subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by the Buyer and Parent:

(a) Seller shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

(b) The representations and warranties of Seller in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case on and as of such earlier date), except for changes contemplated by this Agreement;

(c) Subject to Buyer's rights under Section 3.5, each of the Consents listed on
Schedule 7.3(c) ("Material Consents") shall have been obtained and shall be in full force and effect.

(d) Those employees of Seller listed on Schedule 7.3(d) shall have accepted employment with the Buyer on terms that are acceptable to Buyer and Parent.

(e) Seller shall have furnished to Buyer a certificate, dated as of the Closing Date, signed by a duly authorized officer of Seller to the effect that all conditions set forth in Sections 7.3(a), (b), (c) and (g) have been satisfied.

(f) On the Closing Date, Seller shall have delivered to Buyer all of the documents required to be delivered pursuant to Section 3.4; and

(g) During the period from the date hereof to the Closing Date, there shall not have occurred any of the actions described in Section 4.30(a), (d), (e), (h), and (k).

                                  ARTICLE VIII
                          SURVIVAL OF REPRESENTATIONS;
                                 INDEMNIFICATION

Section 8.1 Survival; Right to Indemnification. All of the representations, warranties, covenants, agreements and Closing certifications made by each of Seller, Parent and Buyer in this Agreement, the Bill of Sale and the Assignment and Assumption Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of twelve (12) months following the Closing Date (the "Escrow Period"), except that (a) the COBRA obligations in
Section 6.2(b)(ii) shall survive for the period COBRA coverage is required to be provided by Code Section 4980B, (b) the representations and warranties contained in Section 4.1, Section 4.2, Section 4.3, and Section 4.8, Section 5.1, Section 5.2, and Section 5.4, shall survive the Closing without time limit, (c) the representations and warranties contained in Section 4.22, Section 4.23, Section 4.24, Section 4.25, Section 4.26, Section 4.27 Section 4.13, Section 4.14, and
Section 4.15, and Claims arising under Article IX shall expire on the first day immediately after the last day of the shortest applicable federal or state statute of limitations relating to the regulatory matters addressed in such representations and warranties (i.e., without regard to the statute of limitations for the bringing of contract claims by Buyer) or if there is no applicable statue of limitations, then three (3) years following the Closing Date, (d) Claims related to Seller's fraud in connection with this transaction shall survive without time limit, (e) Claims related to Section 8.2(c) or (d) or
Section 8.3(c) or (d) shall survive without time limit, and (f) Claims with respect to covenants to be performed post-Closing shall survive for a period of twelve (12) months following the last date the applicable covenant required performance. There shall be no termination of any representations, warranties, covenants, agreements or Closing certifications, as applicable, as it relates to a Claim asserted prior to the termination of such survival period.

Section 8.2 Seller's Indemnity. Seller Entities shall jointly and severally indemnify, defend and hold Buyer Indemnitees harmless from and against any Losses, subject to the limitations and provisions of this Article VIII, and the Escrow Agreement, as applicable, directly or indirectly, in connection with, arising out of, or which would not have occurred but for:

(a) the breach of any representation or warranty made by Seller in Article IV (other than Section 4.14, breaches of which shall be handled pursuant to Article
IX), the Bill of Sale, the Assignment and Assumption Agreement, or in any certificate, document or agreement furnished pursuant hereto or thereto by Seller;

(b) any breach or nonfulfillment of any covenant or agreement of Seller under this Agreement (other than Section 6.3(h) breaches of which shall be handled pursuant to Article IX), the Bill of Sale, the Assignment and Assumption Agreement or under any certificate, document or agreement furnished pursuant hereto by Seller;

(c) (i) the Excluded Liabilities, which relate to or arise out of any Claims which have been covered or would have been covered by any insurance policies in effect and held by Seller had such Claim been made on or before the Closing Date, including Seller's failure to satisfy any of its obligations relating thereto; (ii) the Excluded Liabilities which relate to or arise out of any Claims which have been covered or would have been covered by any self-insurance programs of Seller had such Claim been made on or before the Closing Date, including Seller's failure to satisfy any of its obligations relating thereto; or (iii) the Excluded Liabilities which relate to or arise out of any Claim related to any business conducted by the Seller, except for the Business, on or before the Closing Date or thereafter, including Seller's failure to satisfy any of its obligations relating thereto; or

(d) Seller's failure to comply with any bulk sales, bulk transfer or fraudulent transfer laws that may be applicable to this Agreement or the transactions contemplated hereby.

(e) Assumed Trade Payables not included in the Closing Net Asset Statement and paid by Buyer.

Section 8.3 Buyer's Indemnity. Each Buyer Entity, jointly and severally, shall indemnify, defend and hold Seller Indemnitees harmless from and against any Losses, subject to the limitations and provisions of this Article VIII asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, or which would not have occurred but for:

(a) the breach of any representation or warranty made by any Buyer Entity in this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, or in any certificate, document or agreement furnished pursuant hereto or thereto by such Buyer Entity;

(b) any breach or nonfulfillment by any Buyer Entity of any covenant or agreement of such Buyer Entity under this Agreement (other than Section 6.3(h), which shall be covered by Article IX), the Bill of Sale, the Assignment and Assumption Agreement, or under any certificate, document or agreement furnished pursuant hereto by any Buyer Entity;

(c) the Assumed Liabilities, including any Buyer Entity's failure to satisfy any of its obligations relating thereto, except to the extent such Losses relate to or result from, directly or indirectly, a breach of any representation or warranty of Seller in this Agreement; and

(d) the ownership, operation or use of the Purchased Assets and the Business after the Closing (which do not include the Excluded Liabilities) by any Buyer Entity.

Section 8.4       Procedure for Indemnification - Third Party Claims.

(a) Promptly after receipt by any Party entitled to indemnity hereunder of the commencement of any Claim against such Party (the "Indemnified Party"), such Indemnified Party will, if a Claim is to be made against an indemnifying party under this Article VIII, give notice to the party obligated to provide indemnification pursuant to this Article VIII (the "Indemnifying Party") of the commencement of such Claim, specifying the factual basis of the Claim and the amount thereof in reasonable detail to the extent then known by such Indemnified Party, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any Liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by the Indemnified Party's failure to give such notice.

(b) If any third party Claim referred to in Section 8.4(a) is brought against an Indemnified Party, the Indemnified Party shall give notice to the Indemnifying Party of the commencement of such third party Claim within ten (10) Business Days after receipt by such Indemnified party of notice of the third party Claim. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days' after receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party will be entitled to participate in the defense of such third party Claim and, if it so chooses to assume the defense thereof with counsel selected by the Indemnifying Party, and reasonably acceptable to the Indemnified Party, if the Indemnifying Party gives written notice to the Indemnified Party of its election to assume the defense of such third party Claim within ten (10) Business Days after receiving notice thereof but only if: (i) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Liabilities asserted in or ultimately resulting from the third party Claim and fulfill its indemnification obligations hereunder; (ii) the Liabilities asserted in the third party Claim involves only money damages and do not seek an injunction or other equitable relief; and (iii) settlement of, or an adverse judgment with respect to, the Liabilities asserted in or ultimately resulting from the third party Claim shall not, in the reasonable good faith judgment of the Indemnified Party, be likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party. If the Indemnified Party assumes the defense against any third party Claim described in clauses (ii) or (iii), the Indemnifying Party will not be bound by any determinations with respect to such third party Claims without its prior written consent, which consent shall not be unreasonably withheld. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such third party Claim (at its own expense and with its own counsel reasonably satisfactory to the Indemnified Party), the Indemnifying Party will not, as long as the Indemnifying Party diligently conducts such defense, be liable to the Indemnified Party under this Article VIII for any fees of other counsel or any other expenses with respect to the defense of such third party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such third party Claim unless the Indemnifying Party is also a party to such third party Claim, and counsel to the Indemnified Party determines in good faith and advises the Indemnifying Party that joint representation would give rise to a conflict of interest under (x) applicable standards of professional responsibility, or (y) because the Indemnified Party has or may have one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such third party Claim. If the Indemnifying Party assumes the defense of a third party Claim, (i) no compromise or settlement of such third party Claim may be effected by the Indemnifying Party without the Indemnified Party's consent unless (A) there is no finding or admission of any violation by any Indemnified Party of any Applicable Law or any violation by any Indemnified Person of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; (ii) the Indemnifying Party will have no Liability with respect to any compromise or settlement of such third party Claim effected without the Indemnifying Party's consent (which shall not be unreasonably withheld or delayed); and (iii) the Indemnified Party will cooperate, at the expense of he Indemnifying Party, as the Indemnifying Party may reasonably request in investigating, defending and (subject to clause (i)) settling such third party Claim. If the Indemnifying Party elects not to defend a third party Claim, is not permitted to defend such third party Claim by reason of the subparagraphs (a) or (b) above of this Section 8.4(b) or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party may pay, compromise, settle or defend such third party Claim at the sole cost and expense of the Indemnifying Party if the Indemnifying Party is determined to be liable to the Indemnified Party hereunder. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of any third party Claim.

Section 8.5 Procedure for Indemnification - Other Claims. A Claim for indemnification for any matter not involving a third party Claim may be asserted by notice from the Indemnified Party to the Indemnifying Party. Such notice shall specify the factual basis of such Claim and the amount thereof in reasonable detail to the extent then known by the Indemnified Party.

Section 8.6 Time Limitations. If the Closing occurs, the Indemnifying Party shall have no Liability pursuant to Section 8.2 or Section 8.3 or of this Agreement unless an Indemnified Party gives notice to the Indemnifying Party of an actual Claim under Section 8.2 or Section 8.3 within the applicable timeframe, if any, specified in Section 8.1, which notice shall specify the factual basis of that Claim in reasonable detail to the extent then known by such Indemnified Party.

Section 8.7       Limits on Indemnification.

(a) Seller shall not be required to indemnify Buyer Indemnitees, and shall not have any Liability under Section 8.2, until the aggregate amount of all Losses under Section 8.2 exceeds $100,000 (the "Minimum Loss"). Seller shall indemnify Buyer Indemnitees for the Minimum Loss and all Losses thereafter, subject to this Article VIII.

(b) Buyer shall not be required to indemnify Seller Indemnities and shall not have any Liability under Section 8.3 until the aggregate amount of all Losses under Section 8.3 exceeds the Minimum Loss. Buyer shall indemnify Seller Indemnitees for the Minimum Loss and all Losses thereafter, subject to this
Article VIII.

(c) Seller's maximum liability under this Article VIII for indemnification claims under Section 8.2 (a), (b) and (d) shall be $1,000,000, excluding claims where fraud is proven in connection with the transactions contemplated herein. Where Seller's fraud, in connection with the transactions contemplated herein, is proven, Seller's maximum liability under this Article VIII for indemnification claims under this Article VIII shall be capped at the Purchase Price, as adjusted herein. Seller's maximum liability under this Article VIII for indemnification claims arising out of the payment by Buyer of Assumed Trade Payables not included in the Closing Net Asset Statement shall be $1,000,000. Seller's maximum liability under this Article VIII for indemnification claims under Section 8.2(c), and Section 6.1(f) and (j) shall be unlimited.

(d) Buyer's maximum liability under this Article VIII for indemnification claims under Sections 8.3(a) and (b) shall be $1,000,000. Buyer's maximum liability under this Article VIII for indemnification claims under Sections 8.3(c) and (d) shall not exceed an amount equal to the Purchase Price, as adjusted herein. Where Buyer's fraud, in connection with the transactions contemplated herein, is proven, Buyer's maximum liability under this Article VIII for indemnification claims under this Article VIII shall not exceed amount equal to the Purchase Price, as adjusted herein.

(e) The rights of the parties to indemnification under this Article VIII shall be the sole and exclusive remedy of a party to this Agreement, the Bill of Sale or the Assignment and Assumption Agreement, with respect to Losses arising out of the transactions contemplated by this Agreement, the Bill of Sale or the Assignment and Assumption Agreement, or otherwise in connection with this Agreement, the Bill of Sale or the Assignment and Assumption Agreement, except, as applicable, for any right of a party to this Agreement, the Bill of Sale or the Assignment and Assumption Agreement, to seek and obtain equitable relief.

(f) Each Indemnifying Party's indemnification liability shall be limited to the Indemnified Party's actual damages and no Indemnifying Party shall be liable for any special damages, consequential damages, or damages for lost profits; provided however, that the Seller Entities' indemnification liability for a breach of Sections 6.1(f) and (j) shall not be limited by the foregoing.

Section 8.8 Purchase Price Adjustment. All indemnification payments under this
Article VIII shall be deemed adjustments to the Purchase Price for federal Tax purposes unless otherwise required by a determination made by a Governmental Authority.

Section 8.9 No Double Recovery. Notwithstanding the fact that any Party may have the right to assert Claims for indemnification under or in respect of more than one provision of this Agreement or another agreement entered into in connection herewith in respect of any fact, event, condition or circumstance, no Party shall be entitled to recover the amount of any Losses suffered by such Party more than once under all such agreements in respect of such fact, event, condition or circumstance, and an Indemnifying Party shall not be liable for indemnification to the extent the Indemnified Party has otherwise been fully compensated on a dollar for dollar basis for such Losses pursuant to the Purchase Price adjustment under Section 3.2(d).

                                   ARTICLE IX
                                  TAX LIABILITY

Section 9.1       Liability for Taxes.

(a) Buyer shall be liable for, and shall indemnify Seller Indemnitees against, all Taxes arising or resulting from (i) the conduct of the Business or the ownership of the Purchased Assets for taxable periods or portions thereof beginning after the Closing Date or (ii) any transaction relating to the Business or the Purchased Assets that Buyer or any of its Affiliates causes to occur on or after the Closing Date (excluding, subject to Section 3.7, the sale of the Business and the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement).

(b) Seller shall be liable for and agrees to indemnify, defend and hold Buyer Indemnitees harmless from (i) any Tax that constitutes a lien or Encumbrance on the Purchased Assets if and to the extent that such Tax arises in respect of a taxable period ended on or before Closing (a "Tax Indemnity Period"), (ii) any Tax or other Losses resulting from the inaccuracy or breach of any representation or warranty set forth in Section 4.14 or the breach of any covenants set forth in Section 6.3(h), and (iii) any costs and expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) arising out of the imposition or assessment of any Tax, Losses or other costs described in clause (i), (ii) or (iii) ("Other

Costs"), and the filing of any Returns for a taxable period ending on or before the Closing Date, including those incurred in the contest of good faith of any such imposition, assessment or assertion. Any Tax imposed as a result of the sale of the Business and the Purchased Assets to Buyer and the assumption of the Assumed Liabilities by Buyer pursuant to this Agreement shall be deemed to arise in respect of a Tax Indemnity Period.

(c) Buyer shall pay to Seller the amounts received by Buyer or any of its Affiliates of any refund, abatement or credit of (i) Taxes which are attributable to the conduct of the Business or the ownership of the Purchased Assets on or prior to the Closing Date and (ii) any other Tax Assets.

(d) Any assessment or other Claim by a Governmental Authority seeking to enforce or collect a Tax, Losses or Other Costs described in Section 9.1 shall be subject to the provisions of Section 8.4, 8.5, 8.6, 8.7, 8.8 and 8.9 of this Agreement to the extent that Section 6.3(h) does not apply to such assessment or Claim.

(e) For the avoidance of doubt, notwithstanding any other contrary provisions of this Agreement, Seller shall not be liable for any Taxes or related Losses to the extent such Taxes or related Losses have been included as a liability in calculating the Closing Net Assets, or such Taxes or Losses are included in Assumed Liabilities.

                                   ARTICLE X
                       RECORDS/LITIGATION AND TAX MATTERS

Section 10.1      Records/Litigation.

(a) For a period of five (5) years after the Closing Date, in the event and for so long as any Party or any of their respective Affiliates is contesting or defending against any Claim in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Party or any of their respective Affiliates, the other Party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its Books and Records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party claims to be entitled to indemnification therefor under Article VIII or Article IX).

(b) For a period of five (5) years after the Closing Date, each Party shall provide such assistance as the other Party may from time to time reasonably request in connection with the preparation of Tax Returns required to be filed, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to Liability for Taxes, or any claim for refund in respect of such Taxes or in connection with any litigation and proceedings related to the Business, including making available documents, witnesses, employees for interviews, litigation preparation and testimony. The requesting party shall reimburse the assisting party for the out-of-pocket costs incurred by the assisting party.

Section 10.2 Tax Disclosure Authorization. Notwithstanding the Confidentiality Agreement or anything herein to the contrary, the Parties (and each Affiliate and Person acting on behalf of any Party) agree that each Party (and each Representative of such Party) may disclose to any and all Persons, without limitation of any kind, the transaction's tax treatment and tax structure (as such terms are used in Code ss.ss.6011 and 6112 and regulations thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any Applicable Laws; provided, however, that such disclosure may not be made until the earlier of date of (a) public announcement of discussions relating to the transaction, (b) public announcement of the transaction, or (c) execution of an agreement to enter into the transaction. This authorization is not intended to permit disclosure of any other information including (without limitation) (v) any portion of any materials to the extent not related to the transaction's tax treatment or tax structure, (w) the identities of participants or potential participants, (x) the existence or status of any negotiations, (y) any pricing or financial information (except to the extent such pricing or financial information is related to the transaction's tax treatment or tax structure), or
(z) any other term or detail not relevant to the transaction's tax treatment or the tax structure.

                                   ARTICLE XI
                               TERMINATION RIGHTS

Section 11.1 Termination Rights. This Agreement may be terminated at any time prior to the Closing as follows and in no other manner:

(a) by mutual written consent of Parent and Seller;

(b) after October 1, 2005 by either Seller or Parent, if the Closing has not occurred by that date and if failure to close is not the result of a breach of this Agreement;

(c) By Seller, if: (i) there has been a material misrepresentation or breach by Buyer or Parent of a representation or warranty contained herein and such material misrepresentation or breach, if curable, is not cured within ten (10) Business Days after written notice thereof from Seller; (ii) Parent or Buyer has committed a material breach of any covenant imposed upon it hereunder and, if curable, fails to cure such breach within ten (10) Business Days after written notice thereof from Seller; or (iii) any condition to Seller's obligations hereunder becomes incapable of fulfillment through no fault of Seller and is not waived by Seller; and

(d) By Parent, if: (i) there has been a material misrepresentation or breach by Seller of a representation or warranty contained herein and such material misrepresentation or breach, if curable, is not cured within ten (10) Business Days after written notice thereof from Parent; (ii) Seller has committed a material breach of any covenant imposed upon it hereunder and, if curable, fails to cure such breach within ten (10) Business Days after written notice thereof from Parent; or (iii) any condition to Parent's or Buyer's obligations hereunder becomes incapable of fulfillment through no fault of Parent or Buyer and is not waived by Parent or Buyer.

Section 11.2 No Requirement To Terminate. In the event that a condition precedent to a Party's obligation is not met, nothing contained herein shall be deemed to require any Party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing.

Section 11.3 Effect of Termination. In the event of termination by Parent or Seller pursuant to this Article XI, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party, except as otherwise required by Section 11.3. If the transactions contemplated by this Agreement are terminated as provided herein:

(a) Parent and Buyer shall return to Seller all documents and copies and other materials received from or on behalf of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof;

(b) all confidential information received by Parent and Buyer with respect to the Purchased Assets, the Assumed Liabilities and the Business shall be treated in accordance with the terms and conditions of Section 6.2(a); and

(c) no Party hereto shall have any Liability or further obligation under this Agreement resulting from such termination except (i) that the provisions of
Section 6.1(g), Section 6.2(a), Section 12.5, Section 12.10 and this Article XI shall remain in full force and effect; and no Party waives any Claim against a breaching Party to the extent such termination results from the breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XII
                                  MISCELLANEOUS

Section 12.1 Further Assurances. From time to time, at Parent's, Buyer's or Seller's request, whether before or after the Closing Date, Parent, Buyer or Seller, as the case may be, shall, and shall cause their respective Affiliates and Representatives to, execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings prior to or after the Closing, and take such other actions as Parent, Buyer or Seller, as the case may be, may reasonably require of the other Party to more effectively assign, convey and transfer to such Party the Purchased Assets and to assume the Assumed Liabilities, as contemplated by this Agreement.

Section 12.2 Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed delivered when so delivered by hand, telexed or telecopied with acknowledged receipt, or if mailed, five (5) calendar days after mailing (one
(1) Business Day in the case of express mail or overnight courier service), as follows:

If to Parent and/or Buyer:

         Active Service Corporation
         1500 Urban Center Drive
         Suite 500
         Vestavia Hills, Alabama  35242-2566
         Attn:  Kris Baldock
         Chief Executive Officer and Chairman
         Telephone:  (410) 753-9096
         Facsimile:  (205) 970-3368
with a copy to:

         DLA Piper Rudnick Gray Cary US LLP
         6225 Smith Avenue
         Baltimore, Maryland  21209
         Attn:  George J. Nemphos, Esq.
         Telephone:  (410) 580-4225
         Facsimile:  (410) 580-3225

If to any Seller:

         c/o Almost Family, Inc.
         9510 Ormsby Station Road
         Suite 300
         Louisville, Kentucky 40223
         Attn:  William Yarmuth,
         Chief Executive Officer
         Telephone:  (502) 891-1000
         Facsimile:  (502) 891-8067

and:

         Frost Brown Todd LLC
         400 West Market Street
         32nd Floor
         Louisville, Kentucky  40202-3363
         Attn:  Scott W. Dolson
         Telephone:  (502) 568-0203
         Facsimile:  (502) 581-1087

or such other address or facsimile number as such Party may hereafter specify in writing for the purpose by notice to the other Parties hereto.

Section 12.3 Governing Law; Submission to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof. Courts within the State of Delaware will have jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the Ancillary Agreements and any agreements, instruments and documents contemplated hereby or thereby and the transactions contemplated hereby and thereby. The Parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the Parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by Applicable Law, any Claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

Section 12.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS AND ANY AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THEREBY AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 12.5 Entire Agreement. This Agreement, the attached Schedules, the Ancillary Agreements and the agreements, instruments and documents referred to herein or executed simultaneously herewith, constitutes the entire agreement and understanding of the parties in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and undertakings, whether written or oral, relating to the subject matter hereof. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement will be binding unless hereafter made in writing and signed by the Party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement, except as otherwise specifically agreed to by the Parties in writing.

Section 12.6 Assignment. This Agreement and any rights and obligations hereunder shall not be assignable or transferable by Parent, Buyer or Seller (including by operation of Applicable Laws in connection with a merger or sale of stock, or sale of substantially all the assets, of Parent or Seller or their respective Affiliates) without the prior written consent of the other Party, and any purported assignment without such consent shall be void and without effect. Notwithstanding the foregoing, Buyer may assign its rights under this Agreement to one of its Affiliates without Seller's prior written consent.

Section 12.7 Amendment and Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties hereto, or, in the case of a waiver, by or on behalf of the Party waiving compliance unless otherwise contemplated by this Agreement (including Section 6.3(c)). The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any Party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

Section 12.8 Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal, due diligence, accounting and investment banking fees and expenses, shall be paid by the Party incurring such costs or expenses.

Section 12.9 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 12.10 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 12.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under Applicable Laws, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 12.12 No Third Party Beneficiaries. Except as provided with respect to indemnification as set forth in Article VIII and Article IX and except as otherwise expressly stated in this Agreement, nothing in this Agreement shall confer any rights upon any Person other than the Parties hereto and their respective heirs, successors and permitted assigns.

                      (signatures appear on following page)

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

                                SELLER ENTITIES:

                                ALMOST FAMILY, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                                CARETENDERS OF CINCINNATI, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                                ADULT DAY CARE OF MARYLAND, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO


                                CARETENDERS OF COLUMBUS, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                                CARETENDERS OF NEW JERSEY, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                                CARETENDERS OF SOUTHWEST FLORIDA, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                                CARETENDERS OF WEST PALM BEACH, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                                ADULT DAY CARE OF LOUISVILLE, INC.


                                By: /s/ William B. Yarmuth
                                   -----------------------
                                Name:  William B. Yarmuth
                                Title: CEO

                               BUYER ENTITIES:

                               ACTIVE SERVICE CORPORATION


                               By: /s/ Kris W. Baldock
                                   -------------------
                               Name: Kris W. Baldock
                               Title: CEO

                               ACTIVE DAY FL, INC.


                               By: /s/ Kris W. Baldock
                                   ------------------
                               Name: Kris W. Baldock
                               Title: CEO

                               ACTIVE DAY OH, INC.


                               By: /s/ Kris W. Baldock
                                   ------------------
                               Name: Kris W. Baldock
                               Title: CEO

                               ACTIVE DAY MD, INC.


                               By: /s/ Kris W. Baldock
                                   -------------------
                               Name: Kris W. Baldock
                               Title: CEO

                               ACTIVE DAY KY, INC.


                               By: /s/ Kris W. Baldock
                                   -------------------
                               Name: Kris W. Baldock
                               Title: CEO

                               ACTIVE DAY FLEET, INC.


                               By: /s/ Kris W. Baldock
                                   -------------------
                               Name: Kris W. Baldock
                               Title: CEO

                                                                       Exhibit A
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of this ____ day of ___________, 2005 by and among Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., a Kentucky corporation, Caretenders of New Jersey, Inc., a Kentucky corporation, Caretenders of Southwest Florida, Inc., a Kentucky corporation, Caretenders of West Palm Beach, Inc., a Kentucky corporation, and Adult Day Care of Louisville, Inc., a Kentucky corporation (individually a "Seller Entity" and collectively "Seller Entities"; the Seller Entities are sometimes collectively referred to herein as "Almost" or "Seller"), and Active Day FL, Inc., a Delaware corporation, Active Day OH, Inc., a Delaware corporation, Active Day MD, Inc., a Delaware corporation, Active Day, KY, Inc., a Delaware corporation, and Active Day Fleet, Inc., a Delaware corporation (each a "Buyer Entity" and collectively "Buyer Entities"; the Buyer Entities are sometimes collectively referred to herein as "Buyer"), and wholly owned subsidiary of Active Service Corporation, a Delaware corporation ("Parent"). Capitalized terms used herein but not defined shall have the meanings set forth in that certain Purchase Agreement, dated as of August __, 2005 (the "Purchase Agreement"), by and among the Buyer, the Seller and the Parent.

WHEREAS, Assignor, Assignee and Parent entered into that certain Purchase Agreement; and

WHEREAS, pursuant to Section 2.2 of the Purchase Agreement, Assignor agreed to assign and transfer to Assignee, all of Assignor's right, title and interest in and to the Assumed Liabilities.

NOW, THEREFORE, in consideration of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment of Assigned Contracts. Except as provided below, Assignor hereby irrevocably assigns, transfers and sets over to Assignee, its successors and assigns, all of Assignor's right, title and interest in, to and under the Assigned Contracts and Assumed Liabilities. Nothing contained in this Agreement shall constitute an agreement or an attempt to assign or transfer any Assigned Contracts or Assumed Liabilities which are not assignable without the consent of a third party, unless and until such consent has been obtained.

2. Assumption of Obligations. Assignee hereby accepts the assignment of the Assigned Contracts and Assumed Liabilities hereby assigned to it, and expressly assumes and agrees, from and after the date hereof: (a) to be bound by and to abide by the terms and conditions of the Assigned Contracts and Assumed Liabilities; and (b) to pay, perform and discharge, in due course, and satisfy faithfully as the same shall become due for payment, performance or discharge, all of the liabilities and obligations arising from and after the date hereof with respect to the Assigned Contracts and Assumed Liabilities.

3. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4. No Effect on Purchase Agreement. Nothing contained in this Agreement shall supersede, modify, limit, eliminate or otherwise affect any of the representations and warranties, covenants, agreements or indemnities set forth in the Purchase Agreement. This Agreement is entered into and delivered pursuant to Sections 2.2, 3.3(c) and 3.4(b) of the Purchase Agreement, and nothing herein shall be construed to modify, terminate or merge any rights any party thereto may have pursuant to the terms thereof. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Counterparts. This Agreement may be signed in counterparts, all of which, taken together, shall be deemed to constitute one original Agreement.

7. Further Assurances. Assignor and Assignee hereby agree to execute, acknowledge and deliver such other documents and instruments and take such other actions as any party, or counsel to any party, may reasonably request to complete and perfect the assignment and assumption contemplated herein.

                        [Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement on the date first above written.

SELLER ENTITIES:

ALMOST FAMILY, INC.


By:

Name:

Title:


CARETENDERS OF CINCINNATI, INC.


By:

Name:

Title:


ADULT DAY CARE OF MARYLAND,
INC.


By:

Name:

Title:


CARETENDERS OF COLUMBUS, INC.


By:

Name:

Title:

CARETENDERS OF NEW JERSEY, INC.


By:

Name:

Title:


CARETENDERS OF SOUTHWEST
FLORIDA, INC.


By:

Name:

Title:


CARETENDERS OF WEST PALM
BEACH, INC.


By:

Name:

Title:


ADULT DAY CARE OF LOUISVILLE,
INC.


By:

Name:

Title:

ACTIVE SERVICE CORPORATION


By:

Name:

Title:


ACTIVE DAY FL, INC.

By:

Name:

Title:

ACTIVE DAY OH, INC.


By:

Name:

Title:


ACTIVE DAY MD, INC.


By:

Name:

Title:

ACTIVE DAY KY, INC.


By:

Name:

Title:


ACTIVE DAY FLEET, INC.


By:

Name:

Title:

                                                                       Exhibit B
                                  BILL OF SALE

THIS BILL OF SALE (this "Agreement") is entered into as of this ____ day of ____, 2005 by and among Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., a Kentucky corporation, Caretenders of New Jersey, Inc., a Kentucky corporation, Caretenders of Southwest Florida, Inc., a Kentucky corporation, Caretenders of West Palm Beach, Inc., a Kentucky corporation, and Adult Day Care of Louisville, Inc., a Kentucky corporation (individually a "Seller Entity" and collectively "Seller Entities"; the Seller Entities are sometimes collectively referred to herein as "Almost" or "Seller"), and Active Day FL, Inc., Active Day OH, Inc., Active Day MD, Inc., Active Day, KY, Inc., and Active Day Fleet, Inc., each a Delaware corporation (each a "Buyer Entity" and collectively "Buyer Entities"; the Buyer Entities are sometimes collectively referred to herein as "Buyer"), and wholly owned subsidiary of Active Service Corporation, a Delaware corporation ("Parent"). Capitalized terms used herein but not defined shall have the meanings set forth in that certain Purchase Agreement, dated as of August __, 2005 (the "Purchase Agreement"), by and among Purchaser, Seller and the Parent.

WHEREAS, the Seller, the Purchaser and the Parent entered into an Asset Purchase Agreement dated August __, 2005 (the "Purchase Agreement"); and

WHEREAS, pursuant to Section 2.1 of the Purchase Agreement, the Seller agreed to sell, assign and transfer to Purchaser, all of the Seller's right, title and interest in and to the Purchased Assets.

NOW, THEREFORE, in consideration of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase Agreement.

2. Transfer of Assets.The Seller hereby irrevocably sells, conveys, assigns, transfers and delivers to the Purchaser, its successors and assigns, all of the Seller's right, title and interest in, to and under the Purchased Assets free and clear of any Encumbrances other than the Permitted Encumbrances. Nothing contained in this Agreement shall constitute an agreement or an attempt to assign or transfer any Purchased Asset which is not assignable without the consent of a third party, unless and until such consent has been obtained.

3. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Seller and the Purchaser and their respective successors and assigns.

4. No Effect on Purchase Agreement. Nothing contained in this Agreement shall supersede, modify, limit, eliminate or otherwise affect any of the representations and warranties, covenants, agreements or indemnities set forth in the Purchase Agreement. This Agreement is entered into and delivered pursuant to Sections 2.1, 3.3(c) and 3.4(b) of the Purchase Agreement, and nothing herein shall be construed to modify, terminate or merge any rights any party thereto may have pursuant to the terms thereof. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6. Counterparts. This Agreement may be signed in counterparts, all of which, taken together, shall be deemed to constitute one original Agreement.

7. Further Assurances. The Seller hereby covenants that at any time and from time to time after the date hereof, it shall, upon the written request of the Purchaser promptly execute and deliver, or cause to be executed and delivered to the Purchaser, all such other and further instruments of sale, conveyance, assignment or transfer and all such notices, releases, deeds, consents, bills of sale, endorsements, powers of attorney and other documents, and to do or cause to be done all such other acts and things as may be necessary in order to more fully sell, convey, assign and transfer to and vest the Purchaser with the Purchased Assets, or otherwise to carry out or evidence the terms of this Agreement.
[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale on the date first above written.

SELLER ENTITIES:

ALMOST FAMILY, INC.

                                                                       Exhibit C
                         TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (the "Agreement") is made as of the Effective Date (as defined herein), by and among Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., Caretenders of New Jersey, Inc. Caretenders of Southwest Florida, Inc., Caretenders of West Palm Beach, Inc., and Adult Day Care of Louisville, Inc., a Kentucky corporation (individually a "Seller Entity" and collectively "Seller Entities"; the Seller Entities are sometimes collectively referred to herein as "Almost Family"), and Active Day FL, Inc., a Delaware corporation, Active Day OH, Inc., a Delaware corporation, Active Day MD, a Delaware corporation, Inc., Active Day, KY, Inc., a Delaware corporation, and Active Day Fleet, Inc., a Delaware corporation (each a "Buyer Entity" and collectively "Buyer Entities") and wholly owned subsidiary of Active Service Corporation, a Delaware corporation ("Parent" and together with the Buyer Entities, "Active Day"). Capitalized terms used herein but not defined shall have the meanings set forth in that certain Purchase Agreement, dated as of August __, 2005 (the "Purchase Agreement"), by and among Almost Family and Active Day.

WHEREAS, Almost Family and Active Day have entered into that certain Purchase Agreement, pursuant to which Active Day is acquiring certain assets and liabilities from Almost Family, in each case relating to Almost Family's adult day care services business (collectively, the "Business"); and

WHEREAS, in connection therewith, Almost Family has agreed to provide Active Day with certain transition services as set forth herein.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein, it is agreed by and between the parties as follows:

                                   ARTICLE I
                              SERVICES; FEES; TERM

1.1 Effective Date. The effective date (the "Effective Date") of this Agreement shall be the Closing Date.

1.2 Services.

(a) Almost Family agrees to provide each of those services set forth on Schedule A attached hereto (each, a "Service" and, collectively, the "Services") to Active Day during the Term (as defined herein) of this Agreement or for such shorter period set forth on Schedule A. Almost Family shall provide the Services using the same degree of care as it exercises in performing the same or similar services for its own account and Almost Family shall use commercially reasonable efforts to provide each of the Services with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions.

(b) Upon the earlier of the expiration of the Term of this Agreement or the termination of some or all of the Services under this Agreement, Almost Family shall reasonably assist Active Day in Active Day's efforts in undertaking to provide for itself any such Services, including, without limitation, taking such other steps as are reasonably necessary and without (i) any cost to Almost Family that is not reimbursed by Active Day or (ii) any material burden to Almost Family to assist Active Day to provide for itself such Services on a self-sufficient basis.

1.3 Deposits; Payments.

(a) Almost Family shall wire to Active Day, at least weekly, an amount equal to all payments from patients or their third party payors for fees for services rendered by the Business on, before or after the Effective Date and paid to Almost Family (less patient and third-party refunds due to overpayments) and any other income of Active Day directly related to the Business received by Almost Family ("Fee Payments"). Almost Family shall provide Active Day with copies of all remittance advice documentation and any other documentation or correspondence related to Fee Payments received by Almost Family. No later than five business days after the close of each month in which the Services include the Accounts Receivables services set forth on Schedule A, Almost Family shall deliver to Active Day a certificate signed by the Chief Financial Officer of Almost Family detailing all Fee Payments made to Active Day and certifying that such Fee Payments were all of the payments received by Almost Family in connection with the Business during such preceding month.

(b) At least once per week during the period of time in which the Services include the Accounts Payable services set forth on Schedule A, Almost Family shall deliver to Active Day a proposed list of accounts payable, certified by the Chief Financial Officer of Almost Family as being true and correct. Upon approval by Active Day of such payables (the "Approved Payments"), Active Day shall transfer by wire to Almost Family an amount equal to the total of the Approved Payments and Almost Family shall pay such Approved Payments.

(c) In consideration of Almost Family' performance of the Services, Active Day shall pay monthly to Almost Family the services fees (the "Services Fees") set forth on Schedule B.

1.4 Term; Survival. The term of this Agreement (the "Term") shall commence on the Effective Date and shall expire, unless earlier terminated pursuant to the terms hereof, on the date that is nine months after the Closing Date. Either party may terminate this Agreement upon written notice to the other party in the event that the other party has breached a material term of this Agreement and such breach has not been remedied or waived within 30 days of written notice of such breach to the breaching party by the terminating party. Active Day may terminate this Agreement with respect to any or all of the Services upon 30 days written notice to Almost Family. If Active Day terminates any or all of the Services described herein in accordance with the terms hereof, then effective on the termination date, such Services shall be effectively removed from this Agreement and from and after the date of such notice, all invoices will be adjusted accordingly. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement for a period of one year: (a) the obligations of each party under Sections 2.1, 2.2 and 2.3 and (b) Almost Family's right to receive the Services Fees for Services provided hereunder prior to the effective date of termination. The obligations under Article III of this Agreement shall survive indefinitely.

                                   ARTICLE II
                                OTHER PROVISIONS

2.1 Audit Right. For one (1) year after the termination of any Service or of this Agreement, as well as for the time period required by applicable laws, Almost Family shall maintain records and other evidence sufficient to accurately and properly reflect the performance of the Services and the Fees due in accordance with this Agreement. Active Day or its representatives shall have access at all reasonable times to such records for the sole purpose of auditing and verifying the accuracy of the invoices. Any audits performed by or on behalf of Active Day shall be at Active Day's sole cost and expense.

2.2 Confidentiality. The parties covenant that they shall abide by the confidentiality provisions contained in the Non-Competition and Non-Solicitation Agreement of even date herewith among the parties with respect to any Confidential Information (as defined therein) of the parties shared in connection with the Services performed pursuant to this Agreement.

2.3 Indemnification.
(a) Each party shall indemnify, defend and hold harmless the other party and its employees, representatives, officers, directors, parent, affiliates, successors and assigns from and against all losses, costs, damages (other than consequential and punitive damages), liabilities, claims, fines, charges, actions, suits, proceedings, demands, assessments, adjustments, and expenses incurred by any such persons to third parties as a result of or arising from any breach of a material representation, warranty or covenant of the indemnifying party set forth herein.

(b) If any claim shall be made or proceeding instituted (collectively, an "Action") against any indemnified person ("Indemnitee") for which indemnity will be sought pursuant to this Agreement, such Indemnitee shall promptly notify the indemnifying person ("Indemnitor") in writing ("Indemnification Notice"). The Indemnitor, within ten (10) days following receipt of the Indemnification Notice, shall retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee and any other parties the Indemnitor may designate. Indemnitee's approval of counsel shall not be unreasonably denied or delayed. Indemnitor shall pay the reasonable fees and disbursements of such counsel directly related to the Action. Notwithstanding the foregoing, any Indemnitee shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of the Indemnitee unless: (i) the Indemnitor shall have failed to retain counsel as required herein, or (ii) counsel retained by the Indemnitor is inappropriate due to actual or potential conflicting interests between the Indemnitee and any other party represented by such counsel in the Action. The parties agree that the Indemnitor shall not be liable for the fees and disbursements of more than one law firm qualified to act as counsel for the Indemnitee in connection with an Action.

(c) The Indemnitor shall not be liable for payment of any settlement of an Action without Indemnitor's prior written consent. The Indemnitee also shall have the right to consent in writing prior to settlement of an Action, but such consent shall not be unreasonably withheld or delayed. The Indemnitor shall not be liable for payment of any pre-Action settlement of a matter which would give rise to a claim for indemnification hereunder unless the potential Indemnitee has obtained the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

2.4 Records; Cooperation. Almost Family and its representatives and counsel will cooperate with Active Day and its representatives and counsel for purposes of permitting Active Day to address and respond to any matters involving Active Day that relate to the Services and for which Almost Family has in its possession any information or historical records. Upon termination of this Agreement (or earlier at the request of Active Day), Almost Family shall duplicate and/or transfer of any information and historical records related to Active Day or the Services that are in the possession of Almost Family.

                                  ARTICLE III
                                 MISCELLANEOUS

3.1 Agency; Independent Contractor. The parties acknowledge and agree that their relationship is that of independent contractors and that any agency of one to the other is terminated and that nothing shall be construed as constituting a partnership, joint venture or agency between the parties.

3.2 Notices. Any notices required or permitted to be provided pursuant to this Agreement shall be provided in writing and be deemed received upon delivery by hand or five (5) days after mailing by certified mail, return receipt requested, addressed to the recipient party at its address set forth above.

3.3 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relative to said subject, matter.

3.4 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, Active Day, Almost Family and their respective successors and assigns.

3.5 Assignment; Joinder. Neither this Agreement, nor any rights or obligations hereunder, shall be assignable by either party without the prior written consent of the other party hereto; provided, however, that Active Day may use the benefit of the Services to be provided to it by Almost Family for any directly or indirectly owned subsidiary or any affiliated entity.

3.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be performed entirely in that State.

3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

3.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3.9 Amendment. This Agreement may not be modified except by an instrument in writing executed by both parties hereto.

3.10 No Third-Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

3.11 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

                     [Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

SELLER ENTITIES:

ALMOST FAMILY, INC.

By:
Name:
Title:

CARETENDERS OF CINCINNATI, INC.

By:
Name:
Title:

ADULT DAY CARE OF MARYLAND, INC.

By:
Name:
Title:

CARETENDERS OF COLUMBUS, INC.

By:
Name:

Title:

CARETENDERS OF NEW JERSEY, INC.

By:
Name:
Title:

CARETENDERS OF SOUTHWEST FLORIDA, INC.

By:
Name:
Title:

CARETENDERS OF WEST PALM BEACH, INC.

By:
Name:
Title:

ADULT DAY CARE OF LOUISVILLE, INC.

By:
Name:
Title:

BUYER ENTITIES:

ACTIVE SERVICE CORPORATION

By:
Name:
Title:

ACTIVE DAY FL, INC. By:


Name:
Title:

ACTIVE DAY OH, INC.

By:
Name:
Title:

ACTIVE DAY MD, INC.

By:
Name:
Title:

ACTIVE DAY KY, INC.

By:
Name:
Title:

ACTIVE DAY FLEET, INC.


By:
Name:
Title:

                                                                       Exhibit E
                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement"), is made as of _________, 2005 by and among Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., a Kentucky corporation, Caretenders of New Jersey, Inc., a Kentucky corporation, Caretenders of Southwest Florida, Inc., a Kentucky corporation, Caretenders of West Palm Beach, Inc., a Kentucky corporation, and Adult Day Care of Louisville, Inc., a Kentucky corporation (individually a "Seller Entity" and collectively "Seller Entities"; the Seller Entities are sometimes collectively referred to herein as "Almost" or "Seller"), and Active Day FL, Inc., a Delaware corporation, Active Day OH, Inc., a Delaware corporation, Active Day MD, Inc., a Delaware corporation, Active Day, KY, Inc., a Delaware corporation, and Active Day Fleet, Inc., a Delaware corporation (each a "Buyer Entity" and collectively "Buyer Entities"; the Buyer Entities are sometimes collectively referred to herein as "Buyer"), and wholly owned subsidiary of Active Service Corporation, a Delaware corporation ("Parent"). Capitalized terms used herein but not defined shall have the meanings set forth in that certain Purchase Agreement, dated as of August __, 2005 (the "Purchase Agreement"), by and among the Buyer, the Seller and the Parent.
                                    RECITALS

WHEREAS, the Buyer, the Seller and Parent have entered into that certain Purchase Agreement, pursuant to which the Buyer is acquiring certain assets and liabilities from the Seller, in each case relating exclusively to the Business;

WHEREAS, the parties are entering into this Agreement in order to preserve and protect the value of the Business sold by the Seller to the Buyer pursuant to the Purchase Agreement, and as an inducement to the consummation by the Buyer of the transactions contemplated by the Purchase Agreement;

WHEREAS, the parties are entering into this Agreement in order to preserve and protect the value of the business retained by Seller through the avoidance of confusion in the marketplace that might otherwise arise out of Buyer's use of the name "Almost Family" pursuant to a Trademark License Agreement or otherwise;

WHEREAS, certain of Seller's former employees with confidential and trade secret information about Seller will be employed by Buyer in connection with Buyer's operation of the Business;

WHEREAS, the parties are entering into this Agreement in order to preserve and protect the parties' confidential and trade secret information;

WHEREAS, the Seller operates both home health and adult day care businesses in Kentucky, Ohio, Maryland and Florida (the "Territory");

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: Section 1. Confidential Information. Each party recognizes that it has had access to, and has acquired, and has assisted in developing confidential and proprietary information relating to the business and operations of the other party, including, without limitation, information with respect to their present and prospective services, clients, customers, subcontractors, suppliers, pricing, cost and financial information and sales and marketing methods (the "Confidential Information"). Each party acknowledges that the Confidential Information is and will continue to be of significant value to the other parties and the Business and that disclosure of such information to or its use by the receiving party or others could cause substantial loss to the other parties. Additionally, the Seller agrees that disclosure of any Confidential information relating to the Business when or wherever learned or disclosed could significantly reduce the investment the Buyer is making in the Business. The Seller agrees that all Confidential Information related to the Business shall remain confidential and that the Seller will use commercially reasonably efforts to maintain the confidentiality of the Confidential Information related to the Business and to deliver to Buyer. The Seller shall not use any Confidential Information of the Buyer or the Business for any purpose other than the consummation of the transactions contemplated by the Purchase Agreement. The Buyer agrees that all Confidential Information relating to the Seller's home health business shall remain confidential and that the Buyer will use commercially reasonable efforts to (i) maintain the confidentiality of the Confidential Information related to the Seller's home health business, and (ii) cause the Transferred Employees to refrain from using or disclosing Confidential Information regarding the Seller's home health business.

Section 2. Non-Competition.

(a) The Seller agrees that, whether as a partner, stockholder, consultant, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), without the express prior written consent of the Buyer, for a period of three years after the Closing Date, the Seller shall not, and shall not permit its Affiliates, to conduct the business of providing adult day care services in the Territory.

(b) The Buyer agrees that, whether as a partner, stockholder, consultant, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company), without the express prior written consent of the Seller, for a period of three years after the Closing Date, the Buyer shall not, and shall not permit its Affiliates, to conduct the business of providing home health care services in the Territory; provided, however, the foregoing limitation will not prevent, hinder or otherwise delay Buyer's participation in the Medicare Home Health Adult Day Care Replacement Project with the Seller or any other provider or home health care services in the territory.

Section 3. Non-Solicitation.

(a) The Seller acknowledges that for a period of 60 days after the date of this Agreement, the Buyer has the right to hire any employee or former employee of the Seller, employed by the Seller in connection with the operation of the Business ("Transferred Employees"). The Seller agrees that that it shall not, and shall not cause its Affiliates to, directly or indirectly, employ, solicit or entice away any Transferred Employees; during the one year immediately following the Closing Date, provided that Seller and its Affiliates may engage in general solicitations not specifically directed at Transferred Employees.

(b) The Buyer agrees that it shall not, and shall not cause its Affiliates to, directly or indirectly, employ, solicit or entice away any employees or former employees of the Seller other than the Transferred Employees, during the one year period immediately following the Closing Date, provided that Buyer and its Affiliates may engage in general solicitations not specifically directed at the Seller's employees.

Section 4. Scope. (a) The Seller acknowledges that (i) the effective scope of the Business encompasses the entire Territory; (ii) the Business, prior to the Closing Date, competes with other adult day-care businesses that are or could be located in any part of the Territory; (iii) the Buyer has required that the Seller make the covenants set forth in this Agreement as a condition to the Buyer's purchase of the assets and the assumption of the liabilities constituting the Business; (iv) the provisions of this Agreement are reasonable and necessary to protect and preserve the Buyer's interests in and right to the use such assets and operate the Business from and after the Closing Date; and
(e) the Buyer would be irreparably damaged if the Seller were to breach the covenants set forth in this Agreement.


(b) The Buyer acknowledges that (i) the effective scope of the Seller's home health business encompasses the entire Territory; (ii) competition by the Buyer with the Seller in the home health business, in conjunction with the use of the Seller's name and operation at the Seller's former locations, would create confusion in the marketplace and could result in the use by Buyer's of the Seller's confidential and trade secret information regarding the Seller's home health business; (iii) the Seller has required that the Buyer make the covenants set forth in this Agreement as a condition to the Seller's sale of the assets constituting the Business of certain assets and liabilities, in each case relating exclusively to the Business; (iv) the provisions of this Agreement are reasonable and necessary to protect and preserve the Seller's interests in and right to the use and operation of the home health business from and after the Closing Date; and (e) the Seller would be irreparably damaged if the Buyer were to breach the covenants set forth in this Agreement.

Section 5. Remedies. It is recognized that damages in the event of breach of any provision of this Agreement by the Seller or the Buyer would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Buyer or the Seller, as applicable, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights or remedies at law or in equity which the Buyer or the Seller may have. In the event of notice of any breach of any covenant set forth in this Agreement by the Seller or the Buyer, the term of such covenant will be extended by the period from delivery of notice of such breach until the later of
(a) mutual agreement of the parties hereto and (b) a substantive decision on the merits by a court as to such breach.

Section 6. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, however, that the Seller shall not be permitted to assign its obligations hereunder. The Buyer may assign its rights under this Agreement to any entity which is an Affiliate of the Buyer, but upon any such assignment, both the assignor and assignee shall be bound by the restrictions on the Buyer set forth in this Agreement.

Section 7. Entire Agreement. This Agreement and the Purchase Agreement contains the entire understanding of the Seller and the Buyer with respect to the respective parties' duties hereunder and supersedes any and all prior understandings, written or oral. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing.

Section 8. Severability. The parties hereto agree that the restrictions and agreements contained herein are reasonable with respect to duration, geographic area and scope, are the product of arm's-length negotiation, and are necessary to protect the Business acquired by the Buyer pursuant to the Purchase Agreement. Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth herein are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Seller to the greatest extent permissible.

Section 9. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in accordance with Section 12.2 of the Purchase Agreement.

Section 10. Counterparts. This Agreement may be signed in two or more counterparts, all of which, taken together, shall be deemed to constitute one original Agreement.

Section 11. Governing Law. This agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 12. Attorney's Fees. All costs and expenses, including reasonable counsel fees and expenses, incurred in any action to obtain an award or relief with respect to

the matters contemplated by this Agreement shall be borne by the party which is not the prevailing party in such action.

                        [Signatures appear on next page]

IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be
duly  executed  and  delivered  under  seal,  by  its  authorized   officers  or
individually, as the case may be, on the date first above written.

SELLER ENTITIES:

ALMOST FAMILY, INC.

By:
Name:
Title:

CARETENDERS OF CINCINNATI, INC.

By:
Name:
Title:

ADULT DAY CARE OF MARYLAND, INC.

By:
Name:
Title:

CARETENDERS OF COLUMBUS, INC.

By:
Name:

Title:

CARETENDERS OF NEW JERSEY, INC.

By:
Name:
Title:

CARETENDERS OF SOUTHWEST FLORIDA, INC.

By:
Name:
Title:

CARETENDERS OF WEST PALM BEACH, INC.

By:
Name:
Title:

ADULT DAY CARE OF LOUISVILLE, INC.

By:
Name:
Title:

BUYER ENTITIES:

ACTIVE SERVICE CORPORATION

By:
Name:
Title:

ACTIVE DAY FL, INC. By:


Name:
Title:

ACTIVE DAY OH, INC.

By:
Name:
Title:

ACTIVE DAY MD, INC.

By:
Name:
Title:

ACTIVE DAY KY, INC.

By:
Name:
Title:

ACTIVE DAY FLEET, INC.


By:
Name:
Title:

                                                                       Exhibit F
                          TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT ("License Agreement"), is made and entered into as of August [__], 2005, by and among Almost Family, Inc., a Delaware corporation ("Licensor") and Active Service Corporation, a Delaware corporation ("Licensee").

WHEREAS, Licensor is the owner of certain service marks and trade names and registrations therefor; and

WHEREAS, in connection with a Purchase Agreement, dated as of August [__], 2005, by and among Licensor, Licensee and various other parties (the "Purchase Agreement"), Licensor desires to grant to Licensee, and Licensee desires to acquire from Licensor, a license to permit Licensee's use of certain service marks and trade names for a period of time until Licensee can transition to new or other service marks and trade names in connection with the Business (as defined in Paragraph 1 below).

NOW, THEREFORE, Licensor and Licensee hereby agree to document the license as follows:

1. Grant of License. Effective as of the date of this License Agreement and subject to the terms and conditions set forth in this License Agreement, Licensor grants to Licensee an exclusive (but only as to the adult day care industry), non-transferrable (except as set forth in Paragraph 10) license (the "License") to use, in connection with Licensee's operation of the adult day care centers located at the addresses set forth on Annex A (the "Centers") and purchased pursuant to the Purchase Agreement (the "Business") the following trade names and marks (each, a "Mark" and collectively, the "Marks"):
(a) ALMOST FAMILY and design Reg. No. 2,663,761 (b) ALMOST FAMILY, THE NEXT BEST Reg. No. 2,550,726 THING TO REAL FAMILY (c) ALMOST FAMILY Reg. No. 2,499,621

2. Limitations on Use. Licensee shall use the Marks only in connection with the Business and any Business-related purposes. Licensee shall not use any of the Marks for any other purpose or in any other manner without the express authorization of Licensor. Licensee may not use any one or more of the Marks as, or as a part of, Licensee's entity name. Within fifteen (15) days from the date of this License Agreement, Licensee shall have removed all references to Licensor's website (www.almost-family.com) from Licensee's vehicles, signs and other promotional materials.

3. Quality Control. Licensee agrees that the services with which the Marks may be used shall comply with the policies and procedures set forth in the service manuals currently in use at each Center, as well as all applicable federal, state and local laws and regulations. Licensor and its authorized agents shall have the right upon reasonable advance notice, during regular business hours and in a manner that will cause minimal disruptions to Licensee's business operations, to inspect all uses of the Marks by Licensee. Licensee is a Delaware corporation EXECUTION COPY validly existing under Delaware law. Licensee has the authority to enter into this License Agreement and carry out its obligations hereunder.

4. Proprietary Notices and Registration. Licensee agrees to use in conjunction with the Marks all notices or symbols of ownership and registration as Licensor may reasonably specify from time to time. Licensor shall use its commercially reasonable efforts to maintain or renew, at Licensor's expense, trademark or service mark registrations for the Marks anywhere in the world. In further consideration of Licensor's grant of the License, Licensee agrees to reasonably cooperate with Licensor, at Licensor's expense, in obtaining or maintaining any such registrations.

5. Ownership Rights. Licensee agrees and acknowledges that Licensor is the sole owner of the Marks and that the License shall not create in Licensee, nor shall the License be construed as assigning to Licensee, any ownership interest or legal title in or to the Marks. All goodwill associated with the Marks arising from Licensee's use of the Marks shall inure solely to the benefit of Licensor and not to that of Licensee. Licensee shall take no action at any time that would have the effect of contesting or challenging the validity of Licensor's ownership of, or legal title in or to, the Marks or any registration of the Marks. Notwithstanding anything to the contrary contained in this License Agreement, during the term of the Non-Competition/Non- Solicitation Agreement of even date herewith by and between the parties hereto, Licensor shall not use, transfer, sell, assign or license the Marks, any registration of the Marks or assign or transfer any of its rights or obligations under this License in connection with or for use in connection with the business of providing adult day care which would be considered competitive to Licensee pursuant to the Non-Competition/Non-Solicitation Agreement.

6. Protection of Rights. Licensee agrees to use its commercially reasonable efforts to inform Licensor of (a) any potential infringement, misappropriation or other wrongful activity by any person or entity involving any of the Marks of which Licensee becomes aware, and (b) any potential, threatened, or actual claim or action against Licensee or Licensor involving any of the Marks of which Licensee becomes aware. Licensee agrees to reasonably cooperate with Licensor, at Licensor's expense, in protecting, enforcing, and defending Licensor's rights in the Marks.

7. Fees and Royalties. Licensee shall not be required to pay a license fee or royalties hereunder. The consideration for this License is included in the consideration paid to Licensor under the Purchase Agreement.

8. Term and Termination.
(a) Unless otherwise terminated in accordance with the terms of this License Agreement, the License is effective beginning on the date of this License Agreement and shall continue for a period of 120 days (the "Initial Term"). After the Initial Term (the "Secondary Term"), the License may remain in effect, but only upon the prepayment by Licensee of $5,000.00 for each 30-day period in which Licensee desires the License to remain effective. The Secondary Term shall last for a period of up to 180 days, or such longer period as determined by Licensor, in its sole discretion.

(b) The License may be terminated at any time by the agreement of Licensor and Licensee, or by Licensee upon notice to Licensor.

(c) Either party shall have the right to terminate this License by giving written notice thereof if the other materially breaches a term or condition if this License Agreement, and fails to correct such breach within thirty (30) days after such party has been given written notice thereof. Such termination shall take effect upon expiration of the thirty (30) day period. The notice of termination shall specify the breach alleged to have occurred.

(d) The License shall terminate upon the occurrence of any of the following upon fifteen (15) days written notice to Licensee and the opportunity to cure:

(i) Licensee's attempt to assign or sublicense without the prior written consent of Licensor, any of its rights or obligations under the License or this License Agreement;

(ii) Licensee becoming insolvent;

(iii) Licensee making a general assignment for the benefit of creditors or suffering or permitting the appointment of a receiver for its business or assets;

(iv) Licensee filing a voluntary petition of bankruptcy or becoming subject to any proceedings under any bankruptcy or insolvency law;

(v) Licensee or any government authority taking any action toward suspending or winding up the business of Licensee, dissolving Licensee, or liquidating or distributing substantially all of the assets of Licensee.

(vi) Licensee deviating from the quality control standards set forth in Paragraph 3;

(vii) Licensee's continued use of one or more of the Marks which is likely to have the effect of diluting, discrediting, disparaging, or damaging the goodwill of any of the Marks or of Licensor.

9. Rights and Duties Upon Termination. Upon termination of the License for any reason, all of Licensee's right to use the Marks shall end and Licensee shall take immediate action to cease and refrain from all further use of the Marks. The provisions of this License Agreement that are clearly intended to survive the termination or expiration of this License Agreement shall survive such termination or expiration, including but not limited to Paragraphs 2, 5, 9, 12, 13 and 16.

10. Assignability and Sublicensing. Licensee shall not assign, sell, sublicense or otherwise transfer any rights under this License Agreement to any other person or entity without the prior written consent of Licensor; provided, however, that Licensee shall have the right to assign any rights under this License without the consent of Licensor to any subsidiary or affiliate of Licensee, provided that such assigning party remains liable for the performance of its obligations under this License Agreement. Subject to the terms and conditions of this License Agreement, including by not limited to Paragraph 5, Licensor may assign, sell or otherwise transfer any of its rights or obligations under this License Agreement to any other person or entity without Licensee's prior approval.

11. Relationship of the Parties. Nothing contained in this License Agreement shall be construed to imply that the License creates a franchisor/franchisee relationship or a joint venture or partnership between Licensor and Licensee; and neither Licensor nor Licensee, by virtue of this License Agreement alone, shall have any right, power or authority, express or implied, to act on behalf of the other or to enter into any undertaking binding the other.

12. Indemnification. Licensee shall indemnify, defend and hold Licensor and its members, shareholders, directors, officers, employees, representatives, agents, attorneys, successors and assigns harmless from and against any and all claims, actions, allegations, liabilities, obligations, judgments, costs and expenses (including reasonable attorneys' fees and disbursements, as incurred) arising out of or resulting from: (a) any breach by Licensee of the license grant provisions and/or license restrictions set forth in Paragraphs 1, 2 and 3; (b) any breach by Licensee of the ownership rights obligations set forth in Paragraph 5; and/or (c) Licensee's use of the Marks in the operation of Licensee's business during and after the term of this License. Licensee shall maintain liability and other insurance at levels appropriate and customary for the operation of a business comparable to the Business.

13. Notices. Any delivery, notice or other communication required or permitted under this License Agreement shall be in writing and shall be deemed to have been delivered or given when hand-delivered or mailed by registered or certified mail, return receipt requested and postage prepaid, to the intended recipient at the following address (or such other address as may be designated from time to time by like notice):

If to Licensor:         Almost Family, Inc.
                        9510 Ormsby Station Road Suite 300
                        Louisville, Kentucky 40223
                        Attention: Mr. Steve Guenthner,
                         Executive Vice President and Chief Financial Officer
                        Telephone: (502) 891-1042
                        Facsimile: (502) 891-8067

With a copy to:         Frost Brown Todd LLC
                        400 West Market Street 32nd Floor
                        Louisville, Kentucky 40202-3363
                        Attention: Scott Dolson
                        Telephone: (502) 568-0203
                        Facsimile: (502) 581-1087

If to Licensee:         Active Service Corporation
                        1500 Urban Center Drive Suite 500
                        Vestavia Hills, Alabama 35242-2566
                        Attention: Kris Baldock, Chief Executive Officer
                        Telephone: (205) 970-3300
                        Facsimile: (205) 970-3386

With a copy to:         DLA Piper Rudnick Gray Cary US LLP
                        6225 Smith Avenue
                        Baltimore, Maryland 21209
                        Attention: George J. Nemphos, Esq.
                        Telephone: (410) 580-4225
                        Facsimile: (410) 580-3225

14. Governing Law. This License Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its laws, rules or regulations relating to conflicts of law.

15. Headings. The headings used in this License Agreement have been included solely for ease of reference and shall not be considered in interpreting or construing this License Agreement.

16. Entire Agreement and Amendments. This License Agreement and the
Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any prior or contemporaneous agreements (whether written or oral) among the parties with respect to such subject matter. This License Agreement may be amended or modified only by another writing signed by all parties to be charged with the amendment or modification.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Licensor and Licensee have executed and delivered this License Agreement as of the date set forth in the preamble hereto.

LICENSOR                                LICENSEE
ALMOST FAMILY, INC.                     ACTIVE SERVICE CORPORATION

BY:                                     BY:
TITLE:                                  TITLE:

                                    Annex A

Hikes Point ADC
3403 Breckenridge Lane
Louisville, KY 40220

South Third ADC
4028 South Third Street
Louisville, KY 40214

lizabethtown ADC
1238 Woodland Drive
Elizabethtown, KY 42701

Bardstown ADC 798
Portland Ave. Ste. 2
Bardstown, KY 40004

Lexington ADC
2432 Regency Road
Lexington, KY 40502

Owensboro ADC
1035 Frederica Street, Suite 170
Owensboro, KY 42301

Cincinnati ADC 9280
Plainfield Rd.
Cincinnati, OH 45236

Ft. Thomas ADC
725 Alexander Pike,
Ste. 100
Ft. Thomas, KY 41075

Columbus ADC
2100 Bethel Road
Columbus, OH 43235

Randallstown ADC
9673 Liberty Road, Suites G-M
Randallstown, MD 21133

Arbutus ADC 1667 Knecht Ave., Suites Q-S
Baltimore, MD P

Pasadena ADC
6 S. Ritchie Highway
Pasadena, MD 21122

Harford ADC
1311 Continental Drive
Abingdon, MD 21009

Elkridge ADC
6701 Douglass Legum Drive
Elkridge, MD 21075

Timonium ADC
1840 York Road, Suite G
Lutherville, MD 21093

Baltimore ADC
1531 S. Edgewood St., Ste. L
Baltimore, MD 21228-1789

Dundalk ADC
173 Merritt Blvd.
Baltimore ,MD 21208-4199

Boynton Beach ADC
4745 NW Seventh Court
Boynton Beach, FL 33426

Ft. Myers ADC
6324 Corporate Court
Ft. Myers, FL 33919 7

                                                                       Exhibit G
                             COPYRIGHT ASSIGNMENT

THIS COPYRIGHT ASSIGNMENT (this "Agreement") is entered into as of this ____ day of ___________, 2005 by and among Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., a Kentucky corporation, Caretenders of New Jersey, Inc., a Kentucky corporation, Caretenders of Southwest Florida, Inc., a Kentucky corporation, Caretenders of West Palm Beach, Inc., a Kentucky corporation, and Adult Day Care of Louisville, Inc., a Kentucky corporation (individually a "Seller Entity" and collectively "Seller Entities"; the Seller Entities are sometimes collectively referred to herein as "Almost" or "Seller" or "Assignor"), and Active Day FL, Inc., a Delaware corporation, Active Day OH, Inc., a Delaware corporation, Active Day MD, Inc., a Delaware corporation, Active Day, KY, Inc., a Delaware corporation, and Active Day Fleet, Inc., a Delaware corporation (each a "Buyer Entity" and collectively "Buyer Entities"; the Buyer Entities are sometimes collectively referred to herein as "Buyer" or "Assignee"), and wholly owned subsidiary of Active Service Corporation, a Delaware corporation ("Parent"). Capitalized terms used herein but not defined shall have the meanings set forth in that certain Purchase Agreement, dated as of August __, 2005 (the "Purchase Agreement"), by and among the Buyer, the Seller and the Parent.

WHEREAS, Assignor, Assignee and Parent entered into that certain Purchase Agreement; and

WHEREAS, pursuant to Section 3.3(c) of the Purchase Agreement, Assignor agreed to assign and transfer to Assignee and Assignee desires to acquire the entire right, title and interest in, to and under Assignor's unregistered and registered copyrighted works, software programs, manuals and relevant copyright registrations therefor which have been developed and which are used in connection with Assignor's Business, a partial, but non-exclusive list of which is attached as Exhibit A (collectively, the "Works").

NOW THEREFORE, in consideration of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment. Assignor does hereby irrevocably sell, transfer, convey and assign to Assignee all of its right, title and interest in and to the Works and all elements thereof, including, without limitation, any and all applications, registrations and renewals thereof, all common law rights therein, work made for hire rights thereto, together with all rights and privileges granted and secured thereby, including, without limitation, the exclusive right to do and to authorize others to do any and all acts allowed by law, and together with all now or hereafter existing rights of every kind and character whatsoever throughout the world pertaining to the Works, in all media and forms now in existence or to be developed hereafter, in perpetuity, free and clear of all Encumbrances. The preceding assignment includes the right to sue for and collect for all past, present and future infringements and damages throughout the world. Assignor agrees to execute and deliver to Assignee such other documents as may be required by Assignee to effectuate or perfect this Assignment.

2. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

3. No Effect on Purchase Agreement. Nothing contained in this Agreement shall supersede, modify, limit, eliminate or otherwise affect any of the representations and warranties, covenants, agreements or indemnities set forth in the Purchase Agreement. This Agreement is entered into and delivered pursuant to Sections 3.3(c) of the Purchase Agreement, and nothing herein shall be construed to modify, terminate or merge any rights any party thereto may have pursuant to the terms thereof. In the event of any inconsistency or conflict between the terms of the Purchase Agreement and the terms of this Agreement, the terms of the Purchase Agreement shall prevail.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

5. Counterparts. This Agreement may be signed in counterparts, all of which, taken together, shall be deemed to constitute one original Agreement.

6. Further Assurances. Assignor and Assignee hereby agree to execute, acknowledge and deliver such other documents and instruments and take such other actions as any party, or counsel to any party, may reasonably request to complete and perfect the assignment and assumption contemplated herein.

                        [Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement on the date first above written.

SELLER ENTITIES:


ALMOST FAMILY, INC.
By:
Name:
Title:

CARETENDERS OF CINCINNATI, INC.


By:
Name:
Title:

ADULT DAY CARE OF MARYLAND,
INC.,


By:
Name:
Title:

CARETENDERS OF COLUMBUS, INC.


By:
Name:
Title:

CARETENDERS OF NEW JERSEY, INC.
By:


By:
Name:
Title:

CARETENDERS OF SOUTHWEST
FLORIDA, INC.


By:

Name:

CARETENDERS OF WEST PALM
BEACH, INC.


By:
Name:
Title:


ADULT DAY CARE OF LOUISVILLE,
INC.


By:
Name:
Title:

BUYER ENTITIES:

ACTIVE SERVICE CORPORATION


By:
Name:
Title:

ACTIVE DAY FL., INC.


By:
Name:
Title:

ACTIVE DAY OH., INC.


By:
Name:
Title:

ACTIVE DAY MD., INC.


By:
Name:
Title:

ACTIVE DAY KY., INC.


By:
Name:
Title:

ACTIVE DAY FLEET, INC.


By:
Name:
Title:

Exhibit A

                                                                       Exhibit H
                           SOFTWARE LICENSE AGREEMENT

This SOFTWARE LICENSE AGREEMENT ("Agreement") is made and entered into as of August [__], 2005 ("Effective Date"), by and between [_________], a [________]
corporation ("Licensor") and Adult Day Care of Louisville, a Kentucky corporation ("Licensee"), pursuant to a Purchase Agreement, dated August [__], 2005, by and among Licensor, Licensee and various other parties (the "Purchase Agreement").

1. Entire Agreement. This Agreement, together with the Purchase
Agreement, constitutes the entire agreement between Licensor and Licensee and supersedes all proposals, oral and written, between the parties on this subject.

2. Software License.
(a) Type I License. For the Type I License Term set forth in Section 5(a), Licensor hereby grants Licensee for the limited purposes set forth in this
Section 2(a) a limited, nonexclusive and nontransferable (except as set forth in Section 15(f)) license to use the software known as the "Center Management System" (the "Software"), together with all related materials, documentation and technical information currently in the possession of Licensee (the "Related Materials") solely for Licensee's own internal recordkeeping purposes.

(b) Type II License. For the Type II License Term set forth in Section 5(b), Licensor hereby grants Licensee for the limited purposes set forth in this
Section 2(b) a limited, nonexclusive and nontransferable (except as set forth in Section 15(f)) license to use the Software together with all Related Materials for any purpose, subject to the restrictions on transfer in Section 3(b) below.

3. License Restrictions.
(a) During the Type I License Term, Licensee shall not and shall take reasonable steps to ensure that any third parties do not: (i) sell, rent, lease, lend, license, sublicense, distribute or otherwise transfer the Software or Related Materials to any third party; (ii) modify, change, decompile, disassemble or reverse engineer the Software, in whole or in part; (iii) write or develop any derivative software or any other software program based upon the Software or Related Materials; (iv) use the Software to provide processing or other services to third parties, or otherwise use the Software on a "service bureau" basis; (v) use the Software on a concurrent user basis; or (vi) provide, disclose, divulge or make available to, or permit use of the Software or Related Materials by any third party without Licensor's prior written consent.

(b) For the Type II License Term, Licensee shall not sell, rent, lease, lend, license, sublicense, distribute or otherwise transfer the Software or Related Materials to any third party engaged in the business of providing adult day care services.

4. Copies of Software. Licensee shall have the right to retain all copies of the Software and Related Materials currently in its possession for use as back-up copies or other internal use, subject to the restrictions on use and disclosure set forth herein.

5. Term.
(a) Type I License Term. The term of the Type I License granted hereunder shall be effective as of the Effective Date and shall continue until the expiration of the non-compete period set forth in the Purchase Agreement, unless earlier terminated as set forth in Section 9 hereto.

(b) Type II License Term. The term of the Type II License granted hereunder shall be effective as of the date of expiration of the non-compete period set forth in the Purchase Agreement and shall continue until terminated as set forth in Section 9 hereto.

6. Delivery and Installation. Licensee acknowledges and agrees that as of the Effective Date it has possession of the Software and Related Materials and no delivery and/or installation shall be required.

7. Audit Right. Licensor, or its authorized representative, shall have the right upon reasonable advance notice, during regular business hours and in a manner that will cause minimal disruptions to Licensee's business operations, to audit and inspect Licensee's use of the Software and/or Related Materials to verify compliance with the terms and conditions of this Agreement. Licensor reserves the right to terminate this Agreement and/or assess additional fees if the results of any such audit show that Licensee's utilization of the Software is not in compliance with the terms and conditions of this Agreement.

8. Fees and Charges. Licensee shall owe no additional fees and charges other than the consideration paid to Licensor in connection with the Purchase Agreement.

9. Termination. During the Type I License Term:
(a) Default. Either party has the right to terminate this Agreement if the other party breaches or is in default of any material obligation hereunder, which default is incapable of cure or which, being capable of cure, has not been cured within seven (7) days after receipt of written notice of such default from the nondefaulting party or within such additional cure period as the nondefaulting party may authorize.

(b) Acts of Insolvency. Licensor may terminate this Agreement by written notice to Licensee, and may regard Licensee as in default of this Agreement, if Licensee becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceeding under any bankruptcy or insolvency law whether domestic or foreign, or has wound up or liquidated, voluntarily or otherwise.

(c) Rights and Obligations of the Parties on Termination. In the event that this Agreement is terminated, each party shall forthwith return to the other all papers, materials, and other properties of the other party then in its possession. In addition, Licensee shall return to Licensor all copies of the Software and Related Materials.

(d) Continuing Obligations. The obligations of the parties under Sections 9(c), 11, 12 and 14 shall survive termination of any license of the Software and Related Materials hereunder.

10. Warranty Disclaimer. THE SOFTWARE, THE RELATED MATERIALS, AND ALL RELATED DOCUMENTS AND INFORMATION IS PROVIDED "AS IS" WITHOUT ANY COVENANTS, REPRESENTATIONS AND/OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. LICENSOR DOES NOT COVENANT, REPRESENT OR WARRANT THAT THE SOFTWARE AND/OR RELATED MATERIALS WILL MEET LICENSEE'S REQUIREMENTS OR THAT LICENSEE WILL RECEIVE ANY BENEFITS FROM THE USE OF THE SOFTWARE AND/OR RELATED MATERIALS. LICENSOR DOES NOT GUARANTEE THAT LICENSEE'S USE OF THE SOFTWARE PROVIDED UNDER THIS AGREEMENT WILL BE UNINTERRUPTED, ERROR FREE OR SECURE. LICENSOR SHALL HAVE NO OBLIGATION TO PROVIDE OR ADVISE LICENSEE OF ANY FUTURE UPDATES, CHANGES, ENHANCEMENTS OR MODIFICATIONS OF OR TO THE SOFTWARE OR RELATED MATERIALS.

11. Proprietary Rights. All materials, including without limitation, the Software, the Related Materials, any other computer software, data or information developed or provided by Licensor under this and any ideas, know-how, methodologies, equipment or processes conceived, developed or used by Licensor to provide the Software or other deliverables or services under this Agreement, including, without limitation, all copyrights, trademarks, patents, trade secrets and any other proprietary rights related to such materials (collectively, "Licensor Materials") shall be and remain the sole and exclusive property of Licensor. To the extent, if any, that ownership of Licensor Materials does not automatically vest in Licensor by virtue of this Agreement, Licensee hereby transfers and assigns to Licensor all rights, title and interest Licensee may have in and to Licensor Materials and agrees to execute any and all documents that Licensor may reasonably request in connection therewith. Licensee acknowledges and agrees that Licensor shall have the right to provide to third parties software, deliverables and services that are the same or similar to the Software and/or Related Materials provided hereunder, and to use or otherwise exploit any Licensor Materials in providing such Software and/or Related Materials. Any addition, modification or improvement to the Software and/or Related Materials made by Licensee after the Type I License Term shall be the sole and exclusive property of Licensee and Licensee shall have no obligation to disclose any such addition, modification or improvement to Licensor. Any addition, modification or improvement to the Software and/or Related Materials made by Licensor after the date of this Agreement shall be the sole and exclusive property of Licensor and Licensor shall have no obligation to disclose any such addition, modification or improvement to Licensee.

12. Confidentiality. Licensee acknowledges that the Software and Related Materials are the "Confidential and Proprietary Information" of Licensor. Therefore, Licensee agrees that it will not permit the use or disclosure of any such Confidential and Proprietary Information to any party, other than its own employees who must have such information to implement use of the Software as contemplated by this Agreement. Licensee shall cause its employees who have EXECUTION COPY 4 access to the Software and Related Materials to acknowledge in writing the confidential nature of the Software and Related Materials and such employees' obligations hereunder to maintain the confidentiality of the Confidential and Proprietary Information. Licensee may maintain all copies of the Software and Related Materials currently in its possession for its own internal use as described in Section 4 of this Agreement but may not otherwise use or copy the Software or Related Materials. Except as provided in a certain Trademark License Agreement, of even date herewith, by and between Licensee and Licensor, neither party shall use the names(s), trademarks(s) or trade names(s), whether registered or not, of the other party in publicity releases or advertising or in any other manner, including customer lists, without securing the prior written approval of the other party.

13. Indemnification. Licensee shall indemnify, defend and hold Licensor and its members, shareholders, directors, officers, employees, representatives, agents, attorneys, successors and assigns harmless from and against any and all claims, actions, allegations, liabilities, obligations, judgments, costs and expenses (including reasonable attorneys' fees and disbursements, as incurred) arising out of or resulting from: (a) any breach by Licensee of the license grant provisions and/or license restrictions set forth in Sections 3 and 4 respectively; (b) any breach by Licensee of the proprietary rights obligations set forth in Section 11 of this Agreement; (c) any breach by Licensee of the confidentiality obligations set forth in Section 12 of this Agreement; and/or
(d) Licensee's use of the Software and/or the Related Materials in the operation of Licensee's business. Licensee shall maintain liability and other insurance at levels appropriate and customary for the operation of a business comparable to Licensee's business.

14. Limitation of Liability. Except with regard to Licensee's indemnification obligations set forth above in Section 13 which are not subject to this Section 14, in no event shall either of the parties hereto be liable to the other for the payment of any exemplary, punitive, consequential, indirect, special or incidental damages as a result of the breach by a party of any term or condition of this Agreement or otherwise.

15. Miscellaneous.

(a) Applicable Law. This Agreement shall be governed by the laws of the State of Delaware, excluding any reference to any conflicts of law rules or principles.

(b) Severability. If any part, terms or provision of this Agreement is held by any court to be unenforceable or prohibited by any law applicable to this Agreement, the rights and obligations to the parties shall be construed and enforced with that part, term or provision limited so as to make it enforceable to the greatest extent allowed by law, or, if it is totally unenforceable as if this Agreement did not contain that particular part, term of provision.

(c) Waiver. Any waiver or modification of this Agreement will not be effective unless executed in writing and signed by Licensor and Licensee. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement will not be deemed to be a waiver or modification by such party of any of its rights under this Agreement.

(d) Headings; Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and such counterparts together shall constitute one and the same agreement. The headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

(e) Notices. Any delivery, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been delivered or given when hand-delivered or mailed by registered or certified mail, return receipt requested and postage prepaid, to the intended recipient at the following address (or such other address as may be designated from time to time by like notice):

If to Licensee:         Almost Family, Inc.
                        9510 Ormsby Station Road Suite 300
                        Louisville, Kentucky 40223
                        Attention: Mr. Steve Guenthner, Executive Vice
                          President and Chief Financial Officer
                        Telephone: (502) 891-1042
                        Facsimile: (502) 891-8067

With a copy to:         Frost Brown Todd LLC
                        400 West Market Street 32nd Floor
                        Louisville, Kentucky 40202-3363
                        Attention: Scott Dolson Telephone:
                        (502) 568-0203 Facsimile:
                        (502) 581-1087 If to Licensor:Active Service Corporation
                        1500 Urban Center Drive Suite 500
                        Vestavia Hills, Alabama 35242-2566
                        Attention: Russell Smith, President
                        Telephone: (205) 970-3300
                        Facsimile: (205) 970-3386

With a copy to:         DLA Piper Rudnick Gray Cary US LLP
                        6225 Smith Avenue
                        Baltimore, Maryland 21209
                        Attention: George J. Nemphos, Esq.
                        Telephone: (410) 580-4225
                        Facsimile: (410) 580-3225

(f) Assignment. During the Type I License Term, Licensee shall not assign, sell, sublicense or otherwise transfer any rights under this Agreement to any other person or entity without the prior written consent of Licensor;
provided,   however, that   Licensee shall have the right to
assign any rights under this License without the consent of Licensor to any subsidiary or affiliate of Licensee, provided that such assigning party remains liable for the performance of its obligations under this License Agreement. During the Type II License Term, Licensee shall not assign, sell, sublicense or otherwise transfer any rights under this Agreement to any third party in or intending to be in the business of providing adult day care services. Subject to the terms and conditions of this Agreement, Licensor may assign, sell or otherwise transfer any of its rights or obligations under this Agreement to any other person or entity without Licensee's prior approval.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

LICENSOR                                LICENSEE
[____________]                          Adult Day Care By:

By:                                     By:
Title:                                  Title:

                                                                       Exhibit I
                                Escrow Agreement

This Escrow Agreement is dated as of _________, 2005 (the "Agreement") and is among (i) Active Services Corporation, a Delaware corporation, Active Day FL, Inc., a Delaware corporation, Active Day OH, Inc., a Delaware corporation, Active Day MD, Inc., a Delaware corporation, Active Day KY, Inc., a Delaware corporation, and Active Day Fleet, Inc., a Delaware corporation (collectively "Buyers"), (ii) Almost Family, Inc., a Delaware corporation, Caretenders of Cincinnati, Inc., a Kentucky corporation, Adult Day Care of Maryland, Inc., a Maryland corporation, Caretenders of Columbus, Inc., a Kentucky corporation, Caretenders of New Jersey, Inc., a Kentucky corporation, Caretenders of Southwest Florida, Inc., a Kentucky corporation, Caretenders of West Palm Beach, Inc., a Kentucky corporation, and Adult Day Care of Louisville, Inc., a Kentucky corporation (collectively, the "Sellers"), and J.P. Morgan Trust Company, National Association, a national banking association, as escrow agent (the "Escrow Agent").

WHEREAS, Buyers and Sellers are parties to that certain Purchase Agreement, dated August ___, 2005 (as the same may be amended from time to time, the "Purchase Agreement"), pursuant to which Buyers, among other things, are acquiring certain Purchased Assets;

WHEREAS, pursuant to Article VIII of the Purchase Agreement, Sellers have agreed to jointly and severally indemnify, defend and hold harmless the Buyer Indemnitees from and against certain Losses; and

WHEREAS, the parties to the Purchase Agreement have agreed that Buyer will deposit with Escrow Agent on behalf of the Sellers a portion of the purchase consideration under Asset Purchase Agreement, to be held by Escrow Agent in an escrow account and released to the Sellers or Buyer under the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good, fair and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties do agree as follows, intending to be legally bound:

Section 1. Establishment of Escrow Account
(a) Buyers and Seller hereby deposit with the Escrow Agent immediately available funds in the amount of $1,000,000.00 to be held in escrow by the Escrow Agent. The Escrow Agent accepts said sum and agrees to establish and maintain a separate account (the "Escrow Account") therefor in its capacity as Escrow Agent pursuant to the terms of this Agreement.

(b) In the event funds transfer instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons at the telephone numbers designated on Exhibit A hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or LOULibrary 476676v.1 persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to the Agreement acknowledge that such security procedure is commercially reasonable. It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any party hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank or (iii) an intermediary bank. The Escrow Agent may apply funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank, designated.

(c) Each Buyer and Seller shall furnish the Escrow Agent with a completed Form W-8 or Form W-9, as applicable. Section 2. Investment (a) The Escrow Agent agrees to invest and reinvest all available funds in the Escrow Account in the JPMorgan Chase Bank Money Market Account, unless otherwise directed by Sellers and as shall be acceptable to the Escrow Agent. (b) The parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein.

(c) No investment shall mature later than _________, 20__. Interest and other earnings on investments described herein shall be added to the Escrow Account. Any loss or expense incurred as a result of an investment will be borne by the Escrow Account. In the event that the Escrow Agent does not receive directions to invest funds held in the Escrow Account, the Escrow Agent shall invest such funds in the JPMorgan Chase Bank Money Market Account, or a successor or similar investment offered by the Escrow Agent.

(d) The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the parties hereto on a monthly basis reflecting activity in the Escrow Account for the preceding month. In doing so, the Escrow Agent may provide a statement containing information regarding any deposits and disbursements and a separate statement reflecting the investment detail, including the balance, purchases, sales, and interest postings. Although the Buyers and Sellers each recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Buyers and Sellers hereby agree that confirmations of investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. However, no statement need be rendered for the Escrow Account if no activity occurred for such month.

(e) The Buyers and Sellers acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of investments described herein. Proceeds of a sale of investments will be delivered on the business day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding business day.

Section 3. Disbursement of Escrow Account

(a) Whenever Buyers determine in good faith that they are entitled to payment of a claim for indemnification under Article VIII of the Purchase Agreement, Buyers may deliver to Sellers and Escrow Agent a written request (a "Draw-Down Request") for payment, which request shall set forth in reasonable detail the nature of each claim for indemnification, the amount payable to Buyers with respect to each such claim, the total amount payable to Buyers pursuant to the request and the basis for the determination that Buyers are entitled to the payment. In addition, the Draw Down Request shall include a statement that the aggregate amount of Buyers' Losses exceed $100,000.00.

(b) Sellers may object to all or any part of a Draw-Down Request by delivering a written objection (an "Indemnity Claim Objection") to Buyers and Escrow Agent.

(c) If Sellers fail to deliver an Indemnity Claim Objection to Escrow Agent by the end of the 10th calendar day following its receipt of a Draw-Down Request, Escrow Agent will pay to Buyers out of the Escrow Account an amount equal to the amount requested in the Draw-Down Request. Any payment to Buyers will be made within two (2) business days following the expiration of said 10 calendar day period. Escrow Agent will continue to hold any amounts remaining in the Escrow Account following the payment of any Draw-Down Request in accordance with the terms of this Agreement. Escrow Agent shall confirm that any Draw-Down Request delivered to it was simultaneously delivered to Sellers within two (2) Business Days of Escrow Agent's receipt of such Draw-Down Request.

(d) If Sellers delivera timely Indemnity Claim Objection with respect to all or any portion of a Draw-Down Request, Escrow Agent will not disburse, and will continue to hold in the Escrow Account, the disputed portion of the Draw-Down Request pending:

(i) payment instructions signed by the Sellers and Buyers specifying the agreement of the parties as to the action to be taken by Escrow Agent regarding the disputed Draw-Down Request ("Payment Instructions"); or

(ii) a certificate from Buyers or Sellers attesting that the order attached to the certificate ("Certificate") is a final non-appealable order of a court of competent jurisdiction, along with a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

(e) Upon its receipt of Payment Instructions or a Certificate, Escrow Agent will release from the Escrow Account and pay to Buyers the amount indicated in the Payment 3 Instructions or the Certificate. Payment will be made within two (2) Business Days following the date on which the Payment Instructions or the Certificate is received by Escrow Agent. If the Payment Instructions or the Certificate indicate that Buyers are not entitled to any portion of the amount claimed in a Draw-Down Request (a "Discharge Notice"), then Escrow Agent will continue to hold such amount in the Escrow Account in accordance with the terms of this Agreement.

(f) Whenever Escrow Agent receives joint written instructions executed by Buyers and Sellers ("Joint Written Instructions"), it will, within two (2) Business Days of its receipt of the Joint Written Instructions, act in accordance with the Joint Written Instructions.

(g) Subject to the provisions of the following sentence, upon the second Business Day after the date twelve (12) months after the Effective Date (or the first Business Day following such date in the event such date is not a Business
Day), (the "Final Termination Date"), Escrow Agent will pay to Sellers the balance of the Escrow Amount (the "Final Escrow Disbursement"). If, however, as of the Final Termination Date, there are outstanding Draw-Down Requests as to which Escrow Agent has not received and fully acted upon Payment Instructions, a Certificate, or a Discharge Notice (each an "Outstanding Claim"), Escrow Agent will retain and continue to hold in accordance with the terms of this Agreement an amount equal to the aggregate amount requested in all of the Outstanding Claims, and will only pay the Final Escrow Disbursement to the extent that the value of the Escrow Amount exceeds the aggregate amount requested in all of the Outstanding Claims. Thereafter, Escrow Agent will release funds from the Escrow Account as and when it receives Payment Instructions, a Certificate, or Discharge Notice, as applicable, related to the Outstanding Claims, or, to the extent applicable, in accordance with Section 3(c) of this Agreement.

(h) On the later of (i) the Final Termination Date, or (ii) the date that all Outstanding Claims have been resolved, Escrow Agent will deliver to the Sellers the interest earned on the Escrow Amount. All payments made to Sellers hereunder shall be made in accordance with written payment instructions provided to the Escrow Agent.

Section 4. Concerning the Escrow Agent Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, shall:

(a) not be liable for any action taken or omitted under this Agreement so long as it shall have acted in good faith and without gross negligence;

(b) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder;

(c) be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

(d) be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any facts or as to the happening of any contemplated event precedent to such action;

(e) have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investments or reinvestment made in accordance with any provision which may be contained herein;

(f) be entitled to compensation for its services hereunder as per Exhibit B attached hereto, which is made a part hereof, and for reimbursement of its out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid by Sellers and Buyers upon execution of this Agreement, and the Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Account, with respect to its unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities;

(g) be entitled and is hereby granted the right to set off and deduct any unpaid fees, nonreimbursed expenses or unsatisfied indemnification rights from amounts on deposit in the Escrow Account;

(h) be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from Sellers and Buyers, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended;

(i) be, and hereby is, jointly and severally indemnified and saved harmless by Sellers and Buyers from any and all losses, liabilities, claims, proceedings, suits, demands, penalties, costs and expenses, including without limitation fees and expenses of outside and internal counsel and experts and their staffs and all expenses of document location, duplication and shipment and of preparation to defend any of the foregoing ("Losses"), which may be incurred by it as a result of its execution, delivery or performance of this Agreement, unless such Losses shall have been finally adjudicated to have been primarily caused by the bad faith or gross negligence of the Escrow Agent, and the provisions of this section shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement;

(j) in the event that (i) any dispute shall arise between the parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the other parties hereto or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability 5 or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to same;

(k) have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION;

(l) have the right, but not the obligation, to consult with counsel of choice and shall not be liable for action taken or omitted to be taken by Escrow Agent in good faith in accordance with the advice of such counsel; if the Escrow Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation; and

(m) have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business or escrow business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5. Attachment of Escrow Fund; Compliance with Legal Orders

In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property 6 deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 6. Tax Matters

(a) Reporting of Income. The Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, all income earned from the investment of any sum held in the Escrow Account against Sellers, whether or not said income has been distributed during such year, as and to the extent required by law.

(b) Preparation and Filing of Tax Returns. Any tax returns required to be prepared and filed will be prepared and filed by Sellers with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to any income earned by the Escrow Account.

(c) Payment of Taxes. Any taxes payable on income earned from the investment of any sums held in the Escrow Account shall be paid by Sellers, regardless whether or not the income was distributed by the Escrow Agent during any particular year.

Section 7. Resignation or Removal of Escrow Agent

The Escrow Agent may resign as such following the giving of thirty (30) days prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent by the other parties hereto. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the moneys or assets then in its possession to a successor escrow agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

If the other parties hereto have failed to appoint a successor prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

Section 8. Termination

The Escrow Agent shall deliver the full balance and proceeds of the Escrow Account as provided in Section 3 above, or upon, and pursuant to, the joint written instructions of Sellers 7 and Buyers. Upon delivery of all proceeds of the Escrow Account by the Escrow Agent, this Escrow Agreement shall terminate.

Section 9. Notices

Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and be given in person, by facsimile transmission, courier delivery service or by mail, and shall become effective (a) on delivery if given in person, (b) on the date of delivery if sent by facsimile or by courier delivery service, or (c) four business days after being deposited in the mails, with proper postage for first-class registered or certified mail, prepaid. Notwithstanding the above, in the case of communications delivered to the Escrow Agent whereby the Escrow Agent must act based on a specified number of days upon its receipt of such communication, if applicable, such communications shall be deemed to have been given on the date received by the Escrow Agent. Notice given by Almost Family, Inc. shall be deemed to constitute notice given by each Seller for purposes of this Agreement. Notice given by Active Service Corporation shall be deemed to constitute notice given by each Buyer for purposes of this Agreement.

Notices shall be addressed as follows:

(i) If to Buyers:
Active Service Corporation
1500 Urban Center Drive
Suite 500
Vestavia Hills, Alabama 35242-2566
Attn: Kris Baldock
President
Telephone: (410) 753-9096
Facsimile: (205) 970-3368

with a copy to:

DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland 21209
Attn: George J. Nemphos, Esq.
Telephone: (410) 580-4225
Facsimile: (410) 580-3225

(ii) If to Sellers:
c/o Almost Family, Inc.
9510 Ormsby Station Road
Suite 300
Louisville, Kentucky 40223
Attn: William Yarmuth,
Chief Executive Officer
Telephone: (502) 891-1000
Facsimile: (502) 891-8067

and:

Frost Brown Todd LLC
400 West Market Street
32nd Floor
Louisville, Kentucky 40202-3363
Attn: Scott W. Dolson
Telephone: (502) 568-0203
Facsimile: (502) 581-1087

(iii) If to the Escrow Agent

J.P. Morgan Trust Company, National Association
227 West Monroe, 26th Floor
Chicago, IL 60606
Attention: Rory Nowakowski
Institutional Trust Services
Fax Number: 312/267-5202

Section 10. Governing Law, Counterparts

This Agreement shall be construed in accordance with the laws of the State of Delaware. It may be executed in several counterparts, each one of which shall constitute an original and all collectively shall constitute but one instrument.

Section 11. Amendment, Modification or Waiver

This Agreement may be amended or modified and any term of this Agreement may be waived if such amendment, modification or waiver is in writing and signed by all parties.

Section 12.

Assignments of Interests No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be delivered to and acknowledged by the Escrow Agent.

Section 13. Force Majeure

Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is 9 delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

Section 14. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING
A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.

IN WITNESS WHEREOF, the parties have been duly executed this Escrow Agreement as of the date first above written.

SELLER ENTITIES:


ALMOST FAMILY, INC.
By:
Name:
Title:

CARETENDERS OF CINCINNATI, INC.


By:
Name:
Title:

ADULT DAY CARE OF MARYLAND,
INC.,


By:
Name:
Title:

CARETENDERS OF COLUMBUS, INC.


By:
Name:
Title:

CARETENDERS OF NEW JERSEY, INC.
By:


By:
Name:
Title:

CARETENDERS OF SOUTHWEST
FLORIDA, INC.


By:

Name:

CARETENDERS OF WEST PALM
BEACH, INC.


By:
Name:
Title:


ADULT DAY CARE OF LOUISVILLE,
INC.


By:
Name:
Title:

BUYER ENTITIES:

ACTIVE SERVICE CORPORATION


By:
Name:
Title:

ACTIVE DAY FL., INC.


By:
Name:
Title:

ACTIVE DAY OH., INC.


By:
Name:
Title:

ACTIVE DAY MD., INC.


By:
Name:
Title:

ACTIVE DAY KY., INC.


By:
Name:
Title:

ACTIVE DAY FLEET, INC.


By:
Name:
Title:

J.P. Morgan Trust Company,
National Association, as Escrow Agent
By _____________________________
Its

                                   EXHIBIT A
                    TELEPHONE NUMBERS AND DESIGNATED PERSONS
                     TO CONFIRM FUNDS TRANSFER INSTRUCTIONS
If to Sellers:

Name                    Signature              Telephone Number
1. ____________________ ______________________ _______________
2. ____________________ ______________________ _______________

If to Buyers:
Name                    Signature              Telephone Number
1. ____________________ ______________________ _______________
2. ____________________ ______________________ _______________

                                   EXHIBIT B
                         SCHEDULE OF ESCROW AGENT FEES
Schedule of Fees

                             Escrow Agent Services
New Account Acceptance Fee . . . . . . . . . . . . . . . . . . . . .waived
Payable upon Account Opening

Minimum Administrative Fee . . . . . . . . . . . . . . . . . . . . .$2,000
Payable Upon Account Opening and in Advance each year in which we act as Escrow Agent

A New Account Acceptance Fee will be charged for the Bank's review of the Escrow Agreement along with any related account documentation. The account will be invoiced in the month in which the account is opened and annually thereafter. Payment of the invoice is due 30 days following receipt.

The Administrative Fee will cover a maximum of ten (10) annual administrative hours for the Bank's standard Escrow services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity and asset listing, and distribution of assets in accordance with the specific terms of the Escrow Agreement. These fees cover a full year, or any part thereof, and thus are not prorated in the year of termination.

Extraordinary  Services and Out-of Pocket Expenses:
Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of ten (10) hours and all reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's standard rate.

Modification of Fees:
Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level that is fair and reasonable in relation to the responsibilities assumed and the duties performed.

Disclosure & Assumptions:
o
The escrow deposit shall be continuously invested in the JPMorgan Chase Bank Money Market Account, or if directed otherwise, Escrow Agent shall execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. o To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.